                                                                       EXECUTION

                   AEGIS ASSET BACKED SECURITIES TRUST 2006-1,
                                     Issuer

                   AEGIS ASSET BACKED SECURITIES CORPORATION,
                                    Depositor

                             AEGIS REIT CORPORATION,
                                     Seller

                             WELLS FARGO BANK, N.A.,
                        Master Servicer and Administrator

                           OCWEN LOAN SERVICING, LLC,
                                    Servicer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                         Indenture Trustee and Custodian

                                   ----------

                        TRANSFER AND SERVICING AGREEMENT
                           Dated as of October 1, 2006

                                   ----------

                   AEGIS ASSET BACKED SECURITIES TRUST 2006-1
                              MORTGAGE BACKED NOTES

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE I DEFINITIONS............................................................................      4
   Section 1.1   Definitions.....................................................................      4
   Section 1.2   Calculations Respecting Mortgage Loans..........................................     42
   Section 1.3   Calculations Respecting Accrued Interest........................................     42

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES..........................     43
   Section 2.1   Creation and Declaration of Trust Estate; Conveyance of Mortgage Loans..........     43
   Section 2.2   Acceptance by Indenture Trustee of the Trust Estate; Review of Documentation....     46
   Section 2.3   Representations, Warranties and Covenants of the Servicer, the Master Servicer,
                    the Seller and the Depositor.................................................     48
   Section 2.4   Duties of the Custodian.........................................................     55

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.......................................     57
   Section 3.1   Servicer to Service Mortgage Loans..............................................     57
   Section 3.2   Subservicing; Enforcement of the Obligations of the Servicer; Subcontractors....     58
   Section 3.3   Rights of the Depositor and the Indenture Trustee in Respect of the Servicer....     59
   Section 3.4   Successor Servicer or Master Servicer to Act as Servicer........................     59
   Section 3.5   Collection of Mortgage Loan Payments; Custodial Account; Collection Account;
                    Note Payment Account and Certificate Distribution Account....................     61
   Section 3.6   Collection of Taxes, Assessments and Similar Items; Escrow Accounts.............     65
   Section 3.7   Access to Certain Documentation and Information Regarding the Mortgage Loans....     66
   Section 3.8   Permitted Withdrawals from the Custodial Account, the Collection Account, the
                    Note Payment Account and the Certificate Distribution Account................     67
   Section 3.9   Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies......     70
   Section 3.10  Enforcement of Due-on-Sale Clauses; Assumption Agreements.......................     71
   Section 3.11  Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.     72
   Section 3.12  Administrator and Custodian to Cooperate; Release of Mortgage Files.............     76
   Section 3.13  Documents, Records and Funds in Possession of Servicer to be Held for the
                    Indenture Trustee............................................................     76

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
   Section 3.14  Servicing Compensation..........................................................     77
   Section 3.15  Access to Certain Documentation.................................................     77
   Section 3.16  Annual Statement as to Compliance...............................................     78
   Section 3.17  [Reserved]......................................................................     79
   Section 3.18  Report on Assessment and Attestation of Compliance with Applicable Servicing
                 Criteria........................................................................     79
   Section 3.19  Errors and Omissions Insurance; Fidelity Bonds..................................     80
   Section 3.20  Delinquency Advances............................................................     80
   Section 3.21  Advance Facility................................................................     81
   Section 3.22  Prepayment Penalties............................................................     83
   Section 3.23  Actions with Respect to Distressed Mortgage Loans...............................     83

ARTICLE IIIA  ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS..............................     84
   Section 3A.1  Master Servicer.................................................................     84
   Section 3A.2  [Reserved]......................................................................     85
   Section 3A.3  Monitoring of Servicer..........................................................     85
   Section 3A.4  Fidelity Bond...................................................................     86
   Section 3A.5  Power to Act; Procedures........................................................     86
   Section 3A.6  Documents, Records and Funds in Possession of Master Servicer To Be Held for
                    Indenture Trustee............................................................     87
   Section 3A.7  Indenture Trustee to Retain Possession of Certain Insurance Policies and
                 Documents.......................................................................     87
   Section 3A.8  Compensation for the Master Servicer............................................     88
   Section 3A.9  Notices to the Depositor and the Administrator..................................     88
   Section 3A.10 Annual Officer's Certificate as to Compliance...................................     88
   Section 3A.11 UCC.............................................................................     89
   Section 3A.12 Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls..     89
   Section 3A.13 Assessment of Compliance and Attestation Reports................................     89

ARTICLE IV DEPOSITS AND PAYMENTS TO HOLDERS......................................................     90
   Section 4.1   Deposits and Payments from the Trust Accounts...................................     90
   Section 4.2   Method of Distribution..........................................................    100
   Section 4.3   [Reserved]......................................................................    100
   Section 4.4   Reports to the Depositor, the Administrator and the Indenture Trustee...........    100
   Section 4.5   Reports by the Administrator on Behalf of the Indenture Trustee.................    101
   Section 4.6   Control of the Trust Accounts...................................................    104
   Section 4.7   The Swap Agreement and the Cap Agreement........................................    108
   Section 4.8   Rights of Swap Counterparty.....................................................    109

ARTICLE V [Reserved].............................................................................    110

ARTICLE VI THE DEPOSITOR, THE SERVICER, THE MASTER SERVICER AND THE SELLER.......................    110

   Section 6.1   Respective Liabilities of the Depositor, the Servicer, the Master Servicer and
                    the Seller...................................................................    110
   Section 6.2   Merger or Consolidation of the Depositor, Servicer, the Master Servicer and the
                    Seller.......................................................................    110
   Section 6.3   Limitation on Liability of the Depositor, the Master Servicer, the Servicer, the
                    Seller and Others............................................................    111
   Section 6.4   Limitation on Resignation of Servicer...........................................    112
   Section 6.5   Reporting Requirements of the Commission........................................    112

ARTICLE VII DEFAULT; REPORTS.....................................................................    112
   Section 7.1   Events of Default...............................................................    112
   Section 7.2   Notification to Noteholders.....................................................    118
   Section 7.3   Filings.........................................................................    118
   Section 7.4   Reporting Requirements of the Commission........................................    124
   Section 7.5   The Custodian...................................................................    125

ARTICLE VIII [Reserved]..........................................................................    125

ARTICLE IX TERMINATION...........................................................................    125
   Section 9.1   Termination upon Liquidation or Purchase of all Mortgage Loans..................    125
   Section 9.2   Final Payment on the Notes......................................................    126

ARTICLE X MISCELLANEOUS PROVISIONS...............................................................    128
   Section 10.1  Amendment.......................................................................    128
   Section 10.2  Recordation of Agreement; Counterparts..........................................    129
   Section 10.3  Governing Law...................................................................    129
   Section 10.4  Intention of Parties............................................................    130
   Section 10.5  Notices.........................................................................    130
   Section 10.6  Severability of Provisions......................................................    131
   Section 10.7  Assignment......................................................................    131
   Section 10.8  Limitation on Rights of Noteholders.............................................    131
   Section 10.9  Inspection and Audit Rights.....................................................    132
   Section 10.10 Derivative Transactions.........................................................    133
   Section 10.11 Limitations on Actions; No Proceedings..........................................    133
   Section 10.12 Mortgage Data...................................................................    134
   Section 10.13 Waiver of Jury Trial............................................................    134
   Section 10.14 Limitation of Damages...........................................................    134
   Section 10.15 Execution by the Issuer.........................................................    134
   Section 10.16 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering
                    Regulations..................................................................    135

                                    SCHEDULES

Schedule I:    Mortgage Loan Schedule

                                    EXHIBITS

Exhibit A:     Form of Initial Certification of Custodian
Exhibit B:     Form of Final Certification of Custodian
Exhibit C:     Request for Release of Documents
Exhibit D:     [Reserved]
Exhibit E:     [Reserved]
Exhibit F      Form of Limited Power of Attorney
Exhibit G:     [Reserved]
Exhibit H:     Swap Agreement
Exhibit I:     [Reserved]
Exhibit J:     Cap Agreement
Exhibit K:     Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit L:     Transaction Parties
Exhibit M:     Form 8-K Disclosure Information
Exhibit N:     Additional Form 10-D Disclosure Information
Exhibit O:     Additional Form 10-K Disclosure Information
Exhibit P-1:   Form of Back-Up Sarbanes-Oxley Certification
Exhibit P-2:   Form of Back-Up Sarbanes-Oxley Certification to be Signed By
                  Administrator and Master Servicer
Exhibit Q:     [Reserved]
Exhibit R:     Additional Disclosure Notification Form

     This TRANSFER AND SERVICING AGREEMENT dated as of October 1, 2006 (this "Agreement"), is by and among AEGIS ASSET BACKED SECURITIES TRUST 2006-1, a Delaware statutory trust, as issuer (the "Issuer"), AEGIS ASSET BACKED SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), AEGIS REIT CORPORATION, a Maryland corporation, as seller (the "Seller"), WELLS FARGO BANK, N.A., as master servicer (in such capacity, the "Master Servicer") and administrator (in such capacity, the "Administrator"), OCWEN LOAN SERVICING, LLC, as servicer (together with any successor in interest, the "Servicer") and DEUTSCHE BANK NATIONAL TRUST COMPANY, as indenture trustee (in such capacity, the "Indenture Trustee") and custodian (in such capacity, the "Custodian").

                                 WITNESSETH THAT

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Estate. On the Closing Date, the Depositor will acquire the Notes and the Ownership Certificates from the Issuer, as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate. Pursuant to the Indenture, the Issuer will pledge the Mortgage Loans and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes. All covenants and agreements made by the Seller and AMC in the Sale Agreement and by the Depositor, the Seller, the Servicer and the Indenture Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Estate are for the benefit of the Holders from time to time of the Notes. The Issuer, the Depositor, the Seller, the Master Servicer, the Administrator, the Custodian, the Servicer and the Indenture Trustee are entering into this Agreement, and the Issuer is accepting the Trust Estate created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     The following table sets forth (or describes) the Class designation, Note Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Notes issued pursuant to the Indenture.

   Class           Note         Initial Class       Minimum
Designation   Interest Rate   Principal Amount   Denomination
-----------   -------------   ----------------   ------------
 Class A1          (1)          $179,833,000       $100,000
 Class A2          (2)          $183,920,000       $100,000
 Class A3          (3)          $ 44,959,000       $100,000
 Class M1          (4)          $ 20,475,000       $100,000
 Class M2          (5)          $ 18,375,000       $100,000
 Class M3          (6)          $ 10,763,000       $100,000
 Class M4          (7)          $  9,712,000       $100,000
 Class M5          (8)          $  9,188,000       $100,000
 Class M6          (9)          $  8,400,000       $100,000
 Class M7          (10)         $  7,875,000       $100,000
 Class M8          (11)         $  7,087,000       $100,000
 Class M9          (12)         $  4,725,000       $100,000
 Class M10         (13)         $  5,250,000       $100,000
 Class N          7.25%         $ 17,500,000       $100,000

----------
(1) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class A1 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.080%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A1 Notes will be LIBOR plus 0.160%.

(2) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class A2 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.170%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A2 Notes will be LIBOR plus 0.340%.

(3) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class A3 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.240%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A3 Notes will be LIBOR plus 0.480%.

(4) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M1 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.300%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Notes will be LIBOR plus 0.450%.

(5) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M2 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.320%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Notes will be LIBOR plus 0.480%.

(6) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M3 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.360%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M3 Notes will be LIBOR plus 0.540%.

(7) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M4 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.420%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M4 Notes will be LIBOR plus 0.630%.

(8) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M5 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.450%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M5 Notes will be LIBOR plus 0.675%.

(9) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M6 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.500%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M6 Notes will be LIBOR plus 0.750%.

(10) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M7 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.150%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M7 Notes will be LIBOR plus 1.725%.

(11) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M8 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.600%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M8 Notes will be LIBOR plus 2.400%.

(12) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M9 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.850%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M9 Notes will be LIBOR plus 2.775%.

(13) The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M10 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.850%, (ii) the Available Funds Cap for such Payment Date and (iii) 12%; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 9.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M10 Notes will be LIBOR plus 2.775%.

     As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $525,007,504.36.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

     10-K Filing Deadline: As defined in Section 7.3(d).

     Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3A.1 hereof, but in no event below the standard set forth in clause (x).

     Account: The Custodial Account, the Collection Account, the Note Payment Account or the Certificate Distribution Account, as the context may require.

     Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

     Accrual Period: With respect to the Securities and any Payment Date, the period beginning on the Payment Date in the calendar month immediately preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, beginning on the Closing Date) and ending on the day immediately preceding the related Payment Date.

     Accrued Note Interest: With respect to any Class of Notes and any Payment Date, the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Payment Date; provided, however, that for any Class of Subordinate Notes (other than the Class N Notes) and for any Payment Date, Accrued Note Interest shall be reduced by the amount, if any, specified in clause (a) of the definition of Deferred Interest for such Class and Payment Date.

     Additional Disclosure Notification: As defined in Section 7.3(b).

     Additional Form 10-D Disclosure: As defined in Section 7.3(e).

     Additional Form 10-K Disclosure: As defined in Section 7.3(d).

     Additional Termination Event: As defined in the Swap Agreement.

     Adjustable Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

     Administration Agreement: The administration agreement dated as of October 1, 2006, among the Issuer, the Indenture Trustee, the Owner Trustee, the Administrator and the Depositor, as such may be amended or supplemented from time to time.

     Administrator: As of the Closing Date, Wells Fargo Bank, N.A., in its capacity as Administrator under the Administration Agreement, and thereafter, any successor in interest or assign that meets the requirements of this Agreement and the Administration Agreement. So long as Wells Fargo Bank, N.A. shall be the Administrator, if Wells Fargo Bank, N.A. shall resign or be terminated as Administrator under this Agreement or the Administration Agreement, Wells Fargo Bank, N.A. shall simultaneously resign or be terminated as Master Servicer under this Agreement.

     Advance: Each of a Delinquency Advance and a Servicing Advance, as applicable.

     Advance Facility: As defined in Section 3.21.

     Advance Facility Counterparty: As defined in Section 3.21.

     Advance Reimbursement Payment: With respect to each Payment Date until the Initial Advance Facility has been terminated, the sum of (i) the amount available from collections on the Mortgage Loans with respect to such Payment Date to reimburse the Servicer (or any Subservicer) for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (i) being limited to amounts received on any Mortgage Loan in respect of which any such Advance was made, and (ii) to the extent of other available amounts, the amount necessary to reimburse the Servicer (or any Subservicer) for any Nonrecoverable Advance previously made.

     Advance Reimbursement Rights: As defined in Section 3.21.

     Affected Party: As defined in the Swap Agreement.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Expense Rate: With respect to any Mortgage Loan, the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

     Agreement: This Transfer and Servicing Agreement and all amendments and supplements hereto.

     AMC: Aegis Mortgage Corporation, a Delaware corporation.

     Anniversary Year: The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Closing Date.

     Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as to the value of the related Mortgaged Property.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Indenture Trustee for the benefit of Securityholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that none of the Issuer, the Indenture Trustee or the Custodian shall be responsible for determining whether any such assignment is in recordable form.

     Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

     Available Funds Cap: With respect to any Payment Date, an annual rate equal to (i) (a) 360 divided by (b) the actual number of days in the Accrual Period, multiplied by (ii) (a) (1) the Interest Remittance Amount for such Payment Date, minus (2) any Net Swap Payments paid by the Trust pursuant to the Swap Agreement on such Payment Date, divided by (b) the excess of (1) the total Class Principal Balance of the LIBOR Notes as of the first day of the related Accrual Period over (2) the Total Principal Deficiency Amount immediately preceding such Payment Date.

     Back-Up Certification: As defined in Section 7.3(d).

     Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

     Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

     Bankruptcy: With respect to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

     Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

     Basis Risk Shortfall: With respect to any Payment Date and any Class of LIBOR Notes, an amount equal to the sum of (1) the excess, if any, of (a) Accrued Note Interest (without regard to the Available Funds Cap) over (b) the aggregate of interest accrued on such Class at an interest rate equal to the Available Funds Cap, (2) any amount described in clause (1) above for such Class remaining unpaid from prior Payment Dates and (3) interest on the amount in clause (2) above at such Class's applicable Note Interest Rate (without regard to the Available Funds Cap).

     Book-Entry Notes: Beneficial interests in Notes designated as "Book-Entry Notes" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Depository; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are to be issued to Note Owners, such Book-Entry Notes shall no longer be "Book-Entry Notes." As of the Closing Date, the following Classes of Notes constitute Book-Entry Notes: the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class N Notes.

     Bulk PMI Policy: Not applicable.

     Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York, any city in which the Corporate Trust Office of the Indenture Trustee is located, or
(iii) the States of Delaware, Florida, Maryland, Minnesota or Texas are closed.

     Cap Agreement: The interest rate cap agreement dated as of the Closing Date, entered into between the Issuer and the Cap Counterparty, which agreement provides for the monthly payment specified therein, during the Cap Period, by the Cap Counterparty, but subject to the conditions set forth therein, including any schedules, confirmations or other agreements relating thereto, in the form of Exhibit J hereto.

     Cap Counterparty: Bear Stearns Financial Products Inc.

     Cap Period: The period commencing in December 2006 and terminating in (but including) November 2011.

     Carryforward Interest: With respect to any Payment Date and the Class N Notes, the sum of (i) the amount, if any, by which (x) the sum of (A) Accrued
Note Interest for such Class for the immediately preceding Payment Date and (B) any unpaid Carryforward Interest for such Class from previous Payment Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Payment Date, and (ii) interest on such amount for the related Accrual Period at the applicable Note Interest Rate.

     Certificate Distribution Account: As defined in Section 3.5(e).

     Certification Parties: As defined in Section 7.3(d).

     Certifying Person: As defined in Section 7.3(d).

     Class: All Notes bearing the same class designation.

     Class A Notes: Collectively, the Class A1, Class A2 and Class A3 Notes.

     Class M Notes: Collectively, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes.

     Class N Cap Agreement: Not applicable.

     Class N Cap Counterparty: Not applicable.

     Class N Cap Period: Not applicable.

     Class N Notes: The Class N Notes.

     Class Notional Amount: Not applicable.

     Class Principal Amount: With respect to any Note, the initial Class Principal Amount thereof as of the Closing Date, less the amount of all principal payments previously paid with respect to such Note.

     Closing Date: October 30, 2006.

     Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     Collection Account: The separate Eligible Account or Accounts established and maintained by the Master Servicer pursuant to Section 3.5 hereof.

     Collection Period: With respect to any Payment Date, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

     Commission: The United States Securities and Exchange Commission.

     Compensating Interest: With respect to any Payment Date and any Principal Prepayment in full in respect of a Mortgage Loan that is received during the period from the first day of the related Prepayment Period through the last day of the calendar month immediately preceding such Payment Date, an additional payment made by the Servicer or the Master Servicer, to the extent funds are available from the total Servicing Fee payable for such Payment Date, equal to the amount of interest at the Mortgage Rate (less the applicable Servicing Fee
Rate) for that Mortgage Loan from the date of the prepayment through the last day of the calendar month immediately preceding such Payment Date. In accordance with Section 3A.12, the Master

Servicer will be required to make any payment of Compensating Interest required to be made but not made by the Servicer pursuant to this Agreement with respect to any Payment Date, but only to the extent of compensation received by the Master Servicer on such Payment Date in accordance with Section 3.A.8. For the avoidance of doubt, no Compensating Interest payment shall be required in connection with any shortfalls resulting from Principal Prepayments in part or the application of the Relief Act.

     Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

     Conventional Loan Documents: None.

     Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

     Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

     Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

     Cooperative Shares: Shares issued by a Cooperative Corporation.

     Cooperative Unit: A single-family dwelling located in a Cooperative
Property.

     Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - AG0601, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor, the Master Servicer, the Administrator and the Servicer. With respect to the Administrator, the office of the Administrator, which for purposes of Note transfers and surrender is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (AEGIS 2006-1) and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services (AEGIS 2006-1) or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (Aegis 2006-1).

     Credit Risk Management Agreement: Not applicable.

     Credit Risk Manager: Not applicable.

     Credit Risk Manager's Fee: Not applicable.

     Credit Risk Manager's Fee Rate: Not applicable.

     Cumulative Realized Losses: As of any date of determination, the aggregate amount of Realized Losses with respect to the Mortgage Loans.

     Custodial Account: The separate Eligible Account or Accounts established and maintained by the Servicer (or any Subservicer on its behalf) pursuant to
Section 3.5 hereof.

     Custodian: Deutsche Bank National Trust Company or any successor thereto.

     Cut-off Date: October 1, 2006.

     Cut-off Date Balance: The Pool Balance as of the Cut-off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Defaulting Party: As defined in the Swap Agreement.

     Deferred Interest: With respect to any Payment Date and each Class of Subordinate Notes, the sum of (a) the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that Class for the immediately preceding Payment Date, (b) any amounts due pursuant to clause (a) for such Class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period for the related Payment Date on the amount described in clause (b) at the
Note Interest Rate applicable to such Class.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     Definitive Note: A Note of any Class issued in definitive, fully registered, certificated form.

     Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualified Substitute Mortgage Loans are substituted therefor.

     Delinquency Advance: An advance of the aggregate of payments of principal and interest (net of the Servicing Fee) on one or more Mortgage Loans that were due on a Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by the Servicer (or by a successor servicer) or the Master Servicer pursuant to Section 3.20.

     Delinquency Event: With respect to any Payment Date, a "Delinquency Event" shall have occurred if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 36.00% of the Senior Enhancement Percentage for such Payment Date.

     Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

     Delinquent: For reporting purposes, a Mortgage Loan is "delinquent" (calculated using the OTS Method) when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

     Deposit Date: The day in each calendar month on which the Master Servicer is required to remit payments to the Note Payment Account, which is the 24th day of each calendar month no later than 1:00 p.m. (New York City time) (or, if such 24th day is not a Business Day, the immediately preceding Business Day).

     Depositor: Aegis Asset Backed Securities Corporation, a Delaware corporation having its principal place of business at 3250 Briarpark, Suite 400, Houston, Texas 77042, or its successors in interest.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Notes. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: With respect to each Payment Date, the 16th day of the month in which such Payment Date occurs, or, if such 16th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: A "disqualified organization" as defined in
Section 860E(e)(5) of the Code.

     Distressed Mortgage Loan: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of more than 90 days without giving effect to any grace period permitted by the related Mortgage Note or for which the Servicer or the Indenture Trustee has accepted a deed in lieu of foreclosure.

     Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

     Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Indenture Trustee, the Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Rating Agencies. Eligible Accounts may bear interest.

     Eligible Institution: Any of the following:

          (i)  an institution whose:

               (a) commercial paper, short-term debt obligations, or other short-term deposits are rated at least "A-1+" or long-term unsecured debt obligations are rated at least "AA-" by S&P (and the equivalent ratings by the other Rating Agencies if rated by such Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

               (b) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least "A-2" by S&P (and the equivalent ratings by the other Rating Agencies if rated by such Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (i), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Account upon a downgrade; or

          (ii) the corporate trust department of a federally- or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

     Eligible Investments: Any one or more of the following obligations or securities:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

          (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

          (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Note Payment Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency that rates such securities in its highest short-term rating category;

          (vi) a Qualified GIC;

          (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

          (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee, the Administrator or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) otherwise approved in writing by each Rating Agency of any of the Notes. Such investments in this subsection
     (viii) may include money market mutual funds or common trust funds, including any fund for which Wells Fargo Bank, N.A. in its capacity other than as the Administrator (the "Bank"), the Indenture Trustee, the Administrator, the Master Servicer, the Servicer or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Administrator, the Master Servicer, the Servicer or any Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Administrator, the Master Servicer, the Servicer or any Affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Bank or an Affiliate thereof is hereby authorized to charge and collect such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

     Entitlement Order: The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

     Escrow Account: Any account established and maintained by the Servicer pursuant to Section 3.6(a).

     Euroclear: Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

     Event of Default: A Servicer Event of Default or a Master Servicer Event of Default, as applicable.

     Excess Proceeds: With respect to any Liquidated Mortgage Loan and the Payment Date immediately following the Prepayment Period in which such Mortgage Loan became a Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds in respect of such Mortgage Loan received during such Prepayment Period, net of (a) any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.8(a)(iii) and (b) any Subsequent Recovery, exceeds the sum of (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan, (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Noteholders up to the Due Date applicable to the Payment Date immediately following the Prepayment Period during which such liquidation occurred and (iii) amounts required to be repaid to the related Mortgagor.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Act Signing Party: With respect to any Form 8-K, Form 10-D, Form 10-K, Sarbanes-Oxley Certification or other report to be filed in accordance with the Exchange Act, the Depositor.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     FIFO: as defined in Section 3.21(d)

     Financial Asset: The meaning specified in Section 8-102(a) of the New York UCC.

     Fixed Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for a fixed rate of interest throughout the term of such Note.

     FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Form 8-K Disclosure Information: As defined in Section 7.3(b).

     Form 10-K Certification: As defined in Section 7.3.

     Global Securities: The global securities representing the Book-Entry Notes.

     GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

     Holder or Securityholder: Any Noteholder or Residual Holder, as the context may require.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto.

     Indenture: The indenture dated as of October 1, 2006, among the Issuer, the Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.

     Indenture Trustee: Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee, or any successor in interest, or if any successor indenture trustee or any co-indenture trustee shall be appointed as herein provided, then such successor indenture trustee and such co-indenture trustee, as the case may be.

     Indenture Trustee Fee: The annual fee of $3,500 payable by the Master Servicer on behalf of the Trust to the Indenture Trustee from income on funds held in the Collection Account (or, if such funds are insufficient, the Master Servicer's own funds) as provided in Section 3.8 and pursuant to the terms of a separate fee letter agreement between the Master Servicer and the Indenture Trustee for Aegis Asset Backed Securities Trust 2006-1 Mortgage Backed Notes, a copy of which has been provided to the Master Servicer and the Administrator.

     Indenture Trustee Fee Rate: Not applicable.

     Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person,
(b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

     Initial Advance Facility: The Subservicing Advance Agreement dated as of October 30, 2006, between the Initial Advance Facility Counterparty and Aegis Mortgage Corporation. For purposes of this Agreement, the Initial Advance Facility shall have been terminated if (i) Aegis Mortgage Corporation is no longer acting as Subservicer (or as Servicer) or (ii) the Initial Advance Facility Counterparty shall have notified the Administrator and the Indenture Trustee in writing that the Initial Advance Facility has been terminated.

     Initial Advance Facility Counterparty: Lehman Brothers Bank, and its successors and permitted assigns under the Initial Advance Facility.

     Initial LIBOR Rate: 5.320%.

     Initial Optional Purchase Date: The Payment Date following the Determination Date in which the Pool Balance is less than 10.0% of the Cut-off Date Balance, subject to the conditions set forth in Section 9.1(a).

     Insurance Fee Rate: Not applicable.

     Insurance Policy: Any Primary Mortgage Insurance Policy (whether obtained by the Mortgagor, the lender, the originator or the Depositor), any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

     Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by the Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

     Interest Remittance Amount: With respect to and any Payment Date, (a) the sum of (i) all interest collected (other than Payaheads and Prepayment Penalties) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period minus (x) any PMI Insurance Premiums related to the Mortgage Loans for such Payment Date and any state taxes imposed on such premium, (y) the Master Servicing Fee and the Servicing Fee with respect to the Mortgage Loans and (z) previously unreimbursed Delinquency Advances due to the Servicer or the Master Servicer to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the Mortgage Loans, (ii) any Compensating Interest Payments with respect to such Mortgage Loans and the related Prepayment Period, (iii) the portion of any Purchase Price or Substitution Adjustment Amount paid with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, (iv) any Net Swap Payment or Swap Termination Payment paid by the Swap Counterparty during the related Collection Period, (v) any amount paid by the Cap Counterparty pursuant to the Cap Agreement with respect to such Payment Date and (vi) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced (but not below zero) by (b) any costs, expenses or liabilities reimbursable to the Master Servicer, the Administrator, the Custodian, the Servicer, the Owner Trustee and the Indenture Trustee to the extent provided in this Agreement or any other Operative Document and not reimbursed pursuant to clause (a) above (provided, however, that in the case of the Indenture Trustee, such reimbursable amounts payable to the Indenture Trustee pursuant to Section 3.8 from amounts otherwise allocable to interest may not exceed $500,000 in the aggregate during any Anniversary Year; provided, further, that in the event that the Indenture Trustee incurs reimbursable amounts in excess of $500,000, it may seek reimbursement for such amounts from the Interest Remittance Amount in accordance with the priority of distributions under Section 4.1(b)(xiii) or, in subsequent Anniversary Years, from amounts otherwise allocable to interest (and principal, to the extent provided herein) (subject to the $500,000 per Anniversary Year limitation); and provided, further, that notwithstanding the foregoing, costs and expenses incurred by the Indenture Trustee pursuant to Section 7.1 in connection with any transfer of servicing shall be excluded from the $500,000 per Anniversary Year limit on reimbursable amounts).

     Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

     Issuer: Aegis Asset Backed Securities Trust 2006-1, a Delaware statutory trust.

     Junior Lien Mortgage Loan: Any Mortgage Loan that is secured by a junior lien on the related Mortgaged Property.

     LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Administrator on the basis of the "Interest Settlement Rate" set by the British Bankers' Association (the "BBA") for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

     If on such a LIBOR Determination Date, the BBA's Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Administrator shall obtain such rate from Reuters' "page LIBOR 01" or Bloomberg's page "BBAM." If such rate is not published for such LIBOR Determination Date, LIBOR for such date shall be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Administrator shall designate an alternative index that has performed, or that the Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

     The establishment of LIBOR by the Administrator and the Administrator's subsequent calculation of the Note Interest Rate applicable to the LIBOR Notes for the relevant Accrual Period, in the absence of manifest error, shall be final and binding.

     LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

     LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Note.

     LIBOR Note: Any Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 or Class M10 Note.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan plus, in the case of a Junior Lien Mortgage Loan, the principal balance of each mortgage loan senior thereto, in each case as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

     Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

     M1 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M2 Principal Deficiency Amount, (ii) the M3 Principal Deficiency Amount, (iii) the M4 Principal Deficiency Amount, (iv) the M5 Principal Deficiency Amount, (v) the M6 Principal Deficiency Amount, (vi) the M7 Principal Deficiency Amount, (vii) the M8 Principal Deficiency Amount, (viii) the M9 Principal Deficiency Amount and (ix) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date.

     M1 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2 and Class A3 Notes, after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date exceeds (y) the M1 Target Amount.

     M1 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 63.50% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     M2 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M3 Principal Deficiency Amount, (ii) the M4 Principal Deficiency Amount, (iii) the M5 Principal Deficiency Amount, (iv) the M6 Principal Deficiency Amount, (v) the M7 Principal Deficiency Amount, (vi) the M8 Principal Deficiency Amount, (vii) the M9 Principal Deficiency Amount and
(viii) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date.

     M2 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3 and Class M1 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date exceeds (y) the M2 Target Amount.

     M2 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 70.50% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     M3 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M4 Principal Deficiency Amount, (ii) the M5 Principal Deficiency Amount, (iii) the M6 Principal Deficiency Amount, (iv) the M7 Principal Deficiency Amount, (v) the M8 Principal Deficiency Amount, (vi) the M9 Principal Deficiency Amount and (vii) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date.

     M3 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1 and Class M2 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date exceeds (y) the M3 Target Amount.

     M3 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 74.60% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     M4 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M5 Principal Deficiency Amount, (ii) the M6 Principal Deficiency Amount, (iii) the M7 Principal Deficiency Amount, (iv) the M8 Principal Deficiency Amount, (v) the M9 Principal Deficiency Amount and (vi) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date.

     M4 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2 and Class M3 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date exceeds (y) the M4 Target Amount.

     M4 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 78.30% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     M5 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M6 Principal Deficiency Amount, (ii) the M7 Principal Deficiency Amount, (iii) the M8 Principal Deficiency Amount, (iv) the M9 Principal Deficiency Amount and (v) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date.

     M5 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3 and Class M4 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date exceeds (y) the M5 Target Amount.

     M5 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 81.80% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     M6 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M7 Principal Deficiency Amount, (ii) the M8 Principal Deficiency Amount, (iii) the M9 Principal Deficiency Amount and (iv) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date.

     M6 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, in each case after giving effect to payments on such Payment Date and
(ii) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date exceeds (y) the M6 Target Amount.

     M6 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 85.00% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     M7 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M8 Principal Deficiency Amount, (ii) the M9 Principal Deficiency Amount and (iii) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date.

     M7 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date exceeds (y) the M7 Target Amount.

     M7 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 88.00% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     M8 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M9 Principal Deficiency Amount and (ii) the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date.

     M8 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date exceeds (y) the M8 Target Amount.

     M8 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 90.70% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     M9 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the M10 Principal Deficiency Amount for that Payment Date and (b) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date.

     M9 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date exceeds (y) the M9 Target Amount.

     M9 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 92.50% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     M10 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the Total Principal Deficiency Amount and (b) the Class Principal Amount of the Class M10 Notes immediately prior to such Payment Date.

     M10 Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M10 Notes immediately prior to such Payment Date exceeds (y) the M10 Target Amount.

     M10 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 94.50% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     Master Servicer: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, any successor in interest or assign that meets the requirements of this Agreement. So long as Wells Fargo Bank, N.A. shall be the Master Servicer, if Wells Fargo Bank, N.A. shall resign or be terminated as Master Servicer under this Agreement, Wells Fargo Bank, N.A. shall simultaneously resign or be terminated as Administrator.

     Master Servicer Event of Default: Any one of the events, conditions or circumstances enumerated in Section 7.1(f).

     Master Servicing Fee: With respect to any Payment Date, an amount equal to the product of (a) one-twelfth of the Master Servicing Fee Rate and (b) the Pool Balance as of the first day of the related Collection Period.

     Master Servicing Fee Rate: 0.004% per annum.

     Maturity Date: With respect to any Class of Notes, the Payment Date in January 2037.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

     MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

     Monthly Excess Cashflow: With respect to any Payment Date, the sum, of (i) the Monthly Excess Interest for such date, (ii) the Overcollateralization Release Amount for such date and (iii) any remaining Principal Payment Amount after application pursuant to Section 4.1(c) for such date.

     Monthly Excess Interest: With respect to any Payment Date, the amount of any Interest Remittance Amount remaining after application pursuant to Section 4.1(b) for such date.

     Moody's: Moody's Investors Service, Inc., or any successor in interest.

     Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

     Mortgage File: The mortgage documents listed in Section 2.1(b) pertaining to a particular Mortgage Loan required to be delivered to the Custodian on behalf of the Indenture Trustee pursuant to this Agreement.

     Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the

Indenture Trustee pursuant to Section 2.1 or Section 2.3, including without limitation each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

     Mortgage Loan Document Requirements: As defined in Section 2.2 hereof.

     Mortgage Loan Documents: As defined in Section 2.1 hereof.

     Mortgage Loan Schedule: The schedule attached hereto as Schedule I, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust. The Depositor shall be responsible for providing the Master Servicer and the Custodian on behalf of the Indenture Trustee with all amendments to the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

     Mortgage Rate: With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by any application of the Relief Act.

     Mortgaged Property: The fee simple (or leasehold) interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

     Mortgagor: The obligor on a Mortgage Note.

     Net Excess Spread: With respect to any Payment Date, (A) the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the Interest Remittance Amount for such Payment Date exceeds (b) the Accrued Note Interest payable with respect to the Notes for such date and (ii) twelve, and the denominator of which is the Pool Balance for such Payment Date, multiplied by (B) a fraction, the numerator of which is thirty and the denominator of which is the greater of thirty and the actual number of days in the immediately preceding calendar month.

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses, (ii) unreimbursed Advances, if any, and (iii) in the case of a liquidated Junior Lien Mortgage Loan, the amount necessary to repay the related senior lien mortgage loan, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

     Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

     Net Prepayment Interest Shortfall: With respect to any Payment Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over Compensating Interest, if any, paid by the Servicer with respect to such Payment Date.

     Net Swap Payment: With respect to each Payment Date, the net payment required to be made pursuant to the terms of the Swap Agreement, as calculated by the Swap Counterparty, which net payment shall not take into account any Swap Termination Payment.

     Non-Book-Entry Note: Any Note other than a Book-Entry Note.

     Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

     Non-passive Derivative: A derivative contract that provides the Seller with discretionary options, such as the option to call or put other financial instruments.

     Nonrecoverable Advance: Any portion of any Advance previously made or proposed to be made by or on behalf of the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds or otherwise from amounts in respect of the related Mortgage Loan.

     Note: Any of the Class A, Class M or Class N Notes issued pursuant to the Indenture.

     Note Interest Rate: With respect to each Class of Notes and any Payment Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

     Note Owner or Owner: With respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository) and with respect to any other Class of Notes, the Noteholder.

     Note Payment Account: The separate Eligible Account established and maintained by the Administrator in accordance with the provisions of Section 3.5(d).

     Note Register and Note Registrar: The register maintained and the registrar appointed pursuant to the Indenture.

     Noteholder: The registered owner of any Note as recorded on the books of the Note Registrar, except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Indenture Trustee, the Administrator, the Master Servicer, the Servicer, any Subservicer retained by the Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee and the Administrator shall be protected in relying upon any such consent, only Notes which a Responsible Officer of the Indenture Trustee knows to be so owned shall be disregarded. The Indenture Trustee may request and conclusively rely on certifications by the Depositor, the Administrator, the Master Servicer or the Servicer in determining whether any Notes are registered to an Affiliate of the Depositor, the Administrator, the Master Servicer or the Servicer.

     Notice Address: For purposes hereof, the addresses of the Issuer, the Depositor, the Seller, the Master Servicer, the Administrator, the Custodian, the Servicer, the Indenture Trustee, each Rating Agency, the Swap Counterparty and the Cap Counterparty are as follows:

     (i)    If to the Issuer:

            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890
            Attention: Corporate Trust Administration

     (ii)   If to the Depositor:

            Aegis Asset Backed Securities Corporation
            3250 Briarpark, Suite 400
            Houston, Texas 77042
            Attention: Secondary Marketing

     (iii)  If to the Seller:

            Aegis REIT Corporation
            3250 Briarpark, Suite 400
            Houston, Texas 77042
            Attention: Secondary Marketing

     (iv)   If to the Master Servicer:

            Wells Fargo Bank, N.A.
            P.O. Box 98
            Columbia, Maryland  21046
            Attention: Corporate Trust Services (AEGIS 2006-1) or for overnight delivery to:
            9062 Old Annapolis Rd.
            Columbia, Maryland  21045-1951
            Attention: Corporate Trust Services (AEGIS 2006-1)

     (v)    If to the Administrator, to its Corporate Trust Office.

     (vi)   If to the Custodian:

            Deutsche Bank National Trust Company
            1761 East St. Andrew Place
            Santa Ana, California  92705
            Attention: Trust Administration AG0601

     (vii)  If to the Servicer:

            Ocwen Loan Servicing, LLC
            1661 Worthington Road
            Centre Park West, Suite 100
            West Palm Beach, Florida  33409
            Attention: Secretary
            In each case, with a copy to:
            Aegis Mortgage Corporation
            3250 Briarpark, Suite 400
            Houston, Texas 77042
            Attention: Secondary Marketing

     (viii) If to the Indenture Trustee, to its Corporate Trust Office.

     (ix)   If to Moody's:

            Moody's Investors Service, Inc.
            99 Church Street, 4th Floor
            New York, New York 10007
            Attention:  Residential Mortgages

     (x)    If to S&P:

            Standard & Poor's Ratings Services,
            a division of The McGraw-Hill Companies, Inc.
            55 Water Street, 41st Floor
            New York, New York 10041
            Attention: Residential Mortgages

     (xi)   If to the Swap Counterparty:

            Bear Stearns Financial Products Inc.
            383 Madison Avenue, Suite 2700
            New York, New York  10179
            Attention:  DPC Manager

     (xii)  If to the Cap Counterparty:

            Bear Stearns Financial Products Inc.
            383 Madison Avenue, Suite 2700
            New York, New York 10179
            Attention:  DPC Manager

     Notional Amount: Not applicable.

     Notional Note: Not applicable.

     Offering Document: The Prospectus.

     Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Indenture Trustee.

     Operative Documents: The Trust Agreement, the Certificate of Trust of the Issuer, this Agreement, the Sale Agreement, the Indenture, the Administration Agreement, the Depository Agreement, the Swap Agreement, the Cap Agreement, the Ownership Certificates, the Notes and each other document contemplated by any of the foregoing to which AMC, the Depositor, the Seller, the Master Servicer, the Servicer, the Owner Trustee, the Administrator, the Indenture Trustee, the Custodian or the Issuer is a party.

     Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Indenture Trustee, the Issuer and the Administrator, and which may be in-house or outside counsel to the Depositor, the Servicer, the Master Servicer, the Indenture Trustee, the Administrator or the Issuer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Ownership Certificates or concerning federal income tax matters.

     Original Value: With respect to any Mortgage Loan, the lesser of (a) the Appraised Value of the related Mortgaged Property at the time such Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

     Overcollateralization Amount: With respect to any Payment Date, the amount, if any, by which (x) the Pool Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class

M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes after giving effect to payments on such Payment Date.

     Overcollateralization Cumulative Loss Trigger Event: An "Overcollateralization Cumulative Loss Trigger Event" shall have occurred with respect to any Payment Date commencing with the Payment Date in November 2008, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage set forth below with respect to such Payment Date:

PAYMENT DATE                                                      LOSS PERCENTAGE
------------                                                      ---------------
November 2008 through October 2009.............1.55% for the first month; 1/12th of 1.95% for each month thereafter
November 2009 through October 2010.............3.50% for the first month; 1/12th of 2.05% for each month thereafter
November 2010 through October 2011.............5.55% for the first month; 1/12th of 1.65% for each month thereafter %
November 2011 through October 2012.............7.20% for the first month; 1/12th of 0.90% for each month thereafter
November 2012 through October 2013.............8.10% for the first month; 1/12th of 0.10% for each month thereafter
November 2013 and thereafter...................8.20%

     Overcollateralization Deficiency: With respect to any Payment Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Principal Amounts of the Class A and Class M Notes resulting from the payment of the Principal Remittance Amount on such Payment Date.

     Overcollateralization Release Amount: With respect to any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such Payment Date is applied on such date in reduction of the aggregate Class Principal Amount of the LIBOR Notes, exceeds
(ii) the Targeted Overcollateralization Amount for such Payment Date.

     Owner Trustee: Wilmington Trust Company, a Delaware banking corporation, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

     Owner Trustee Fee: The annual fee of $3,000, payable by the Master Servicer on behalf of the Trust to the Owner Trustee from income on funds held in the Collection Account as provided in Section 3.8 and pursuant to the terms of a separate fee letter agreement, a copy of which has been provided to the Master Servicer and the Administrator.

     Ownership Certificates: The meaning assigned to such term in the Trust Agreement.

     Passive Derivative: A derivative contract that does not offer any options to the Seller or other parties.

     Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

     Paying Agent: Initially, the Administrator, and thereafter any subsequent paying agent appointed by or on behalf of the Issuer.

     Payment Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 2006.

     Payment Date Statement: As defined in Section 4.5(a).

     PCAOB: The Public Company Accounting Oversight Board.

     Percentage Interest: With respect to any Security, its percentage interest evidenced by all Securities of the same Class as such Security. With respect to any Security other than the Ownership Certificates, the Percentage Interest evidenced thereby shall equal the initial Class Principal Amount thereof divided by the initial Class Principal Amount of all Notes of the same Class. With respect to the Ownership Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.

     Permitted Transferee: Any person other than a "disqualified organization" as defined in section 860E(e)(5) of the Code.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PMI Insurance Premium: Not applicable.

     PMI Insurer: Not applicable.

     Pool Balance: As of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans.

     Pre Cut-off Date Servicing Advances: None.

     Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate (as reduced by the Servicing Fee, in the case of Principal Prepayments in full) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment over

(ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

     Prepayment Period: With respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

     Prepayment Penalty: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

     Primary Mortgage Insurance Policy: Any mortgage guaranty insurance, if any, on an individual Mortgage Loan (excluding any Bulk PMI Policy) as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender, the Mortgagor, AMC or the Seller.

     Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

     Principal Deficiency Amount: Any of the M1 Principal Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount or the M10 Principal Deficiency Amount, as applicable.

     Principal Payment Amount: With respect to any Payment Date, an amount equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such Payment Date.

     Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note.

     Principal Remittance Amount: With respect any Payment Date, (a) the sum of
(i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances due to the Servicer or the Master Servicer with respect to the related Mortgage Loans, to the extent allocable to principal),
(ii) all Principal Prepayments in full or in part received during the related Prepayment Period on the Mortgage Loans, in the case of any Principal Prepayments in full, or during the related Collection Period, in the case of any Principal Prepayments in part, (iii) the outstanding principal balance of each Mortgage Loan that was purchased from the Trust during the related Prepayment Period, (iv) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loan during the related Prepayment Period, to the extent allocable to principal and (v) all Net Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, (b) to the extent not reimbursed pursuant to clause (a) above or from amounts allocable to interest on the Mortgage Loans, any costs, expenses or liabilities reimbursable to the Indenture Trustee, the Owner Trustee, the

Master Servicer, the Administrator, the Custodian and the Servicer to the extent provided in this Agreement or any other Operative Document; and to the extent such amounts allocable to interest on the Mortgage Loans are less than amounts reimbursable to the Indenture Trustee pursuant to Section 3.8, any amounts reimbursable during the related Anniversary Year to the Indenture Trustee therefrom and not reimbursed from such amounts allocable to interest on the Mortgage Loans, or otherwise (provided, however, that such reimbursable amounts from such amounts allocable to interest and principal on the Mortgage Loans may not exceed $500,000 in the aggregate during any Anniversary Year; provided, further, that in the event that the Indenture Trustee incurs reimbursable amounts in excess of $500,000, it may seek reimbursement from the amounts allocable to principal on the Mortgage Loans for such amounts in subsequent Anniversary Years, but in no event shall such amounts allocable to interest and principal on the Mortgage Loans in the aggregate be reduced in respect of reimbursements to the Indenture Trustee in excess of $500,000 per Anniversary Year; and provided, further, that notwithstanding the foregoing, costs and expenses incurred by the Indenture Trustee pursuant to Section 7.1 in connection with any transfer of servicing shall be excluded from the $500,000 per Anniversary Year limit on reimbursable amounts).

     Private Note: Not applicable.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

     Prospectus: The prospectus supplement dated October 24, 2006, together with the accompanying prospectus dated October 20, 2006, relating to the Class A and Class M Notes.

     Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Payment Date, plus any unreimbursed Servicing Advances, (c) the amount of any costs and damages incurred by the Trust in connection with any violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Mortgage Loan, (d) the fair market value of all other property being purchased,
(e) any outstanding amounts due to the Master Servicer, the Administrator, the Custodian, the Owner Trustee and the Indenture Trustee and (f) any Swap Termination Payment payable to the Swap Counterparty. The Servicer (or any other party making Advances, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Servicer under this Agreement (or to the Master Servicer hereunder), together with any accrued and unpaid compensation due to the Servicer or the Master Servicer hereunder.

     Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Note Payment Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

          (i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

          (ii) provide that the Administrator may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

          (iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Administrator shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Indenture Trustee;

          (iv) provide that the Administrator's interest therein shall be transferable to any successor administrator hereunder; and

          (v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to Note Payment Account, as the case may be, not later than the Business Day prior to any Payment Date.

     Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     Qualified REIT Subsidiary: A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

     Qualified Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5.0% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan,
(iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if applicable, has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if applicable, has a gross margin equal to or greater than the gross margin of the

Deleted Mortgage Loan, (vi) if applicable, has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a stated remaining term to maturity not greater than (and not more than one year less than) that of the related Deleted Mortgage Loan (provided that in no case shall such substitute Mortgage Loan have a maturity date later than the Maturity Date), (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten in accordance with substantially the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Sale Agreement, (xv) has the same or higher lien position as the Deleted Mortgage Loan, (xvi) is covered by a primary mortgage insurance policy if the Deleted Mortgage Loan was so covered and (xvii) contains provisions covering the payment of Prepayment Penalties by the Mortgagor for early prepayment of the Mortgage Loan at least as favorable as the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that the stated maturity date of any Qualified Substitute Mortgage Loan shall not be later than the Maturity Date), the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

     Rating Agency: Each of Moody's and S&P.

     Rating Agency Condition: With respect to any action to which the Rating Agency Condition applies, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the rated Notes.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation, and with respect to a Mortgage Loan that is not a liquidated Mortgage Loan, any amount of principal that the Mortgagor is no longer required to pay. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest, and finally to reduce the principal balance of the Mortgage Loan.

     Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

     Record Date: With respect to the LIBOR Notes and any Payment Date, the close of business on the Business Day immediately preceding such Payment Date. With respect to the Ownership Certificates and any Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which the Payment Date occurs (or, in the case of the first Payment Date, the Closing Date).

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     REIT: A real estate investment trust within the meaning of sections 856 and 857 of the Code.

     Relevant Servicing Criteria: The Servicing Criteria applicable to each party, as set forth on Exhibit K attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Paying Agent, the Administrator, the Custodian or the Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

     Relief Act: The Servicemembers Civil Relief Act, as amended, and any similar state or local laws.

     Relief Act Shortfall: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Collection Period is less than interest accrued thereon for the applicable one-month period at the Net Mortgage Rate without giving effect to such reduction.

     REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Issuer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Reportable Event: As defined in Section 7.3(b).

     Reporting Servicer: As defined in Section 7.3(d).

     Required Insurance Policies: Any Insurance Policy required to be maintained by the Servicer under this Agreement.

     Required Recordation States: The states of Florida and Mississippi.

     Residual Holder: The meaning ascribed to the term "Certificateholder" in the Trust Agreement.

     Responsible Officer: When used with respect to the Indenture Trustee or the Administrator, any Vice President, Assistant Vice President, the Secretary, any assistant secretary or any officer, working in its Corporate Trust Office and having responsibility for the administration of this Agreement, and any other officer to whom a matter arising under this Agreement may be referred.

     Restricted Security: Any Class N Note or Ownership Certificate.

     Retained Notes: Collectively, the Class M9 and M10 Notes.

     Rolling Three Month Delinquency Rate: With respect to any Payment Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding calendar months.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Sale Agreement: The Sale Agreement dated as of the Cut-off Date between the Depositor and Seller, and acknowledged and agreed to by AMC, for the sale of the Mortgage Loans.

     Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

     Sarbanes-Oxley Certification: A written certification covering the activities of all Servicing Function Participants and signed by an officer of the Depositor that complies with Section 302 of the Sarbanes-Oxley Act, as amended from time to time.

     Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

     Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Payment Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date, and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by or on behalf of the Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Payment Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule.

     Securities Act: The Securities Act of 1933, as amended.

     Securities Intermediary: The Person acting as Securities Intermediary under this Agreement (which is Wells Fargo Bank, N.A.), its successor in interest and any successor Securities Intermediary appointed pursuant to Section 4.6.

     Security: Any Note or Ownership Certificate.

     Security Entitlement: The meaning specified in Section 8-102(a)(17) of the New York UCC.

     Securityholder: The meaning provided in the definition of "Holder."

     Seller: Aegis REIT Corporation or any successor in interest.

     Senior Note: Any Class A Note.

     Senior Enhancement Percentage: With respect to any Payment Date, the fraction, expressed as a percentage, the numerator of which is the amount, if any, by which (a) the sum of the aggregate Class Principal Amount of the Class M Notes and the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero) exceeds (b) the Total Principal Deficiency Amount, in each case after giving effect to payments on such Payment Date, and the denominator of which is the Pool Balance for such Payment Date.

     Senior Principal Payment Amount: With respect to any Payment Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Class A1, Class A2 and Class A3 Notes immediately prior to such Payment Date exceeds
(y) the Senior Target Amount.

     Senior Target Amount: With respect to each Payment Date, an amount equal to the lesser of (a) the product of (i) 55.70% and (ii) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

     Servicer: Ocwen Loan Servicing, LLC or any successor in interest, or if any successor servicer shall be appointed as herein provided, then such successor servicer.

     Servicer Event of Default: Any one of the events, conditions or circumstances enumerated in Section 7.1(a).

     Servicer Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, which is the 19th day of each calendar month no later than 1:00 p.m. (New York City time) (or, if such 19th day is not a Business Day, the immediately preceding Business Day).

     Servicer Termination Event: So long as Ocwen Loan Servicing, LLC (or an Affiliate of Ocwen Loan Servicing, LLC) remains the Servicer, a Servicer Termination Event shall have occurred if either (a) the Delinquency Rate for any month exceeds 20.00 percent or (b) Cumulative Realized Losses as of any date exceed 7.75 percent.

     Service(s)(ing): In accordance with Regulation AB, the act of managing or collecting payments on Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage backed securitization market.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Delinquency Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property,
(b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and Bulk PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by a Servicer with respect to the liquidation of the Mortgaged Property and (f) executing and recording instruments of satisfaction, deeds of reconveyance or Assignments to the extent not recovered from the related borrower or otherwise payable under this Agreement.

     Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

     Servicing Fee: With respect to any Payment Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

     Servicing Fee Rate: 0.50% per annum.

     Servicing Function Participant: Any Subcontractor, any Subservicer, Servicer, the Custodian, the Master Servicer, the Paying Agent and the Administrator.

     Servicing Officer: Any of the President, any Vice President (however denominated), or Assistant Vice President of the Servicer or Master Servicer, as applicable, involved in, or responsible for, the administration and servicing or master servicing, if applicable, of one or more Mortgage Loans at the time of performance of the relevant activity of the Servicer or Master Servicer.

     Servicing Standard: The Servicer shall service and administer the Mortgage Loans (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the

Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer's own portfolio, whichever standard is higher; (b) with a view to the maximization of recoveries with respect to such Mortgage Loans on a net present value basis and the best interests of the Trust and any Person to which Mortgage Loans may be transferred by or on behalf of the Trust; (c) without regard to (i) any relationship that the Servicer or any Affiliate thereof may have with the related Mortgagor or any other party to the transaction, (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement,
(iii) the obligation of the Servicer to make Servicing Advances, (iv) the ownership, servicing or management by the Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt that the Servicer or any Affiliate thereof has extended to any Mortgagor or any Affiliate of such Mortgagor; and (d) in accordance with applicable federal, state and local laws, rules and regulations.

     Special Servicer: The person designated by the Seller (with the prior consent of the Indenture Trustee and the Master Servicer) to assume the servicing of Distressed Mortgage Loans pursuant to Section 3.23 hereof.

     Startup Day: The day designated as such in the Preliminary Statement.

     Stepdown Date: The earlier to occur of (a) the Payment Date following the Payment Date on which the aggregate Class Principal Amount of the Senior Notes has been reduced to zero; and (b) the later to occur of (x) the Payment Date in November 2009 and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Notes on such Payment Date) is greater than or equal to 44.30%.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Indenture Trustee, the Master Servicer, the Custodian, the Servicer or the Administrator, unless such Person's activities relate only to 5% or less of the Mortgage Loans.

     Subordinate Note: Any Class M Note.

     Subsequent Recovery: With respect to any Mortgage Loan, any collection or other recovery of amounts owed thereunder after such Mortgage Loan becomes a Liquidated Mortgage Loan.

     Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any other party to this transaction or Affiliate thereof, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of Servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that is identified in Item 1122(d) of Regulation AB. AMC, in its capacity as subservicer under the subservicing agreement between the Servicer and AMC dated of even date herewith, shall be considered a Subservicer for purposes of this Agreement.

     Substitution Adjustment Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualified Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, and any related unpaid Advances or unpaid Servicing Fees, and the amount of any costs and damages incurred by the Trust in connection with any violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of such Deleted Mortgage Loan.

     Swap Agreement: The interest rate swap agreement entered into by the Trust, which agreement provides for a Net Swap Payment to be paid pursuant to the conditions provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit H.

     Swap Counterparty: The counterparty to the Trust either (a) entitled to receive payments from the Trust or (b) required to make payments to the Trust, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Counterparty shall be Bear Stearns Financial Products Inc.

     Swap Counterparty Trigger Event: A Swap Counterparty Trigger Event shall have occurred if any of a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party has occurred.

     Swap Default: Any of the circumstances constituting an "Event of Default" under the Swap Agreement.

     Swap LIBOR: With respect to any Payment Date (and the related Accrual Period), and as calculated by the Swap Counterparty, the product of (i) LIBOR as defined in the Swap Agreement, (ii) two, and (iii) the quotient of (a) the actual number of days in the accrual period for the LIBOR Notes and (b) 30.

     Swap Termination Payment: Upon the designation of an "Early Termination Date" as defined in the Swap Agreement, the payment to be made by the Trust to the Swap Counterparty, or by the Swap Counterparty to the Trust, as applicable, pursuant to the terms of the Swap Agreement.

     Target Amount: With respect to any Payment Date, an amount equal to the Pool Balance for such Payment Date minus the Targeted Overcollateralization Amount for such Payment Date.

     Targeted Overcollateralization Amount: With respect to any Payment Date (x) prior to the Stepdown Date, $14,437,511, (y) on or after the Stepdown Date, and provided that an Overcollateralization Trigger Event is not in effect, the greater of (i) $2,625,002 and (ii) 5.50% of the Pool Balance for such Payment Date and (z) on or after the Stepdown Date and provided that an Overcollateralization Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Payment Date.

     Telerate Page 3750: The display currently so designated as "Page 3750" on the Bridge Telerate Service (or such other page selected by the Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

     Termination Event: As defined in the Swap Agreement.

     Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

     Total Remittance Amount: With respect to any Payment Date, the sum of (i) the Interest Remittance Amount for such date, (ii) the Principal Remittance Amount for such date, and (iii) all Prepayment Penalties collected during the related Prepayment Period or Collection Period, as applicable.

     Total Principal Deficiency Amount: With respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the LIBOR Notes after giving effect to payments on such Payment Date over the Pool Balance as of the last day of the related Collection Period.

     Trigger Event: A Trigger Event shall have occurred with respect to any Payment Date if (i) a Delinquency Event or (ii) an Overcollateralization Cumulative Loss Trigger Event shall have occurred.

     Trust: The Issuer.

     Trust Accounts: Each of the Note Payment Account and the Certificate Distribution Account.

     Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in the Trust Accounts (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

     Trust Agreement: The trust agreement dated as of October 1, 2006, among the Depositor, the Administrator and the Owner Trustee, as such may be amended or supplemented from time to time.

     Trust Estate: The assets subject to this Agreement and the Indenture, transferred by the Depositor to the Issuer and pledged by the Issuer to the Indenture Trustee, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (a) the Mortgage Loans (and all Qualified Substitute Mortgage Loans substituted therefor) exclusive of the servicing rights related thereto, together with the Mortgage Files relating to such

Mortgage Loans, and all Scheduled Payments due after the Cut-off Date, all Principal Prepayments received with respect to the Mortgage Loans paid by the respective borrower after the Cut-off Date and any Prepayment Penalties due after the Cut-off Date and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) any Insurance Proceeds, REO Property, Liquidation Proceeds and other recoveries; (c) the Custodial Account, the Collection Account, the Certificate Distribution Account, the Note Payment Account and any Escrow Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (d) any Insurance Policies; (e) the rights of the Depositor under the Sale Agreement; (f) the rights of the Trust under the Swap Agreement and the Cap Agreement and all amounts received from the Swap Counterparty and the Cap Counterparty thereunder (to the extent provided herein); and (g) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

     UCC: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

     Underwriters: Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and UBS Securities LLC.

     Voting Interests: The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all Voting Interests shall be allocated to the Class A and Class M Notes. Voting Interests shall be allocated among such Notes based on the product of (i) 98% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount of all Notes then outstanding and the denominator of which is the Pool Balance then outstanding. At all times during the term of this Agreement, 2% of all Voting Interests shall be allocated to the Class R Ownership Certificate (as defined in the Trust Agreement).

     Section 1.2 Calculations Respecting Mortgage Loans.

     Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Master Servicer and then to the Administrator as supplied to the Master Servicer by the Servicer and to the Administrator by the Master Servicer. The Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer.

     Section 1.3 Calculations Respecting Accrued Interest.

     Accrued interest, if any, on any LIBOR Note shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

     Section 2.1 Creation and Declaration of Trust Estate; Conveyance of Mortgage Loans.

     (a) As of the Closing Date, in consideration of the Issuer's delivery of the Notes and the Ownership Certificates to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor hereby sells, conveys, assigns and transfers to the Issuer, without recourse, subject to Section 2.3, in trust, and for the exclusive benefit of the Securityholders as their respective interests may appear, all the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from: (i) the Mortgage Loans (and all Qualified Substitute Mortgage Loans substituted therefor) exclusive of the servicing rights related thereto, in respect of which the Depositor is causing to be delivered to the Indenture Trustee (or the Custodian) herewith the related Mortgage Files, and the Depositor's interest in any collateral pledged to secure a Mortgage Loan, and all Scheduled Payments due after the Cut-off Date and all Principal Prepayments received with respect to the Mortgage Loans paid by the borrower after the Cut-off Date and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) each Insurance Policy; (iii) the Sale Agreement (and delegates its obligations thereunder) and (iv) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing); and the Indenture Trustee declares that, subject to the review provided for in Section 2.2, it has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Notes and the Ownership Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans and the other property of the Trust Estate.

     Concurrently with the execution of this Agreement, the Swap Agreement and the Cap Agreement shall be delivered to the Issuer. In connection therewith, the Depositor hereby directs the Issuer to execute and deliver the Swap Agreement and the Cap Agreement on behalf of, and for the benefit of, the Securityholders. Upon the issuance of the Securities, ownership in the Trust Estate shall be vested in the Issuer, subject to the lien created by the Indenture Trustee in favor of the Indenture Trustee, for the benefit of the Securityholders.

     It is agreed and understood by the Depositor and the Indenture Trustee (and the Seller has so represented and recognized in the Sale Agreement) that it is not intended that any Mortgage Loan to be included in the Trust be (i) a "High Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004, (iv) a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan

Practices Act effective November 7, 2004, or (v) a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

     (b) In connection with such transfer, the Depositor has delivered or caused to be delivered to the Indenture Trustee (or the Custodian acting on the Indenture Trustee's behalf) for the benefit of the Noteholders the following documents or instruments (collectively, the "Mortgage Loan Documents") with respect to each Mortgage Loan so transferred (as to each, a "Mortgage File"):

          (i) (A) the original Mortgage Note endorsed by manual or facsimile signature to the Indenture Trustee or in blank, without recourse, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (the "Last Endorsee") (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

               (B) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

          (ii) except with respect to any Cooperative Loan, the original recorded Mortgage or a copy of such Mortgage certified by AMC, the Seller, the originating lender, settlement agent, or escrow company as being a true and complete copy of the Mortgage;

          (iii) except with respect to any Cooperative Loan and any MERS Mortgage Loans and except with respect to any Mortgage Loan for which the related Mortgage names the originating lender as beneficiary or mortgagee, either (A) a duly executed assignment of the Mortgage in blank, or (B) an original recorded assignment of the Mortgage from the Last Endorsee to the Indenture Trustee or a copy of such assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof which in either case may be included in a blanket assignment or assignments;

          (iv) except with respect to any Cooperative Loan and any MERS Mortgage Loans, each interim recorded assignment of such Mortgage, or a copy of each such interim recorded assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof;

          (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

          (vi) except with respect to any Cooperative Loan, either the original or duplicate original title policy (including all riders thereto) with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Notes, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property; and

          (vii) in the case of a Cooperative Loan, the originals of the following documents or instruments (in addition to the documents required by clauses (i) and (iii) above):

               (A) The Cooperative Shares, together with a stock power in blank;

               (B) The executed Security Agreement;

               (C) The executed Proprietary Lease;

               (D) The executed Recognition Agreement;

               (E) The executed UCC original financing statement with evidence of recording thereon; and

               (F) Executed UCC amendments or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Indenture Trustee (or in blank) with evidence of recording thereon (or in a form suitable for recordation).

     In the event that with respect to any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage or (b) any recorded assignments or interim assignments satisfying the requirements of clause (iii) or (iv) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Depositor shall deliver such documents to the Custodian on behalf of the Indenture Trustee as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor or the Servicer shall forward or cause to be forwarded to the Custodian on behalf of the Indenture Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Custodian on behalf of the Indenture Trustee. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver to the Custodian a copy of such Mortgage certified (to the extent such certification is reasonably obtainable) by such public recording office to be a true and complete copy of the original recorded Mortgage.

     In addition, in the event that with respect to any Mortgage Loan the Depositor cannot deliver the original or duplicate original lender's title policy (together with all riders thereto), satisfying the requirements of clause
(vi) above, concurrently with the execution and delivery hereof because the related Mortgage or a related assignment has not been returned from the applicable public recording office, the Depositor shall promptly deliver to the Custodian on behalf of the Indenture Trustee such original or duplicate original lender's title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, and in any event, within 180 days following the Closing Date.

     Subject to the immediately following sentence, as promptly as practicable subsequent to the transfer pursuant to clause (a) of this Section 2.1, and in any event within 30 days thereafter, the Servicer, at the expense of the Depositor, shall as to any Non-MERS Mortgage Loan with respect to which the Depositor delivers an assignment of the Mortgage in blank pursuant to clause
(b)(iii)(A) of this Section 2.1, (i) complete each such assignment of Mortgage to conform to clause (b)(iii)(B) of this Section 2.1, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records, and (iii) cause to be delivered for recording in the appropriate public office for real property records each such assignment of the Mortgages, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignments in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after receipt thereof. Notwithstanding the foregoing, the Servicer need not cause to be recorded any assignment which relates to a Non-MERS Mortgage Loan with respect to which the Mortgaged Property is located in any state other than the Required Recordation States.

     With respect to each MERS Mortgage Loan, the Servicer, at the expense of the Depositor, shall take such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of Mortgages maintained by MERS.

     In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Custodian on behalf of the Indenture Trustee, will deposit in the Custodial Account the portion of such payment that is required to be deposited in the Custodial Account pursuant to Section 3.5 hereof.

     The Seller shall at its expense deliver to the Servicer copies of all trailing documents required to be included in the Mortgage File at the same time the originals or certified copies thereof are delivered to the Custodian on behalf of the Indenture Trustee, such documents to include but not be limited to the mortgagee policy of title insurance and any Mortgage Loan Documents upon their return from the recording office.

     Section 2.2 Acceptance by Indenture Trustee of the Trust Estate; Review of Documentation.

     Subject to the provisions of Section 2.1, the Issuer acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Estate and has directed that the documents referred to in Section 2.1 and all other assets included in the definition of "Trust Estate" be delivered to the Custodian on behalf of the Indenture Trustee.

     The Custodian, by execution and delivery, hereof, and on behalf of the Indenture Trustee, acknowledges receipt of the documents identified in the initial certification in the form annexed hereto as Exhibit A (the "Initial Certification") and the Custodian declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that the Custodian holds or will hold such other assets as are included in the Trust, in trust for the exclusive use and benefit of all present and future Noteholders.

     The Custodian agrees to execute and deliver on the Closing Date to the Depositor, the Seller, the Indenture Trustee, the Master Servicer and the Servicer, an Initial Certification in the form annexed hereto as Exhibit A. Based on the Custodian's review and examination, and only as to the documents identified in such Initial Certification and subject to any exceptions noted in the schedule attached to such certification, the Custodian on behalf of the Indenture Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Indenture Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded in the real estate records, that they are other than what they purport to be on their face or that any document creates a security interest or to determine whether there is perfection or priority with respect thereto.

     Not later than 90 days after the Closing Date, the Custodian shall deliver to the Depositor, the Seller, the Indenture Trustee, the Master Servicer and the Servicer a Final Certification in the form annexed hereto as Exhibit B, with any applicable exceptions noted thereon. Notwithstanding anything to the contrary contained herein, in the event there are exceptions to the Final Certification, the Custodian may transmit such exceptions electronically (via email) to the Depositor, the Seller, the Master Servicer, the Servicer and the Indenture Trustee.

     If, in the course of such review, the Custodian on behalf of the Indenture Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.1 hereof (the "Mortgage Loan Document Requirements"), the Custodian shall list such as an exception in the Final Certification; provided, however, that neither the Indenture Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3 hereof, or (b) purchase such Mortgage Loan from the Indenture Trustee within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than two years from the Closing Date. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Indenture Trustee of a Request for Release substantially in the form of Exhibit C. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Collection Account on or prior to the Deposit Date for the Payment Date in the month following the month of repurchase and, upon receipt by the Indenture Trustee and the Custodian of written certification from the Servicer of such deposit, the Indenture Trustee shall cause the Custodian to release the related Mortgage File to the Seller and the Indenture Trustee shall execute and deliver at the Seller's request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Indenture Trustee's interest in any Mortgage Loan released pursuant hereto. The foregoing remedy against the Seller for failure to deliver Mortgage Loans that satisfy the Mortgage Loan Document Requirements is provided in the Sale Agreement (which, in turn, has been assigned to the Indenture Trustee pursuant to Section 2.1 hereof).

     The Custodian shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Custodian on behalf of the Indenture Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

     It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Mortgage Loan which does not meet the requirements of
Section 2.1 hereof shall constitute the sole remedy respecting such defect available to the Indenture Trustee and any Noteholder against the Depositor or the Seller.

     Section 2.3 Representations, Warranties and Covenants of the Servicer, the Master Servicer, the Seller and the Depositor.

     (a) The Servicer represents and warrants to the Issuer, the Master Servicer, the Administrator, the Depositor, the Seller and the Indenture Trustee, for the benefit of the Securityholders that, as of the Closing Date:

          (i) the Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction;

          (ii) the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not (A) violate the Servicer's charter or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

          (iii) the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder;

          (v) there are no actions or proceedings against, or investigations of, the Servicer pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Servicer of any of its obligations under, or the validity or enforceability of, this Agreement;

          (vi) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

          (vii) the Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (viii) no consent, approval, authorization, license or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such consent, approval, authorization, license or order has been obtained prior to the Closing Date; and

          (ix) the Servicer is an approved seller/servicer of residential mortgage loans of the same type as the Mortgage Loans, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans, and no event has occurred, including a change in insurance coverage, which would make the Servicer unable to service the Mortgage Loans; and

          (x) neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue material statement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     (b) The Master Servicer hereby represents and warrants to the Issuer, the Servicer, the Depositor, the Seller and the Indenture Trustee, for the benefit of the Securityholders that as of the Closing Date:

          (i) the Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

          (ii) the Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

          (iii) the execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

          (iv) the Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

          (v) no litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

          (vi) there are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement,
     (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

          (vii) no consent, approval, authorization, license or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses or orders, if any, that have been obtained prior to the Closing Date.

     (c) The Seller represents and warrants to the Issuer, the Depositor, the Administrator, the Master Servicer, the Servicer and the Indenture Trustee, for the benefit of the Securityholders that, as of the Closing Date:

          (i) the Seller is a Maryland corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Seller;

          (ii) the execution and delivery of this Agreement by the Seller and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Seller's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

          (iii) the Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or any of its properties or materially and adversely affect the performance of any of its duties hereunder;

          (v) there are no actions or proceedings against, or investigations of, the Seller pending or, to the knowledge of the Seller, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Seller of any of its obligations under, or the validity or enforceability of, this Agreement; and

          (vi) the Seller has been organized in conformity with the requirements for qualification as a REIT; the Seller has filed with its federal income tax return for its taxable year ended December 31, 2004, an election to be treated as a REIT for federal income tax purposes; and the Seller currently qualifies as, and it proposes to operate in a manner that will enable it to continue to qualify as, a REIT.

     (d) The Depositor represents and warrants to the Issuer, the Seller, the Administrator, the Master Servicer, the Servicer and the Indenture Trustee, for the benefit of the Securityholders that, as of the Closing Date:

          (i) the Depositor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (ii) the execution and delivery of this Agreement by the Depositor and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Depositor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

          (iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

          (v) there are no actions or proceedings against, or investigations of, the Depositor pending or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of any of its obligations under, or the validity or enforceability of, this Agreement.

     (e) Pursuant to Section 2.1(a) hereof, the Depositor has assigned to the Issuer, in trust, for the benefit of Securityholders, its rights under the Sale Agreement, including each representation and warranty of the Seller (and the applicable remedies) set forth in the Sale Agreement in respect of the Mortgage Loans.

     (f) Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Seller in respect of the Mortgage Loans that materially and adversely affects the interests of the Securityholders in any such Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties hereto. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach such of any representation or warranty which materially and adversely affects the interests of the Noteholders in any Mortgage Loan (it being understood that any such breach shall be deemed to materially and adversely affect the value of such Mortgage Loan or the interest of the Trust therein, if the Trust incurs a loss as the result of such breach), it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan from the Trust and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trust at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to clause
(i) above shall not be effected prior to the delivery to the Custodian on behalf of the Indenture Trustee of a Request for Release substantially in the form of Exhibit C and the Mortgage File for any such Qualified Substitute Mortgage Loan. The Seller shall promptly reimburse the Servicer and the Indenture


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

Trustee for any expenses reasonably incurred by the Servicer or the Indenture Trustee in respect of enforcing the remedies against the Seller. With respect to the representations and warranties described in this Section which are made to the best of the Seller's knowledge, if it is discovered by the Servicer or a Responsible Officer of the Indenture Trustee obtains actual knowledge and notifies the Servicer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Noteholders therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     With respect to any Qualified Substitute Mortgage Loan, the Seller shall deliver to the Custodian on behalf of the Indenture Trustee for the benefit of the Noteholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.1. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by the Seller on the next succeeding Payment Date. For the month of substitution, payments to Noteholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Noteholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Indenture Trustee, the Custodian and the Master Servicer. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made by Seller pursuant to the Sale Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as provided in the following paragraph, the Custodian shall release the Mortgage File held for the benefit of the Noteholders relating to such Deleted Mortgage Loan to the Seller and the Indenture Trustee shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Indenture Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

     For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by the Seller on or before the Deposit Date for the Payment Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Note Payment Account prior to the Payment Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit C hereto, the Custodian on behalf of the Indenture Trustee shall release the related Mortgage File held for the benefit of the Noteholders, to the Seller, and the Indenture Trustee shall execute and deliver or shall cause the Custodian to execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Indenture Trustee. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Noteholders or the Indenture Trustee on their behalf.

     The representations and warranties made pursuant to this Section 2.3 (and the representations and warranties with respect to the Mortgage Loans made in the Sale Agreement) shall survive delivery of the respective Mortgage Files to the Indenture Trustee or the Custodian for the benefit of the Noteholders.

     (g) Upon discovery by the Issuer, the Depositor, the Servicer, the Seller, the Master Servicer, the Administrator or the Indenture Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Administrator shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.3(e) with respect to substitutions are satisfied, a Qualified Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to this Section 2.3. The Custodian on behalf of the Indenture Trustee shall release to the Seller the Mortgage Loan and the Indenture Trustee shall execute a reconveyance of such Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in this Section 2.3.

     Section 2.4 Duties of the Custodian.

     (a) On or before March 15 of each calendar year, commencing in 2007, the Custodian shall:

          (i) deliver to the Administrator, AMC and the Depositor a report (in form and substance reasonably satisfactory to the Master Servicer and the Depositor) regarding the Custodian's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and the Depositor and be signed by an authorized officer of the Custodian, and shall address each of the "Applicable Servicing Criteria" specified on Exhibit K hereto;

          (ii) deliver to the Administrator, AMC and the Depositor a report of a registered public accounting firm that is a member of the American Institute of Certified Public Accountants that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

          (iii) cause each Subservicer, and each Subcontractor utilized by the Custodian and determined by the Custodian to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Administrator, the Owner Trustee, AMC and the Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

          (iv) cause each Subservicer and Subcontractor described in clause
     (iii) to provide to comply with the requirements of Subsection (c) below.

     The Custodian acknowledges that the Master Servicer and the Depositor may rely on the certification provided by the Servicer pursuant to clause (i) above in signing a Sarbanes Certification and filing such with the Commission.

     (b) Each assessment of compliance provided by a Subservicer pursuant to this Section shall address each of the Servicing Criteria specified on Exhibit K hereto or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to this Section need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to this Agreement.

     (c) On or before March 15 of each year, beginning with March 15, 2007, the Custodian, at its own expense, shall deliver to AMC, the Depositor and the Administrator with respect to the period ending on the immediately preceding December 31, a Servicing Officer's certificate stating, as to each signer thereof, that (1) a review of the activities of the Custodian such preceding calendar year or portion thereof and of its performance under this Agreement for such period has been made under such Servicing Officer's supervision and (2) to the best of such officer's knowledge, based on such review, the Custodian has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Servicing Officer and the nature and status thereof, including the steps being taken by the Custodian to remedy such default.

     The Custodian shall indemnify and hold harmless the Administrator, the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Custodian or any of its officers, directors, agents or Affiliates of its obligations under this Section 2.4 or the negligence, bad faith or willful misconduct of the Custodian in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Administrator and/or the Depositor, then the Custodian agrees that it shall contribute to the amount paid or payable by the

Administrator and/or the Depositor as a result of the losses, claims, damages or liabilities of the Administrator and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Administrator and/or the Depositor on the one hand and the Custodian on the other in connection with a breach of the Custodian's obligations under this Section 2.4 or the Custodian's negligence, bad faith or willful misconduct in connection therewith.

     (d) The Custodian shall promptly notify the Administrator and the Depositor
(i) of any legal proceedings pending against the Custodian of the type described in Item 1117 (Section 229.1117) of Regulation AB and (ii) if the Custodian shall become (but only to the extent not previously disclosed to the Administrator and the Depositor) at any time an Affiliate of any of the parties listed on Exhibit L to this Agreement.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.1 Servicer to Service Mortgage Loans.

     For and on behalf of the Issuer, the Indenture Trustee and the Securityholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the Servicing Standard. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in
Section 3.2 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Noteholders and the Indenture Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust or the Noteholders, in any Mortgage Loan or the rights and interests of the Depositor, the Indenture Trustee and the Noteholders under this Agreement; and provided, further, that unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, the Servicer may not permit any modification with respect to any Mortgage Loan. The Servicer shall represent and protect the interests of the Trust (or the Indenture Trustee on behalf of the Trust) in full compliance with the Servicing Standard in any claim, proceeding or litigation regarding a Mortgage Loan. Without limiting the generality of the foregoing, the Servicer in the name of the Depositor and the Indenture Trustee, is hereby authorized and empowered by the Depositor and the Indenture Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Indenture Trustee, the Depositor, the Noteholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Noteholders.

     In accordance with the Servicing Standard, the Servicer shall make or cause to be made Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.6 hereof, and further as provided in
Section 3.8 hereof. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly payments to the Noteholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.8 of this Agreement, and agree that no Servicing Advance shall be rejected or disallowed by any party unless it has been shown that such Servicing Advance was not made in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Servicer shall be reimbursed for any Pre Cut-off Date Servicing Advances in the same manner and to the same extent as any other Servicing Advance is reimbursable hereunder.

     Upon receipt of a written request from a Servicing Officer, the Indenture Trustee shall furnish the Servicer and/or the Master Servicer with any limited powers of attorney (substantially in the form of Exhibit F) and other documents in form as provided to it that are necessary or appropriate to enable the Servicer and/or the Master Servicer to execute in the name of the Indenture Trustee or the Custodian, as applicable, all documents reasonably required to perform the servicing functions described in this Article III or Article IIIA. The Indenture Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any cost, liability or expense incurred by the Indenture Trustee in connection with such Person's misuse of any such power of attorney.

     Section 3.2 Subservicing; Enforcement of the Obligations of the Servicer; Subcontractors.

     (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer, which may be an Affiliate of the Servicer, pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer and rights of the Servicer to reimbursement of Advances shall constitute rights of such Subservicer to the extent any such Advances are made by or on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Indenture Trustee and the Noteholders, for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

     (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer or other subcontractor regardless of whether such payments are remitted by the Subservicer or other subcontractor to the Servicer.

     (c) As a condition to the utilization of any Subservicer, the Servicer shall obtain from any such Subservicer used by the Servicer for the benefit of the Depositor such Subservicer's written agreement to comply with the provisions of Sections 3.16 and 3.18 of this Agreement to the same extent as if such Subservicer were the Servicer.

     (d) As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall obtain from any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Depositor such Subcontractor's written agreement to comply with the provisions of Sections 3.16, 3.18 and 7.3 of this Agreement to the same extent as if such Subcontractor were the Servicer.

     Section 3.3 Rights of the Depositor and the Indenture Trustee in Respect of the Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Indenture Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Indenture Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

     Section 3.4 Successor Servicer or Master Servicer to Act as Servicer.

     (a) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of a Servicer Termination Event or a Servicer Event of Default), the Seller shall appoint, subject to subsection (b) hereof, a successor Servicer acceptable to the Master Servicer and the Rating Agencies, as evidenced by a letter from each Rating Agency to the effect that such an appointment will not result in a qualification, withdrawal or downgrade of the rating of any of the Notes. Such successor Servicer shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (provided that such successor Servicer shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.5(e) hereof or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law or (iii) deemed to have made any representations and warranties of the predecessor Servicer hereunder). If the Servicer shall for


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

any reason no longer be the Servicer (including by reason of a Servicer Termination Event or any Servicer Event of Default), the successor Servicer shall succeed to any rights and obligations of the predecessor Servicer under any subservicing agreement then in force, and the Seller shall promptly notify the Custodian of any such servicing transfer.

     (b) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of a Servicer Termination Event or a Servicer Event of Default), the Seller shall appoint a successor Servicer within fourteen (14) calendar days following notification to the Servicer of termination pursuant to Article VII, or within thirty (30) calendar days of the date on which the Seller receives notification that the Servicer shall for any reason no longer be the Servicer.

     (c) In the event that (i) the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of a Servicer Termination Event or a Servicer Event of Default as defined in Section 7.1 herein) and (ii) the Seller shall not have appointed a successor Servicer acceptable to the Master Servicer and the Rating Agencies, the Master Servicer shall succeed as Servicer and assume all of the rights and obligations of the Servicer hereunder arising thereafter; provided, however, that, without affecting the immediate termination of the rights of the Servicer hereunder, it is understood and acknowledged by the parties hereto that there will be a period of transition not to exceed 90 days (the "Transition Period") before any such servicing transfer to the Master Servicer is fully effected. During the Transition Period, the Master Servicer shall not be responsible for the lack of information and documents that it cannot reasonably obtain on a practicable basis under the circumstances. If the Master Servicer shall become the successor Servicer pursuant to this Section 3.4(c), the Master Servicer shall succeed to any rights and obligations of the predecessor Servicer under any subservicing agreement then in force.

     (d) In the event that a successor Servicer assumes the rights and obligations of the Servicer pursuant to paragraphs (a) through (c) of this
Section 3.4, the predecessor Servicer shall, upon request of the Indenture Trustee, the Administrator, the Master Servicer or the successor Servicer, but at the expense of the predecessor Servicer or at the expense of the Trust if not paid by the predecessor Servicer (or at the expense of the successor Servicer or the Seller in the case of a termination of the Servicer pursuant to Section 7.1(c)), deliver to the assuming party all documents and records relating to any subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

     (e) Notwithstanding anything in this Agreement to the contrary, in no event shall the resignation, removal or termination of the Servicer become effective until a successor Servicer, appointed in accordance with the provisions of this Agreement, shall have been appointed and shall have assumed in writing all of the obligations of the Servicer under this Agreement to be performed by the Servicer from and after the date of such resignation, removal or termination, as applicable, and assumption; pending such date, the Servicer shall remain obligated to service and administer the Mortgage Loans in accordance with the provisions of this Agreement.

     (f) Notwithstanding anything in this Agreement to the contrary, in the event that the Servicer has received a notice of termination in accordance with
Article VII of this Agreement as


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a result of the occurrence of a Servicer Event of Default or a Servicer
Termination Event, if the Master Servicer shall be obligated to make, and makes, any Delinquency Advances pursuant to Section 3.20 prior to the appointment of a successor Servicer or the assumption of servicing obligations by the Master Servicer, then the Master Servicer shall be entitled to be reimbursed for all such Delinquency Advances by the successor Servicer or, if not by the successor Servicer, then at the same time and in the same manner as the Servicer is entitled to be reimbursed for Delinquency Advances hereunder.

     (g) Following any transfer of servicing as provided in this Section 3.4, the predecessor Servicer and any successor Servicer (including, without limitation, the Master Servicer) shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession of servicing, including, without limitation, providing servicing transfer notices to borrowers and to other interested parties as requested by the successor Servicer (any such notices to be in a format acceptable to the successor Servicer). The predecessor Servicer agrees to deliver promptly to such successor, electronically or physically, as the case may be, all files, data and funds related to the Mortgage Loans, of the types provided for in this Agreement. The predecessor Servicer agrees to cooperate with the Indenture Trustee, the Administrator, the Master Servicer and any successor Servicer in effecting the termination of the predecessor Servicer's servicing responsibilities and rights under this Agreement and shall promptly provide the Administrator, the Master Servicer or such successor Servicer, as applicable, all documents and records reasonably requested by the successor Servicer to enable it to assume the predecessor Servicer's functions under this Agreement. The predecessor Servicer shall promptly transfer to the successor Servicer all amounts that then have been or should have been deposited in the Custodial Account, the Collection Account and any escrow account by the predecessor Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the predecessor Servicer after such removal or resignation shall be endorsed by it to the successor Servicer and remitted directly to such successor Servicer. All costs and expenses associated with the provisions of this Section 3.4(g) shall be borne by the predecessor Servicer, provided, that in the event the Servicer is terminated pursuant to Section 7.1(c), the Seller shall cause any successor Servicer appointed pursuant to the provisions of this Agreement to pay (or the Seller shall pay, if the successor Servicer does not) such costs and expenses; provided, further, that in the event the Master Servicer is not reimbursed for any such costs and expenses it incurred in connection with any servicing transfer pursuant to Section 7.1(a) by the predecessor Servicer, the successor Servicer or the Seller, the Master Servicer shall be entitled to reimbursement of such costs and expenses from funds in the Collection Account.

     Section 3.5 Collection of Mortgage Loan Payments; Custodial Account; Collection Account; Note Payment Account and Certificate Distribution Account.

     (a) The Servicer shall make reasonable efforts (or shall cause each Subservicer to make reasonable efforts) in accordance with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, and subject to the provisions of
Section 3.1 hereof, the Servicer may in its discretion (i) waive any late payment charge or penalty interest and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing


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

Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, any Delinquency Advance required to be made by the Servicer on the related Mortgage Loan in accordance with the provisions hereof (i) with respect to the Prepayment Period in which such arrangement became effective shall be made in accordance with the amortization schedule of such Mortgage Loan without giving effect to the modification thereof by reason of such arrangements and (ii) with respect to any Prepayment Period thereafter shall be made in accordance with the amortization schedule of such Mortgage Loan as so modified. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

     The Servicer shall comply with the provisions of Section 3.22 hereof with respect to each Prepayment Penalty related to the Mortgage Loans.

     (b) The Servicer shall establish and maintain (or shall cause each Subservicer to establish and maintain) a Custodial Account entitled "[Name of Servicer or such Subservicer] in Trust for Deutsche Bank National Trust Company, as Indenture Trustee for Aegis Asset Backed Securities Trust 2006-1 Mortgage Backed Notes," for the benefit of the Noteholders into which the Servicer shall deposit or cause to be deposited as soon as practicable following receipt but in no event later than two Business Days after receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

          (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any Compensating Interest payments required to be deposited by the Servicer hereunder;

          (iii) any Prepayment Penalty required to be deposited by the Servicer hereunder;

          (iv) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

          (v) any amount required to be deposited by the Servicer pursuant to
     Section 3.5(f) in connection with any losses on Eligible investments;

          (vi) any amounts required to be deposited by the Servicer pursuant to
     Section 3.9(b) and (d) hereof, and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof;


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

          (vii) all Substitution Adjustment Amounts; and

          (viii) all Delinquency Advances made by or on behalf of the Servicer pursuant to Section 3.20 hereof.

     The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, amounts in respect of the Servicing Fee (subject to reduction as provided in Section 3.14), payments in the nature of late payment charges and assumption fees, if collected, need not be remitted by the Servicer. For so long as the Initial Advance Facility has not been terminated, amounts attributable to reimbursements of Advances, if collected, shall be remitted by the Servicer (or any Subservicer on its behalf) as provided above and shall not under any circumstances be retained by the Servicer (or any Subservicer on its behalf). If the Initial Advance Facility is terminated, amounts attributable to reimbursements of Advances need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Custodial Account to withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Indenture Trustee or such other institution maintaining the Custodial Account which describes the amounts deposited in error in the Custodial Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Custodial Account shall be held in trust for the Noteholders, until withdrawn in accordance with Section 3.8.

     If the Custodial Account ceases to be an Eligible Account, the Servicer shall establish a new Custodial Account that is an Eligible Account within 15 days and transfer all funds and investment property on deposit in such existing Custodial Account into such new Custodial Account.

     (c) The Master Servicer shall establish and maintain, on behalf of the Noteholders, a Collection Account entitled "Wells Fargo Bank, N.A. in trust for Deutsche Bank National Trust Company, as Indenture Trustee for Aegis Asset Backed Securities Trust 2006-1 Mortgage Backed Notes." So long as Wells Fargo Bank shall be both the Master Servicer and the Administrator, the Collection Account may be a sub-account of the Note Payment Account. On each Deposit Date, the Master Servicer shall remit to the Administrator for deposit in the Note Payment Account the Total Remittance Amount for such date, to the extent received by it or required to be funded by it. In addition, the Master Servicer shall deposit in the Collection Account any amounts required to be deposited by it pursuant to Section 3.5(f) in connection with losses on Eligible Investments in the Collection Account.

     In the event that the Servicer shall remit any amount not required to be remitted by it, it may at any time direct the Master Servicer to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Master Servicer, which describes the amounts deposited in error in the Collection Account. All funds deposited in the Collection Account shall be held by the Master Servicer in escrow for the Noteholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.8. In no event shall


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the Master Servicer incur liability for withdrawals from the Collection Account at the direction of the Servicer.

     If the Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 15 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

     (d) The Administrator shall establish and maintain, on behalf of Noteholders, the Note Payment Account. On each Deposit Date, the Master Servicer shall remit to the Administrator, on behalf of the Indenture Trustee, for deposit in the Note Payment Account the Total Remittance Amount for such date. In addition, the Administrator shall deposit in the Note Payment Account any amounts required to be deposited by it pursuant to Section 3.5(f) in connection with losses on Eligible Investments in the Note Payment Account.

     In the event that the Master Servicer shall remit any amount not required to be remitted by it, it may at any time direct the Administrator to withdraw such amount from the Note Payment Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Administrator which describes the amounts deposited in error in the Note Payment Account. All funds deposited in the Note Payment Account shall be held by the Administrator in trust for the Noteholders, until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.8. In no event shall the Administrator incur liability for withdrawals from the Note Payment Account at the direction of the Master Servicer.

     If the Note Payment Account ceases to be an Eligible Account, the Administrator shall establish a new Note Payment Account that is an Eligible Account within 15 days and transfer all funds and investment property on deposit in such existing Note Payment Account into such new Note Payment Account.

     (e) The Administrator, for the benefit of the Residual Holder, shall establish and maintain in the name of the Issuer on behalf of the Residual Holder an account (the "Certificate Distribution Account") entitled "Certificate Distribution Account, Wells Fargo Bank, N.A., as Administrator, in trust for the holder of the Aegis Asset Backed Securities Trust 2006-1 Ownership Certificates." The Certificate Distribution Account shall be an Eligible Account. If an existing Certificate Distribution Account ceases to be an Eligible Account, the Administrator shall establish a new Certificate Distribution Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Certificate Account into such new Certificate Account.

     On each Payment Date, the Administrator shall withdraw from the Note Payment Account all amounts required to be deposited in the Certificate Distribution Account pursuant to Section 4.1(d)(ix) and deposit such amounts into the Certificate Distribution Account. On each Payment Date, the Administrator, on behalf of the Trust, shall distribute all amounts on deposit in the Certificate Distribution Account in accordance with the provisions of the Trust Agreement. On the Payment Date on which the Class Principal Amount of the Notes is reduced to zero, the Administrator shall distribute all amounts remaining on deposit in the Certificate Distribution


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

Account in accordance with the provisions of the Trust Agreement in order to clear and terminate the Certificate Distribution Account in connection with the termination of this Agreement.

     All distributions made on the Ownership Certificates shall be made by wire transfer of immediately available funds to an account specified by the Residual Holder. The final distribution on the Ownership Certificates shall be made in like manner, but only upon presentment and surrender of such Ownership Certificates at the location specified in the notice to the Residual Holder of such final distribution.

     (f) Amounts on deposit in the Custodial Account shall be invested as directed by the Servicer; amounts on deposit in the Collection Account shall be invested as directed by the Master Servicer; and amounts on deposit in the Trust Accounts shall be invested as directed by the Administrator, in each case in Eligible Investments which shall mature not later than (i) in the case of the Custodial Account, the Business Day next preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Servicer Remittance Date), (ii) in the case of the Collection Account, the Business Day next preceding the related Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Deposit Date), (iii) in the case of the Trust Accounts, the Business Day next preceding the related Payment Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Payment Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Indenture Trustee, for the benefit of the Noteholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Custodial Account shall be for the benefit of the Servicer as servicing compensation; all income and gain net of the Indenture Trustee Fee, the Owner Trustee Fee, fees and expenses of the Custodian and any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer as master servicing compensation; and all income and gain net of any losses realized from any such investment of funds on deposit in the Note Payment Account and Certificate Distribution Account shall be for the benefit of the Administrator. The amount of any realized losses in the Custodial Account in respect of any such investments shall promptly be deposited by the Servicer in the Custodial Account, the amount of any realized losses in the Collection Account in respect of any such investments shall promptly be deposited by the Master Servicer in the Collection Account and the amount of any realized losses in the Note Payment Account or Certificate Distribution Account in respect of any such investments shall promptly be deposited therein by the Administrator. The Indenture Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Custodial Account, the Collection Account, the Note Payment Account or the Certificate Distribution Account and made in accordance with this Section 3.5.

     Section 3.6 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

     (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account")


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

and deposit and retain therein all collections from the Mortgagors (or advances by or on behalf of the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.1 hereof (with respect to taxes and assessments and insurance premiums) and 3.9 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1 hereof. The Escrow Accounts shall not be a part of the Trust.

     (c) The Servicer shall advance or cause to be advanced, as Servicing Advances, any payments referred to in Section 3.6(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, provided, however, that the Servicer shall not be required to make or cause to be made any such Servicing Advance if such Servicing Advance, in the good faith judgment of the Servicer, would constitute a Nonrecoverable Advance.

     Section 3.7 Access to Certain Documentation and Information Regarding the Mortgage Loans.

     The Servicer shall afford the Issuer, the Depositor, the Seller, the Indenture Trustee, the Administrator and the Master Servicer, reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon five Business Days' prior written notice and during normal business hours at the office designated by the Servicer.

     Upon five Business Days' prior written notice, the Servicer shall provide to each Noteholder that is a savings and loan association, bank or insurance company, certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Noteholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Notes; provided that the Servicer shall be entitled to be reimbursed by each such Noteholder for actual expenses incurred by the Servicer in providing such reports and access.

     Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.7 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business, except to the extent otherwise provided in this Agreement. Unless otherwise provided in this Agreement, the Servicer shall not be required to make copies of or ship


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

documents to any party unless provisions have been made for the reimbursement of the costs thereof.

     Section 3.8 Permitted Withdrawals from the Custodial Account, the Collection Account, the Note Payment Account and the Certificate Distribution Account.

     (a) The Servicer may from time to time make withdrawals from the Custodial Account for the following purposes:

          (i) to the extent not previously retained to pay to itself the servicing compensation to which it is entitled pursuant to Section 3.14, and earnings on or investment income with respect to funds in or credited to the Custodial Account as additional servicing compensation;

          (ii) if the Initial Advance Facility has been terminated, to the extent not previously retained by the Servicer, to reimburse the Servicer for unreimbursed Advances made by or on behalf of it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on any Mortgage Loan in respect of which any such Advance was made;

          (iii) if the Initial Advance Facility has been terminated, to reimburse the Servicer for any Nonrecoverable Advance previously made;

          (iv) to reimburse the Servicer for unpaid Servicing Fees as provided in Section 3.11 hereof;

          (v) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Sections 2.2, 2.3 or 3.11, all amounts received thereon after the date of such purchase;

          (vi) to reimburse the Servicer, the Seller or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.3 hereof;

          (vii) to withdraw any amount deposited in the Custodial Account and not required to be deposited therein;

          (viii) on or prior to each Servicer Remittance Date, to withdraw an amount equal to the amount then on deposit in the Custodial Account with respect to the related Payment Date (minus any withdrawals permitted to be made by the Servicer pursuant to this Section 3.8 and amounts permitted to be retained in the Custodial Account for remittance on subsequent Servicer Remittance Dates) and remit such amount to the Master Servicer for deposit in the Collection Account; provided that with respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event shall such interest be greater than the maximum amount permitted by applicable law, from and including the date on which such remittance was due to and including the date on which such remittance was paid; and


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

          (ix) to clear and terminate the Custodial Account upon termination of this Agreement pursuant to Section 9.1 hereof.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi). Prior to making any withdrawal from the Custodial Account pursuant to subclause
(iii), the Servicer shall deliver to the Master Servicer an Officer's Certificate of a Servicing Officer indicating the amount of any previous Delinquency Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

     (b) The Master Servicer may from time to time withdraw funds from the Collection Account for the following purposes:

          (i) to the extent not previously retained, to pay to itself the master servicing compensation to which it is entitled pursuant to Section 3A.8, and earnings on or investment income with respect to funds in or credited to the Collection Account as additional master servicing compensation;

          (ii) to pay to the Indenture Trustee and the Owner Trustee the Indenture Trustee Fee and the Owner Trustee Fee, respectively, on the Payment Date each year in the month in which such Indenture Trustee Fee and Owner Trustee Fee, as applicable, are due and payable pursuant to the terms of the respective fee letter agreements with the Indenture Trustee and the Owner Trustee;

          (iii) to pay to the Custodian the fees and expenses of the Custodian as provided under Section 7.5 hereof.

          (iv) to the extent not previously retained, to reimburse itself for reasonable expenses and any indemnities to which it is owed pursuant to
     Section 3A.8 hereof, and earnings on or investment income with respect to funds in or credited to the Collection Account as master servicing compensation;

          (v) to the extent not previously retained by the Master Servicer, to reimburse the Master Servicer (A) for unreimbursed Delinquency Advances made by it, such right of reimbursement pursuant to this subclause (v) being limited to amounts received on any Mortgage Loan in respect of which any such Delinquency Advance was made and (B) for any Nonrecoverable Advance;

          (vi) to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to
     Section 3.14;

          (vii) to pay any monthly Bulk PMI policy premium;

          (viii) to withdraw and return to the Servicer or itself, as applicable, any amount deposited in the Collection Account and not required to be deposited therein, including any amounts owed to the Servicer as part of the Servicing Fee, in accordance with the terms hereunder;


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

          (ix) on or prior to each Deposit Date, to withdraw an amount equal to the amount then on deposit in the Collection Account with respect to the related Payment Date (minus any withdrawals permitted to be made by the Master Servicer pursuant to this Section 3.8) and remit such amount to the Administrator for deposit in the Note Payment Account; and

          (x) to clear and terminate the Collection Account upon termination of the Agreement pursuant to Section 9.1 hereof.

     (c) The Administrator shall withdraw funds from the Note Payment Account for payments to Noteholders and the Certificate Distribution Account, and from the Certificate Distribution Account for distributions in accordance with the provisions of the Trust Agreement, in each case in the manner specified in this Agreement. In addition, the Administrator (1) shall, until the first Payment Date following the date on which the Initial Advance Facility has been terminated, on each Payment Date prior to making the payments required pursuant to Section 4.1, make a withdrawal from the Note Payment Account, based solely on information received from any Subservicer and the Servicer, in the amount of the Advance Reimbursement Payment for such Payment Date and pay such amount by wire transfer of immediately available funds to the account specified by the Initial Advance Facility Counterparty, and (2) may prior to making the payments required pursuant to Section 4.1 from time to time make withdrawals from the Note Payment Account for the following purposes:

          (i) to reimburse itself, the Master Servicer, the Custodian, the Owner Trustee and the Indenture Trustee for reasonable expenses and costs and any indemnities to which each such party is owed pursuant to the Operative Documents, for the related Payment Date; and to reimburse the Owner Trustee for any fees (other than the Owner Trustee Fee and the Closing Attendance
     Fee) set forth in the fee letter agreement attached as Exhibit E to the Trust Agreement;

          (ii) to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to
     Section 3.14;

          (iii) to pay to the Master Servicer the Master Servicing Fee and to pay to itself or the Master Servicer earnings on or investment income with respect to funds in the Trust Accounts to the extent not previously paid pursuant to Section 3(b)(i);

          (iv) to pay any monthly Bulk PMI policy premium;

          (v) to withdraw and return to the Servicer or the Master Servicer, as applicable, any amount deposited in the Trust Accounts and not required to be deposited therein, including any amounts owed to the Servicer or the Master Servicer as part of the Servicing Fee or the Master Servicing Fee, as applicable, in accordance with the terms hereunder; and

          (vi) to clear and terminate the Trust Accounts upon termination of the Agreement pursuant to Section 9.1 hereof.


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

     Section 3.9 Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

     (a) The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan; (ii) the outstanding principal balance of the Mortgage Loan; and
(iii) the maximum amount available in the locality of the related Mortgaged Property from insurers generally acceptable to institutional residential mortgage lenders without payment of extraordinary premium. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly payments to the Noteholders or remittances to the Administrator for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

     (b) In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section with respect to all of the Mortgage Loans so covered, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Indenture Trustee for the benefit of the Noteholders, claims under any such blanket policy.

     (c) The Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Servicer shall not cancel or refuse to renew


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

any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Notes and is required to be kept in force hereunder unless the replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

     The Servicer shall not be required to maintain any Primary Mortgage Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% (or such lower Loan-to-Value Ratio as may be provided by applicable law) as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value (or other method of determination as may be provided by applicable law) or (ii) if maintaining such Primary Mortgage Insurance Policy is otherwise prohibited by applicable law.

     The Servicer agrees to effect the timely payment of the premiums on each Primary Mortgage Insurance Policy (other than any Bulk PMI Policy premium), and such costs not otherwise recoverable shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.

     (d) In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself, the Indenture Trustee and Noteholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Collection Account.

     Section 3.10 Enforcement of Due-on-Sale Clauses; Assumption Agreements.

     (a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent, in the Servicer's reasonable judgment, enforcement is permitted under applicable law and governmental regulations, provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person,


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

pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

     (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Indenture Trustee, or if an instrument of release signed by the Indenture Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Indenture Trustee for signature and shall direct, in writing, the Indenture Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Indenture Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Indenture Trustee that any such substitution or assumption agreement has been completed by forwarding to the Indenture Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

     Section 3.11 Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

     (a) Subject to the limitations set forth in Sections 3.5(a), 3.11(b), 3.11(f), and 3.11(i), the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account). The


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

Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as Servicing Advances or, if applicable, as Nonrecoverable Advances.

     (b) If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site with material environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and shall proceed with such in foreclosure or by deed in lieu of foreclosure only if the Servicer reasonably determines that doing so shall more like than not be in the best interests of the Trust, considering all relevant factors including such environmental matters. For the purpose of this Section, actual knowledge of the Servicer means actual knowledge of a Servicing Officer involved in the servicing of the relevant Mortgage Loan at the time such knowledge was acquired. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

     (c) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Indenture Trustee for the benefit of the Noteholders, or its nominee, on behalf of the Noteholders. The Indenture Trustee's name shall be placed on the title to such REO Property solely as the Indenture Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Indenture Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Noteholders, in its sole discretion, rent or decline to rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Noteholders, for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Master Servicer a statement with respect to any REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Administrator to comply with the reporting requirements of the Code. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing and filing such tax and information returns as may be required.

     (d) In the event that the Trust acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third taxable year after its acquisition by the Trust. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise


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

used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

     (e) In the event of a default on a Mortgage Loan one or more of whose obligor is not a "United States person," as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligor on such Mortgage Loan.

     (f) The decision of the Servicer to foreclose, or to continue the foreclosure process, on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the related Mortgaged Property will not fail to qualify as "foreclosure property" within meaning of Section 860G(a)(8) of the Code and that the proceeds of such foreclosure would more likely than not exceed the costs and expenses of bringing such a proceeding and liquidating the REO expected to be obtained through such foreclosure. Promptly upon making any determination in accordance with the preceding sentence not to foreclose, or to discontinue the foreclosure process, as to any Mortgage Loan, the Servicer shall deliver to the Master Servicer an Officer's Certificate signed by a Servicing Officer identifying the Mortgage Loans as to which such determination has been made setting forth the basis for such determination in a form acceptable to the Master Servicer.

     (g) The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees and Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

     (h) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Delinquency Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.8(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Delinquency Advance has been made for such amount or any such Delinquency Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate (net of the Servicing Fee Rate) to the Due Date


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

occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be part of Monthly Excess Cashflow.

     (i) Notwithstanding any provision hereof, in connection with the foreclosure or other conversion of defaulted assets, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable in its sole discretion, and as shall be normal and usual in its general mortgage servicing activities.

     (j) The Residual Holder, in its sole discretion, shall have the right to purchase for its own account from the Trust any Distressed Mortgage Loan at a price equal to the Purchase Price; provided, however, that any REO Property may be disposed of pursuant to the preceding Section 3.11(i). The total price calculated pursuant to the preceding sentence for any Distressed Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Custodian, upon receipt of the Request for Release from the Servicer in the form of Exhibit C hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Indenture Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Indenture Trustee, the Administrator or the Noteholders, with respect thereto.

     (k) The Depositor shall have the option to purchase, at any one time (but only one time during the period in which the Agreement is in effect), 1.0% (and in any case, at least five Mortgage Loans) of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of such date, at a purchase price equal to the greater of (A) the aggregate Purchase Price of such Mortgage Loans and (B) the aggregate fair market value of such Mortgage Loans. The Mortgage Loans that may be purchased by the Depositor pursuant to this paragraph will be selected by the Depositor in its sole discretion. If at any time the Depositor exercises such option, the Depositor shall immediately notify or cause to be notified the Indenture Trustee and the Custodian by a certification (which shall include a statement to the effect that all amounts required to be deposited in the Collection Account pursuant to Section 3.5 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File.

     (l) Any reasonable out-of-pocket costs incurred by the Servicer in connection with transferring the servicing of any Mortgage Loans pursuant to paragraphs (j) and (k) shall be the responsibility of the party purchasing such Mortgage Loans.

     (m) Upon receipt of such certification and request, the Custodian on behalf of the Indenture Trustee shall promptly release the related Mortgage Files to the Depositor or its designee.


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     Section 3.12 Administrator and Custodian to Cooperate; Release of Mortgage
Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian by delivering, or causing to be delivered (or the Administrator may deliver), to the Custodian two copies of a Request for Release substantially in the form of Exhibit C, which shall be signed by a Servicing Officer, or a Responsible Officer of the Administrator, as the case may be, or in mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, or a Responsible Officer of the Administrator, as the case may be. Upon receipt of such request, the Custodian shall promptly release the related Mortgage File to the Servicer, and the Indenture Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case as provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. In lieu of the document execution process described in the preceding two sentences, the Servicer shall be authorized to execute each request for reconveyance, deed of reconveyance, and release, satisfaction of mortgage, or such instrument releasing the lien of the Mortgage as attorney in fact for the Indenture Trustee pursuant to the powers of attorney described in
Section 3.1. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Custodian shall, upon delivery to it of two copies of a Request for Release in the form of Exhibit C, which shall be signed by a Servicing Officer, or a Responsible Officer of the Administrator, as the case may be, or in mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, or a Responsible Officer of the Administrator, as the case may be, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Servicer shall deliver to the Custodian a Request for Release in the form of Exhibit C, signed by a Servicing Officer.

     Section 3.13 Documents, Records and Funds in Possession of Servicer to be Held for the Indenture Trustee.

     Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Custodian on behalf of the Indenture Trustee, all documents and instruments described in Section 2.1(b), and shall hold as Servicer and agent of the Indenture Trustee all other documents, in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Indenture Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on


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

deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Indenture Trustee and shall be and remain the sole and exclusive property of the Indenture Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Note Payment Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Administrator for the benefit of the Noteholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     Section 3.14 Servicing Compensation.

     As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Custodial Account an amount equal to the Servicing Fee for each Mortgage Loan, provided that the aggregate Servicing Fee with respect to any Payment Date shall be reduced (but not below zero) by the amount of any Compensating Interest paid by the Servicer with respect to such Payment Date.

     Additional servicing compensation in the form of (i) all income and gain net of any losses realized from Eligible Investments and (ii) assumption fees, late payment charges, all ancillary income and other receipts not required to be deposited to the Custodial Account pursuant to Section 3.5 hereof, excluding any Excess Proceeds and Prepayment Penalties, shall be retained by the Servicer as additional servicing compensation. The Servicer, the Master Servicer and the Administrator shall be required to pay all expenses incurred by them respectively in connection with their respective activities hereunder to the extent such expenses do not constitute Delinquency Advances or Nonrecoverable Advances as defined in this Agreement and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement or any other Operative Document.

     Section 3.15 Access to Certain Documentation.

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Notes and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request submitted on at least 5 Business Days' notice (or such shorter interval as is necessary to comply with applicable law or regulation) and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.15 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business, except to the extent otherwise provided in this Agreement. The Servicer shall not be


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

required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

     Section 3.16 Annual Statement as to Compliance.

     (a) On or before March 15 of each year, beginning with March 15, 2007, the Servicer, at its own expense, shall deliver to the Depositor, the Administrator and the Master Servicer with respect to the period ending on the immediately preceding December 31, a Servicing Officer's certificate stating, as to each signer thereof, that (1) a review of the activities of the Servicer during such preceding calendar year or portion thereof and of its performance under this Agreement for such period has been made under such Servicing Officer's supervision and (2) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Servicing Officer and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

     (b) The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor, the Administrator and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or Affiliates of its obligations under Section 3.16(a) or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer and/or the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer and/or the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer and/or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under Section 3.16(a) or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

     (c) The Servicer shall promptly notify the Administrator, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (Section 229.1117) of Regulation AB,
(ii) if the Servicer shall become (but only to the extent not previously disclosed to the Administrator, the Master Servicer and the Depositor) at any time an Affiliate of any of the parties listed on Exhibit L to this Agreement and (iii) any other information concerning the Servicer and required to be reported by the Depositor pursuant to Regulation AB, in each case as set forth in Section 7.3 and Exhibits M through O.


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

     Section 3.17 [Reserved]

     Section 3.18 Report on Assessment and Attestation of Compliance with Applicable Servicing Criteria.

     (a) On or before March 15 of each calendar year, commencing in 2007, the Servicer shall:

     (i) deliver to the Administrator, the Master Servicer and the Depositor a report (in form and substance reasonably satisfactory to the Master Servicer and the Depositor) regarding the Servicer's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and the Depositor and signed by an authorized officer of the Servicer, and shall address each of the "Applicable Servicing Criteria" specified on Exhibit K hereto;

     (ii) deliver to the Administrator, the Master Servicer and the Depositor a report of a registered public accounting firm that is a member of the American Institute of Certified Public Accountants that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

     (iii) cause each Subservicer (other than AMC), and each Subcontractor utilized by the Servicer and determined by the Servicer to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB to deliver to the Administrator, the Master Servicer and the Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

     (iv) cause each Subservicer and Subcontractor described in clause (iii) to comply with the requirements of Section 3.16.

     The Servicer acknowledges that the Depositor may rely on the certification provided by the Servicer pursuant to clause (i) above in signing a Sarbanes Certification and filing such with the Commission.

     (b) Each assessment of compliance provided by a Subservicer pursuant to this Section shall address each of the Servicing Criteria specified on Exhibit K hereto or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to this Section need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to this Agreement.

     (c) Not later than four Business Days prior to the Payment Date of each month, the Servicer shall provide to the Administrator and the Depositor notice of the occurrence of any


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material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Collection Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation
AB) along with all information, data, and materials related thereto as may be required to be included in the related report to be distributed to Noteholders and filed pursuant to Form 10-D.

     Section 3.19 Errors and Omissions Insurance; Fidelity Bonds.

     The Servicer shall for so long as it acts as Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall be acceptable to FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

     Section 3.20 Delinquency Advances.

     The Servicer shall determine on or before each Determination Date whether it is required to make a Delinquency Advance. The Servicer shall advance funds in the amount of any Scheduled Payment that was due during the related Collection Period and not received by the Servicer as of the related Determination Date; provided that in no event shall the Servicer be required to make any proposed Delinquency Advance that, if made, would in the good faith judgment of the Servicer be a Nonrecoverable Advance. With respect to any Mortgage Loan, if a Delinquency Advance is required to be made hereunder, the Servicer shall on or before the Servicer Remittance Date either (i) deposit in the Collection Account from its own funds an amount equal to such Delinquency Advance, (ii) cause to be made an appropriate entry in the records of the Custodial Account that funds in such account being held for future payment or withdrawal have been, as permitted by this Section 3.20, used by the Servicer to make such Delinquency Advance or (iii) make Delinquency Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Delinquency Advance. Any such funds being held in the Custodial Account for future payment and so used shall be replaced by the Servicer from its own funds by deposit in such Custodial Account to the extent required on or before any future Servicer Remittance Date in which such funds would be due. The Servicer shall be entitled to be reimbursed for all Delinquency Advances of its own funds made pursuant to this Section as provided in Section 3.8 hereof. Subject to and in accordance with the provisions of Article VII, in the event that the Servicer fails to remit a Delinquency Advance required to be made pursuant to this
Section 3.20, the Master Servicer shall, unless it determines that such Delinquency Advance would constitute a Nonrecoverable Advance, itself make, or shall cause the successor Servicer or AMC (on behalf of the Seller, as owner of the servicing rights with respect to the Mortgage Loans) to make, such Delinquency Advance on or before the Payment Date following the Servicer Remittance Date on which such Delinquency Advance should have been made.

     The obligation to make Delinquency Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated. The Servicer shall deliver to the Master Servicer on


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the related Servicer Remittance Date an Officer's Certificate of a Servicing
Officer indicating the amount of any proposed Delinquency Advance that, if made, would in the good faith judgment of the Servicer be a Nonrecoverable Advance.

     Section 3.21 Advance Facility.

     (a) The Administrator is authorized to execute, and the Indenture Trustee is authorized to acknowledge, such documents and enter into such agreements as shall be necessary or appropriate in order to effectuate the purposes of the Initial Advance Facility. Until the Initial Advance Facility has been terminated, no amendment to this Agreement relating to the reimbursement of Advances shall be made without the prior written consent of the Initial Advance Facility Counterparty.

     (b) The Servicer is hereby authorized, following the termination of the Initial Advance Facility, to enter into any facility with any Person (any such Person, an "Advance Facility Counterparty") under which the Servicer may pledge or sell its rights to receive reimbursement of Advances pursuant to this Agreement ("Advance Reimbursement Rights") pursuant to credit facilities, repurchase facilities, or similar facilities providing liquidity for the funding of Advances, including facilities providing that such Advance Facility Counterparty may make all or a portion of the Advances (any such facility, an "Advance Facility"), although no Advance Facility shall reduce or otherwise affect the Servicer's obligations to fund such Advances. If so required pursuant to the terms of an Advance Facility, to the extent that an Advance Facility Counterparty makes all or a portion of any Delinquency Advance and the Advance Facility Counterparty and the Servicer provide the Administrator with notice acknowledged by the Servicer that such Advance Facility Counterparty is entitled to reimbursement, such Advance Facility Counterparty shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided. Such notice from the Advance Facility Counterparty, if so required, and the Servicer must specify the amount of the reimbursement and must specify which Section of this Agreement permits the Delinquency Advance to be reimbursed. The Administrator shall be entitled to rely without independent investigation on the Advance Facility Counterparty's statement with respect to the amount of any reimbursement pursuant to this Section 3.21 and with respect to the Advance Facility Counterparty's statement with respect to the Section of this Agreement that permits the Delinquency Advance to be reimbursed. An Advance Facility Counterparty whose obligations are limited to the making of Advances will not be deemed to be a Subservicer under this Agreement.

     (c) If so required pursuant to the terms of an Advance Facility, the Servicer is hereby authorized to and shall pay to the Advance Facility Counterparty, or cause the payment to the Advance Facility Counterparty of, (i) reimbursements for Advances; and (ii) all or such portion of the Servicing Fee as may be so specified in the Advance Facility, that would otherwise be payable to the Servicer pursuant to this Agreement, it being understood that neither the Trust nor any party hereto shall have a right or claim (including without limitation any right of offset) to the portion of the Servicing Fee or the Servicer's right to reimbursement of Advances so assigned, provided that any successor Servicer shall have no obligation to pay any portion of the Servicing Fee or its right to reimbursement of Advances to any such Advance Facility.


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     (d) Whether or not an Advance Facility is in place, reimbursement amounts allocated to reimburse Advances made with respect to any particular Mortgage Loan shall be allocated to the reimbursement of the unreimbursed Advances made with respect to that Mortgage Loan on a "first-in, first out" ("FIFO") basis, such that the reimbursement amounts shall be applied to reimburse the Advance for that Mortgage Loan that was disbursed earliest in time first, and to reimburse the Advance for that Mortgage Loan that was disbursed latest in time last. Liquidation Proceeds with respect to a Mortgage Loan shall be applied to reimburse Servicing Advances outstanding with respect to that Mortgage Loan before being applied to reimburse Delinquency Advances outstanding with respect to that Mortgage Loan. The Servicer shall provide to the related Advance Facility Counterparty loan-by-loan information with respect to each reimbursement amount remitted to such Advance Facility Counterparty, to enable the Advance Facility Counterparty to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan.

     (e) Upon request of the Servicer and provision by the Servicer of all necessary forms, the Administrator agrees to execute such reasonable acknowledgments, certificates, and other reasonable documents recognizing the interests of any Advance Facility Counterparty in such Advance Reimbursement Rights and Servicing Fees as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.21, and such other documents in connection with such Advance Facilities as may be reasonably requested from time to time by any Advance Facility Counterparty. The implementation of the arrangement described in this Section shall not require the consent of Noteholders, the Administrator or the Indenture Trustee.

     (f) The Servicer shall indemnify the Indenture Trustee, the Administrator, the Master Servicer, the Trust and each Noteholder for any and all claims, losses, liabilities, damages, costs and expenses resulting from any claim by the Advance Facility Counterparty, except (with respect to the Administrator, the Master Servicer and any successor Servicer) to the extent that such claim, loss, liability, damages or expense results from or arises out of the negligence, recklessness or willful misconduct of the Administrator, the Master Servicer or successor Servicer, as applicable.

     (g) Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section, including amendments to add provisions relating to a successor Servicer, may be entered into by the Issuer, the Seller, the Depositor, the Servicer, the Master Servicer, the Administrator, the Custodian and the Indenture Trustee without the consent of any Noteholder, provided that such amendment is otherwise effected in compliance with the provisions of Section 10.1. All reasonable costs and expenses (including attorneys' fees) incurred by each party hereto or incurred by (or that would otherwise be incurred by) the Trust shall be borne solely by the Servicer. The parties hereto acknowledge and agree that (i) any Advances financed by and/or pledged to an Advance Facility Counterparty under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances to the extent provided herein, and none of the Master Servicer, the Administrator or the Indenture Trustee is, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances financed by the Advance Facility Counterparty; (ii) the Servicer will be responsible for remitting to the Advance Facility Counterparty the applicable amounts collected by it as reimbursement for Advances


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funded by the Advance Facility Counterparty, subject to the provisions of this
Agreement; and (iii) none of the Master Servicer, the Administrator or the Indenture Trustee shall have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Facility Counterparty.

     Section 3.22 Prepayment Penalties.

     The Servicer or any designee of the Servicer shall not waive any Prepayment Penalty with respect to any Mortgage Loan that contains a Prepayment Penalty that prepays during the term of the penalty. If the Servicer or its designee fails to collect the Prepayment Penalty upon any prepayment of any Mortgage Loan that contains a Prepayment Penalty, the Servicer shall, at the time of such prepayment, deposit into the Custodial Account from the Servicer's own funds an amount equal to the Prepayment Penalty that was not collected. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Penalty without depositing the amount thereof into the Custodial Account the amount of the Prepayment Penalty if (i) the Mortgage Loan is sixty-one (61) days or more Delinquent and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan or
(ii) the prepayment is not a result of a refinance by the Servicer or any of its Affiliates and (a) the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan, (b) the collection of the Prepayment Penalty would be in violation of applicable laws or (c) the collection of such Prepayment Penalty would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. The Servicer shall be obligated to collect Prepayment Penalties under the terms of the related Mortgage Loan without regard to the amount of Prepayment Penalty set forth for such loan in the Mortgage Loan Schedule.

     Section 3.23 Actions with Respect to Distressed Mortgage Loans.

     The Servicer will exercise its discretion, consistent with the Servicing Standard and the terms of this Agreement, with respect to the enforcement and servicing of Distressed Mortgage Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Mortgage Loan to a third party, the modification of such Mortgage Loan, or foreclosure upon the related Mortgaged Property and disposition thereof. The Residual Holder shall have the option to purchase any such loans from the Trust at the Purchase Price.

     The Seller may appoint, with the written consent of the Depositor, the Master Servicer and the Administrator, a Special Servicer to special service any Distressed Mortgage Loans and any such Special Servicer so appointed shall report directly to the Master Servicer in executing its duties and obligations under this Section 3.23 or Article IIIA. Any applicable termination fee related to the termination of the Servicer and the appointment of any Special Servicer shall be paid by the Seller. Any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate. The Special Servicer shall have the same discretion as is granted to the Servicer above with respect to Distressed Mortgage Loans. The Servicer shall be entitled to be reimbursed pursuant to
Section 3.8(a) for any unreimbursed Advances or accrued and unpaid Servicing
Fees


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relating to any such Distressed Mortgage Loan that is transferred to a Special
Servicer pursuant to this Section.

                                  ARTICLE IIIA

              ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

     Section 3A.1 Master Servicer.

     The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time to time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement. The Master Servicer shall independently and separately monitor the Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer's and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.4 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Collection Account pursuant to the terms hereof based on information provided to the Master Servicer by the Servicer. For the purposes of this Article 3A, the term "Servicer" shall include any Special Servicer appointed pursuant to Section 3.23.

     Upon receipt of a written request of a Servicing Officer, the Indenture Trustee shall furnish the Servicer and/or the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and/or the Master Servicer to execute in the name of the Indenture Trustee or the Custodian, as applicable, all documents reasonably required to perform the servicing functions described in Article III or this Article IIIA. The Indenture Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any cost, liability or expense incurred by the Indenture Trustee in connection with such Person's misuse of any such power of attorney.

     The Indenture Trustee, the Custodian and the Administrator shall provide access to the records and documentation in possession of the Indenture Trustee, the Custodian or the Administrator regarding the related Mortgage Loans and REO Property and the servicing thereof to the Noteholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Indenture Trustee, the Custodian or the Administrator; provided, however, that, unless otherwise required by law, none of the Indenture Trustee, the Custodian or


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the Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Indenture Trustee, the Custodian and the Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Indenture Trustee's, the Custodian's or the Administrator's actual costs.

     Upon receipt of a written request of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Servicer or the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

     For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Issuer, the Master Servicer shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB without (a) giving notice to the Administrator and the Depositor and (b) requiring any such Subcontractor to provide to the Master Servicer an attestation report as provided for in Section 3A.13(a) and an assessment report as provided in Section 3A.13(b), which reports the Master Servicer shall forward to the Administrator together with its attestation and assessment reports.

     Section 3A.2 [Reserved]

     Section 3A.3 Monitoring of Servicer.

     (a) The Master Servicer shall be responsible for monitoring the compliance by the Servicer with its duties under this Agreement. In the review of the Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of the Servicer with regard to the Servicer's compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default, the Master Servicer shall notify the Servicer, the Seller, the Custodian and the Indenture Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

     (b) The Master Servicer, for the benefit of the Indenture Trustee and the Noteholders, shall enforce the obligations of the Servicer under this Agreement and shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph, Section 3.4 and Article VII, terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of Article VII. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own


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expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     (c) The Master Servicer shall be entitled to be reimbursed by the Servicer (or from amounts on deposit in the Collection Account if the Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from a predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including, without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

     (d) The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

     (e) If the Master Servicer acts as successor to the Servicer, it will not assume liability for the representations and warranties of the terminated Servicer.

     Section 3A.4 Fidelity Bond.

     The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or Indenture Trustees.

     Section 3A.5 Power to Act; Procedures.

     The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the provisions of Article VII, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Noteholders, the Indenture Trustee and the Administrator, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages,
(iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case in accordance with the provisions of this Agreement and Accepted Master Servicing Practices. The Indenture Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney prepared and delivered to it and reasonably acceptable to it empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in


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

any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Indenture Trustee shall execute and deliver such other documents prepared and delivered to it and reasonably acceptable to it, as a Servicing Officer may request in writing, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Indenture Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any cost, liability or expense incurred by the Indenture Trustee in connection with such Person's use or misuse of any such power of attorney).

     Section 3A.6 Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.

     (a) The Master Servicer shall transmit to the Custodian on behalf of the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Indenture Trustee or the Custodian on its behalf. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be remitted to the Administrator on the next Deposit Date for deposit in the Note Payment Account. The Master Servicer shall, and, subject to Section 3.15, shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be remitted to the Administrator on the next Deposit Date for deposit in the Note Payment Account.

     Section 3A.7 Indenture Trustee to Retain Possession of Certain Insurance Policies and Documents.

     The Custodian on behalf of the Indenture Trustee shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Notes have been distributed in full and the Master Servicer and the Servicer have otherwise fulfilled their respective obligations under this Agreement, the Indenture Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and


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

subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Custodian on behalf of the Indenture Trustee, upon the execution or receipt thereof, the originals of any primary mortgage insurance policies, any certificates of renewal and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

     Section 3A.8 Compensation for the Master Servicer and the Administrator.

     As compensation for the activities of the Master Servicer and the Administrator hereunder, the Master Servicer shall be entitled to the Master Servicing Fee and the Master Servicer and the Administrator shall be entitled to the income from investment of or earnings on the funds from time to time in the Collection Account, net of the sum of the Indenture Trustee Fee and the Owner Trustee Fee payable by the Master Servicer to the Indenture Trustee and the Owner Trustee, respectively, on behalf of the Trust, as provided in Sections 3.5 and 3.8, and any fees and expenses of the Custodian as provided in Section 7.5. Each of the Master Servicer and the Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

     Section 3A.9 Notices to the Depositor and the Administrator.

     The Master Servicer shall promptly notify the Administrator, the Indenture Trustee and the Depositor (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (Section 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed to the Administrator, the Indenture Trustee and the Depositor) at any time an Affiliate of any of the parties listed on Exhibit L to this Agreement.

     Section 3A.10 Annual Officer's Certificate as to Compliance.

     (a) The Master Servicer and the Administrator (including in its capacity as Paying Agent) shall deliver or otherwise make available (and the Master Servicer and Administrator shall cause any Subservicer or Subcontractor engaged by it to deliver) to the Depositor, AMC and the Issuer on or before March 15 of each year, commencing on March 15, 2007, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement and the other Operative Documents, or such other applicable agreement in the case of a Subservicer or Subcontractor, (ii) to the best of such Servicing Officer's knowledge, based on such review, the Master Servicer and the Administrator (including in its capacity as Paying Agent) have performed and fulfilled their duties, responsibilities and obligations under this Agreement and the other Operative Documents, or such other applicable agreement in the case of a Subservicer or Subcontractor, in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof. Upon request, unless available on the Administrator's website, the Administrator shall forward a copy of each such statement to each Rating Agency and each Underwriter.


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

     (b) Unless available on the Administrator's website, copies of such statements shall be provided to any Noteholder, upon request, by the Master Servicer at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Administrator and the Depositor with such statement or (ii) the Administrator and the Depositor shall be unaware of the Master Servicer's failure to provide such statement).

     Section 3A.11 UCC.

     The Depositor agrees to file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Depositor were filed on the Closing Date in connection with the Trust. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

     Section 3A.12 Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

     In the event of any Prepayment Interest Shortfalls, the Master Servicer shall deposit into the Note Payment Account not later than the related Payment Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments on the related Mortgage Loans for the related Payment Date, and not so paid by the Servicer, and (ii) the aggregate amount of compensation earned by the Master Servicer pursuant to Section 3.A.8.

     Section 3A.13 Assessment of Compliance and Attestation Reports.

     (a) Assessment of Compliance

          (i) On or before March 15 of each year, commencing in March 2007, the Master Servicer and the Administrator (including in its capacity as Paying Agent), at the expense of the Master Servicer and Administrator, shall furnish or otherwise make available, and shall cause any Subservicer or Subcontractor engaged by the Master Servicer or Administrator to furnish, at its own expense, to AMC and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 7.3(d), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period. The Master Servicer and Administrator acknowledge that the Depositor may rely on such certification provided by the Master Servicer and the Administrator in signing a Sarbanes Certification and filing such with the Commission.


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          (ii) When the Master Servicer and the Administrator submit assessments to the Administrator and the Depositor, the Master Servicer and the Administrator shall also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 3A.13) of each Subservicer or Subcontractor engaged by it and shall indicate to the Administrator and the Depositor what Relevant Servicing Criteria are addressed in any such reports prepared by any such Servicing Function Participant.

     (b) Attestation Reports

          (i) On or before March 15 of each year, commencing in March 2007, each of the Master Servicer and the Administrator, each at its own expense, shall cause, and shall cause any Subservicer or Subcontractor engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, any Subservicer, the Paying Agent and the Administrator) that is a member of the American Institute of Certified Public Accountants to furnish a report to AMC, the Depositor and the Administrator, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

                                   ARTICLE IV

                        DEPOSITS AND PAYMENTS TO HOLDERS

     Section 4.1 Deposits and Payments from the Trust Accounts.

     (a) On each Payment Date the Administrator, as Paying Agent and on behalf of the Indenture Trustee, shall retain in the Note Payment Account, or deposit into the Certificate Distribution Account, as applicable, and to the extent of funds on deposit in the Note Payment Account, the Total Remittance Amount and shall distribute such amount as specified in this Section.

     (b) On each Payment Date, the Administrator shall pay the Interest Remittance Amount for such date in the following order of priority:

          (i) to the Swap Counterparty, the amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date (including amounts remaining unpaid for previous Payment Dates) pursuant to the Swap Agreement (to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event);


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

          (ii) concurrently, in proportion to the amount of Accrued Note Interest applicable to each such Class, to the Senior Notes, Accrued Note Interest for each such Class and such Payment Date;

          (iii) to the Class M1 Notes, Accrued Note Interest for such Class and such Payment Date;

          (iv) to the Class M2 Notes, Accrued Note Interest for such Class and such Payment Date;

          (v) to the Class M3 Notes, Accrued Note Interest for such Class and such Payment Date;

          (vi) to the Class M4 Notes, Accrued Note Interest for such Class and such Payment Date;

          (vii) to the Class M5 Notes, Accrued Note Interest for such Class and such Payment Date;

          (viii) to the Class M6 Notes, Accrued Note Interest for such Class and such Payment Date;

          (ix) to the Class M7 Notes, Accrued Note Interest for such Class and such Payment Date;

          (x) to the Class M8 Notes, Accrued Note Interest for such Class and such Payment Date;

          (xi) to the Class M9 Notes, Accrued Note Interest for such Class and such Payment Date;

          (xii) to the Class M10 Notes, Accrued Note Interest for such Class and such Payment Date;

          (xiii) to the Indenture Trustee, any amounts reimbursable pursuant to this Agreement and not previously reimbursed to the Indenture Trustee due to application of the limitations on amounts reimbursable in any Anniversary Year; and

          (xiv) for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (d) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (xiii) above.

     (c) On each Payment Date, the Administrator shall pay the Principal Payment Amount for such date as follows:

          (i) On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Administrator shall make the following payments, in the following order of priority:


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

               (A) to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent payable but not paid from the Interest Remittance Amount pursuant to subsection 4.1(b)(i) above);

               (B) to the Class A1, Class A2 and Class A3 Notes, sequentially, in that order, in reduction of their Class Principal Amounts, until the Class Principal Amount of each such Class has each been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amount of the Subordinate Notes, all payments pursuant to this clause shall be made concurrently, in proportion to their respective Class Principal Amounts, to the Class A1, Class A2 and Class A3 Notes, until the Class Principal Amount of each such class has been reduced to zero;

               (C) to the Class M1 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero;

               (D) to the Class M2 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero;

               (E) to the Class M3 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero;

               (F) to the Class M4 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero;

               (G) to the Class M5 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero;

               (H) to the Class M6 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero;

               (I) to the Class M7 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero;

               (J) to the Class M8 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero;


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

               (K) to the Class M9 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero;

               (L) to the Class M10 Notes, in reduction of their Class Principal Amounts, until the Class Principal Amount of such Class has been reduced to zero; and

               (M) for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (d) of this Section, remaining after application pursuant to clauses (A) through (L) of this Section 4.1(c)(i).

          (ii) On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Administrator shall make the following payments, in the following order of priority:

               (A) to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent payable but not paid from the Interest Remittance Amount pursuant to subsection 4.1(b)(i) above);

               (B) (1) to the Class A1, Class A2 and Class A3 Notes, sequentially, in that order, an amount equal to the Senior Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amount of the Subordinate Notes, all payments pursuant to this clause shall be made concurrently, in proportion to their respective Class Principal Amounts, to the Class A1, Class A2 and Class A3 Notes;

               (C) to the Class M1 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2 and Class A3 Notes on such Payment Date pursuant to clause (B) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (D) to the Class M2 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2, Class A3 and Class M1 Notes on such Payment Date pursuant to clauses (B) and (C) above, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;


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

               (E) to the Class M3 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2, Class A3, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (B), (C) and (D) above, and
          (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (F) to the Class M4 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2, Class A3, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (B), (C), (D) and
          (E) above, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (G) to the Class M5 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (B), (C),
          (D), (E) and (F) above, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (H) to the Class M6 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (B), (C), (D), (E), (F) and (G) above, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (I) to the Class M7 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (B), (C), (D), (E), (F), (G) and (H) above, and
          (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (J) to the Class M8 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes on such Payment Date pursuant to clauses (B), (C), (D), (E), (F), (G), (H) and (I) above, and (y) the M8 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (K) to the Class M9 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses (B), (C), (D), (E), (F), (G), (H),
          (I) and (J) above, and (y) the M9 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (L) to the Class M10 Notes, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the Principal Payment Amount for such Payment Date over (b) the amount paid to the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes on such Payment Date pursuant to clauses (B), (C), (D), (E),
          (F), (G), (H), (I), (J) and (K) above, and (y) the M10 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero; and

               (M) for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (d) of this Section, any Principal Payment Amount remaining after application pursuant to clauses (A) through (L) of this Section 4.1(c)(ii).

     Notwithstanding the foregoing, on any Payment Date on which the Class Principal Amount of each Class of Notes having a higher priority of payment has been reduced to zero, any remaining Principal Payment Amount shall be distributed to the remaining Notes in the order of priority set forth above until the Class Principal Amount of each such Class has been reduced to zero.

     (d) On each Payment Date, the Administrator shall distribute the Monthly Excess Cashflow, together with any Prepayment Penalties, to the extent specified in clauses (v) and (vi) below in this Section 4.1(d), for such date in the following order of priority:

          (i) on each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Class Principal Amount of the LIBOR Notes equals the Target Amount for such Payment Date, in the following order of priority,

               (A) to the Class A1, Class A2 and Class A3 Notes, sequentially, in that order, after giving effect to previous principal payments on such Payment Date pursuant to subsection 4.1(c)(i) above, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of such Classes equals the Senior Target Amount; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amount of the Subordinate Notes, all payments pursuant to this clause shall be made concurrently, in proportion to their respective Class Principal Amounts, to the Class A1, Class A2 and Class A3 Notes, until the Class Principal Amount of each such Class has been reduced to zero;

               (B) to the Class M1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

               (C) to the Class M2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

               (D) to the Class M3 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

               (E) to the Class M4 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

               (F) to the Class M5 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

               (G) to the Class M6 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

               (H) to the Class M7 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

               (I) to the Class M8 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

               (J) to the Class M9 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

               (K) to the Class M10 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

          (ii) on each Payment Date occurring (a) on or after the Stepdown Date and (b) for which a Trigger Event is not in effect, in the following order of priority,

               (A) to the Class A1, Class A2 and Class A3 Notes, sequentially, in that order, after giving effect to principal distributions on such Payment Date pursuant to subsection 4.1(c)(ii) above, in reduction of their respective Class Principal Amounts, an amount equal to the Senior Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amount of the Subordinate Notes, all payments pursuant to this clause shall be made concurrently, in proportion to their respective Class Principal Amounts, to the

          Class A1, Class A2 and Class A3 Notes, until the Class Principal Amount of each such Class has been reduced to zero;

               (B) to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3 and Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

               (C) to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

               (D) to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

               (E) to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

               (F) to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

               (G) to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

               (H) to the Class M7 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

               (I) to the Class M8 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, after giving effect to payments on such Payment Date, equals the M8 Target Amount;

               (J) to the Class M9 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, after giving effect to payments on such Payment Date, equals the M9 Target Amount; and

               (K) to the Class M10 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, after giving effect to payments on such Payment Date, equals the M10 Target Amount;

          (iii) on each Payment Date, in the following order of priority,

               (A) concurrently, in proportion to their respective Basis Risk Shortfalls, after giving effect to payments pursuant to Section 4.1(d)(i) or 4.1(d)(ii) on such Payment Date, to the Senior Notes, any applicable Basis Risk Shortfall for each such Class and such Payment Date;

               (B) to the Class M1 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

               (C) to the Class M2 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

               (D) to the Class M3 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

               (E) to the Class M4 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

               (F) to the Class M5 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

               (G) to the Class M6 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

               (H) to the Class M7 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

               (I) to the Class M8 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

               (J) to the Class M9 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date; and

               (K) to the Class M10 Notes, any applicable Basis Risk Shortfall for such Class and such Payment Date;

          (iv) on each Payment Date, in the following order of priority;

               (A) to the Class M1 Notes, any Deferred Interest for such Class and such Payment Date;

               (B) to the Class M2 Notes, any Deferred Interest for such Class and such Payment Date;

               (C) to the Class M3 Notes, any Deferred Interest for such Class and such Payment Date;

               (D) to the Class M4 Notes, any Deferred Interest for such Class and such Payment Date;

               (E) to the Class M5 Notes, any Deferred Interest for such Class and such Payment Date;

               (F) to the Class M6 Notes, any Deferred Interest for such Class and such Payment Date;

               (G) to the Class M7 Notes, any Deferred Interest for such Class and such Payment Date;

               (H) to the Class M8 Notes, any Deferred Interest for such Class and such Payment Date;

               (I) to the Class M9 Notes, any Deferred Interest for such Class and such Payment Date; and

               (J) to the Class M10 Notes, any Deferred Interest for such Class and such Payment Date;

          (v) on each Payment Date, from any remaining Monthly Excess Cashflow after application pursuant to clauses (i) through (iv) above, together with all Prepayment Penalties received by the Administrator during the related Prepayment Period, to the Class N Notes, Accrued Note Interest and any Carryforward Interest;

          (vi) on each Payment Date, from any remaining Monthly Excess Cashflow after application pursuant to clauses (i) through (v) above, together with all Prepayment Penalties received by the Administrator during the related Prepayment Period, to the Class N Notes, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

          (vii) on each Payment Date, for payment to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

          (viii) on each Payment Date, for payment to the Swap Counterparty or the Cap Counterparty, as applicable, any amount payable in connection with the purchase of a substitute Swap Agreement or Cap Agreement, if any; and

          (ix) on each Payment Date, to the Certificate Distribution Account, for payment to the Residual Holder (or as otherwise provided in the Trust Agreement), any amount remaining on such Payment Date after application pursuant to clauses (i) through (viii) above.

     Section 4.2 Method of Distribution.

     (a) All payments with respect to each Class of Notes on each Payment Date shall be made pro rata among the outstanding Notes of such Class, based on the Percentage Interest in such Class represented by each Note. Distributions to the Noteholders on each Payment Date shall be made by the Administrator to the Noteholders of record on the related Record Date by check or money order mailed to a Noteholder at the address appearing in the Note Register, or upon written request by such Noteholder to the Administrator made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Administrator, or by such other means of payment as such Noteholder and the Administrator shall agree.

     (b) Each payment with respect to a Book-Entry Note shall be paid to the Depository, which shall credit the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payment to the Note Owners that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary shall be responsible for disbursing funds to the Note Owners that it represents. All such credits and disbursements with respect to a Book-Entry Note are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Notes. The Administrator shall not have any responsibility therefor except as otherwise provided by applicable law.

     (c) The Administrator shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Noteholders or Note Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Noteholders or Note Owners with respect thereto) from payments to be made to a "Foreign Person" as defined in Section 1445(f)(3) of the Code.

     Section 4.3 [Reserved]

     Section 4.4 Reports to the Depositor, the Administrator and the Indenture Trustee.

     On or before the Business Day preceding each Payment Date, the Servicer shall notify, or cause to be notified, the Depositor and the Administrator of the following information with respect to such Payment Date (which notification may be given by facsimile, electronic transmission or by telephone promptly confirmed in writing):


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          (i) the aggregate amount deposited in the Collection Account and the source thereof (identified as interest, scheduled principal or unscheduled principal); and

          (ii) the amount of any Realized Losses.

     Section 4.5 Reports by the Administrator on Behalf of the Indenture
Trustee.

     (a) On each Payment Date, based on information received from the Servicer and/or the Master Servicer, the Swap Counterparty and the Cap Counterparty, the Administrator shall prepare and make available a statement (the "Payment Date Statement") containing the following information:

          (i) the aggregate amount of payments made on such Payment Date to the Holders of each Class of Notes other than any Class of Notional Notes, to the extent applicable, allocable to principal, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

          (ii) the aggregate amount of payments made on such Payment Date to the Holders of each Class of Notes allocable to interest and the calculation thereof;

          (iii) the amount, if any, of any payments to the Holders of the Ownership Certificates;

          (iv) the amount, if any, of all Prepayment Penalties paid to the Class N Notes;

          (v) the amount of Delinquency Advances made as of the end of the month immediately preceding the month in which the Payment Date occurs and, to the extent reported by the Servicer, Servicing Advances made by or on behalf of the Servicer for the related Collection Period, the amount of unrecovered Delinquency Advances and, to the extent reported by the Servicer, Servicing Advances outstanding (after giving effect to Advances made on such Payment Date) and the aggregate amount of Nonrecoverable Advances for such Payment Date;

          (vi) the total number of Mortgage Loans and the Pool Balance as of the close of business on the last day of the related Prepayment Period (after giving effect to the principal portion of Scheduled Payments due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period or Collection Period, as applicable);

          (vii) the Class Principal Amount (or Class Notional Amount) of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above;

          (viii) the amount of any Realized Losses incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and
     (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve month


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     period expressed as a percentage of the total Scheduled Principal Balances of the Mortgage Loans;

          (ix) the amount of the Servicing Fee and any PMI Insurance Premiums paid with respect to such Payment Date (or the related Collection Period);

          (x) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Master Servicer by the Servicer, (a) remaining outstanding, (b) Delinquent 30 to 59 days on a contractual basis (in accordance with the OTS method), (c) Delinquent 60 to 89 days on a contractual basis (in accordance with the OTS method), (d) Delinquent 90 or more days on a contractual basis (in accordance with the OTS method), (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) that are REO Properties;

          (xi) the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

          (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualified Substitute Mortgage Loan;

          (xiii) the aggregate outstanding Deferred Interest, Net Prepayment Interest Shortfalls, Net Prepayment Interest Excess and Basis Risk Shortfalls, if any, for each Class of Notes, after giving effect to payments on such Payment Date;

          (xiv) the level of LIBOR and the Note Interest Rate applicable to each Class of Notes for such Payment Date (and the related Accrual Period);

          (xv) the Interest Remittance Amount and the Principal Remittance Amount for such Payment Date;

          (xvi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually paid);

          (xvii) the amount of any Overcollateralization Deficiency Amount after giving effect to the payments made on such Payment Date;

          (xviii) the amount of any Net Swap Payment to the Trust pursuant to the Swap Agreement, any Net Swap Payment to the Swap Counterparty made pursuant to Section 4.1, any Swap Termination Payment to the Trust made pursuant to Swap Agreement and any Swap Termination Payment to the Swap Counterparty made pursuant to Section 4.1; and


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          (xix) the level of LIBOR and the Note Interest Rate that will be applicable to the next Payment Date with respect to each Class of Notes.

     In addition to the information listed above, the report on From 10-D for such Payment Date shall include such other information as is required by Item 1121 (Section 229.1121) of Regulation AB, to the extent such information is provided to the Administrator.

     In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Notes.

     The Administrator shall make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders and the Rating Agencies via the Administrator's internet website. The Administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Administrator's customer service desk at 1-301-815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Administrator shall have the right to change the way such statements are distributed in order to make such payment more convenient and/or more accessible to the above parties and the Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     The Servicer shall furnish to the Master Servicer, no later than the Business Day next succeeding the Determination Date, a monthly report containing such information and data regarding the Mortgage Loans and the related REO Properties, in a format as shall be agreed to by the Master Servicer and the Servicer. The Master Servicer shall furnish to the Administrator, no later than the Business Day preceding each Payment Date, a monthly report containing such information and data regarding the Mortgage Loans and the related REO Properties as shall be necessary to permit the Administrator to prepare the statement described in the first paragraph of this Section 4.5(a).

     In preparing or furnishing the foregoing information, the Administrator shall be entitled to rely conclusively on the accuracy of the information or data (i) regarding the Mortgage Loans and the related REO Property that has been provided to the Administrator by the Master Servicer or the Servicer and (ii) regarding the Swap Agreement or the Cap Agreement provided by the Swap Counterparty and the Cap Counterparty, respectively, and the Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Administrator shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer or the Servicer and shall have no liability for any errors in such Mortgage Loan data.

     (b) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Administrator shall, upon request, make available to each Person who at any time during the calendar year was a Securityholder of record a report summarizing the items provided to the Securityholders pursuant to Sections 4.5(a)(i) and 4.5(a)(ii) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 4.5(b) shall not be applicable where


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relevant reports or summaries are required elsewhere in this Agreement. The
Administrator shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code. The Administrator shall also file such information returns with the Internal Revenue Service with respect to payments or accruals of interest on the Notes as are required to be filed under the Code or applicable Treasury Regulations.

     Section 4.6 Control of the Trust Accounts.

     (a) The Depositor, the Issuer and the Indenture Trustee (at the direction of the Depositor and the Issuer) hereby appoint the Administrator as Securities Intermediary with respect to the Trust Accounts. The Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Noteholders, a security interest to secure all amounts due Noteholders hereunder in and to the Note Payment Account and the Security Entitlements to all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Note Payment Account and all proceeds thereof, and the Depositor hereby grants to the Issuer, as collateral agent for the benefit of the Residual Holder, a security interest to secure all amounts due the Residual Holder hereunder in and to the Certificate Distribution Account and the Security Entitlements and all Financial Assets credited to the Certificate Distribution Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Certificate Distribution Account and all proceeds thereof. Amounts held from time to time in the Note Payment Account shall continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Noteholders, and amounts held from time to time in the Certificate Distribution Account shall continue to be held by the Securities Intermediary for the benefit of the Issuer, as collateral agent, for the benefit of the Residual Holder. Upon the termination of the Issuer or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Securities or interests therein, the Securityholders shall be deemed to have appointed the Administrator as Securities Intermediary. The Administrator hereby accepts such appointment as Securities Intermediary.

     (b) With respect to the Trust Account Property credited to the Trust Accounts, the Securities Intermediary agrees that:

          (i) with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

          (ii) the sole assets permitted in the Trust Accounts shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

          (iii) any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Accounts in accordance with the Securities Intermediary's


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     customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee (or the Issuer, in the case of the Certificate Distribution Account) with respect thereto over which the Securities Intermediary or such other institution has Control.

     (c) The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to any Note Payment Account, and the Issuer, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Certificate Distribution Account, (B) all Trust Account Property in respect of any Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case (x) will any Financial Asset credited to the Note Payment Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the Issuer, or (y) will any Financial Asset credited to the Certificate Distribution Account be registered in the name of the Depositor, payable to the order of the Depositor or specially endorsed to the Depositor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

     (d) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to any Trust Account shall be treated as a Financial Asset.

     (e) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Note Payment Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuer or any other Person. If at any time the Indenture Trustee notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person.

     If at any time the Securities Intermediary shall receive an Entitlement Order from the Issuer directing transfer or redemption of any Financial Asset relating to the Certificate Distribution Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor or any other Person. If at any time the Issuer notifies the Securities Intermediary in writing that the Issuer has been terminated in accordance herewith and with the Trust Agreement and the security interest granted above has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor directing transfer or redemption of any Financial Asset relating to the Certificate Distribution Account, the


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Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person.

     (f) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee, in the case of the Note Deposit Account, or of the Issuer, in the case of the Certificate Distribution Account. The Financial Assets credited to the Trust Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Indenture Trustee in the case of the Note Payment Account, or of the Issuer, in the case of the Certificate Distribution Account (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts and (ii) the face amount of any checks which have been credited to any Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds).

     (g) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to any Trust Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

     (h) The rights and powers granted under the Indenture and herein to (x) the Indenture Trustee have been granted in order to perfect its security interest in the Note Payment Account and the Security Entitlements to the Financial Assets credited thereto, and (y) the Issuer have been granted in order to perfect its security interest in the Certificate Distribution Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Note Payment Account or of the Issuer in the Certificate Distribution Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing.

     (i) Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Trust Accounts will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows: (1) it will comply with Entitlement Orders related to the Note Deposit Accounts issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, and with Entitlement Orders related to the Certificate Distribution Account issued by the Issuer, as collateral agent, without further consent by the Depositor;
(2) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent with respect to the Note Payment Account or the Issuer, as collateral agent with respect to the Certificate Distribution Account; and (3) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to the applicable account.


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     (j) Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee, to instruct the Administrator to make withdrawals and distributions from the Trust Accounts for the purpose of permitting the Administrator or the Issuer to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     (k) Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

          (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer's and the Indenture Trustee's security interest in the Trust Account Property;

          (ii) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings; and

          (iii) Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Trust Account Property. In connection with the transactions contemplated by the Operative Documents relating to the Trust Account Property, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings as provided in the Indenture.

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Securityholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Securityholders which would otherwise be imposed by reason of the Securities Intermediary's willful misconduct, bad faith or negligence in the


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performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

     Section 4.7 The Swap Agreement and the Cap Agreement.

     (a) On each Payment Date for which the Administrator has received a payment under the Swap Agreement or the Cap Agreement, the Administrator shall pay such amounts pursuant to priorities provided in Section 4.1. On each Payment Date, the Administrator shall pay in accordance with the Payment Date Statement for such Payment Date in the order of priority and to the extent specified in
Section 4.1 of this Agreement any payments made by the Swap Counterparty or the Cap Counterparty to the Administrator on behalf of the Trust for such Payment Date with respect to the Swap Agreement or the Cap Agreement, as applicable.

     (b) If the Administrator shall not have received a payment with respect to the Swap Agreement or the Cap Agreement by the date on which such payment was due and payable pursuant to the terms thereof, the Administrator shall make demand upon the Swap Counterparty or the Cap Counterparty as applicable, for immediate payment, and the Indenture Trustee may, and at the direction of a majority (by Voting Interest) of the Noteholders shall, take any available legal action, including the prosecution of any claims in connection therewith. The Depositor and the Issuer shall cooperate with the Administrator and the Indenture Trustee in connection with any such demand or action to the extent reasonably requested by the Administrator or the Indenture Trustee. The reasonable legal fees and expenses incurred by the Indenture Trustee in connection with the prosecution of any such legal action shall be reimbursable to the Indenture Trustee from the Trust.

     (c) At any time when the Issuer is permitted to terminate the Swap Agreement or the Cap Agreement pursuant to the terms of such agreement (whether due to the occurrence of an event of default, a termination event or otherwise), the Indenture Trustee, on behalf of the Issuer, shall terminate such Swap Agreement or the Cap Agreement in writing (with a copy to the Administrator) (i) subject to the Rating Agency Condition or (ii) at the written direction of any Rating Agency; provided that prior to or simultaneously with any termination of the Swap Agreement or the Cap Agreement by the Issuer as a result of any downgrade of the ratings of the Swap Counterparty or the Cap Counterparty or their respective credit support providers, the Issuer shall have entered into a substitute Swap Agreement or Cap Agreement, as applicable.

     (d) In the event of an early termination of the Swap Agreement or the Cap Agreement, the Issuer shall enter into a substitute Swap Agreement or Cap Agreement, as applicable, (i) within 20 days after the termination of such existing Swap Agreement or Cap


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Agreement or (ii) prior to or simultaneously with the termination of the existing Swap Agreement or Cap Agreement as described in Section 4.7(c) above, with a substitute counterparty acceptable to the Rating Agencies. The Depositor, on behalf of the Issuer, shall send written notice to the Administrator, the Indenture Trustee and each Rating Agency, within 10 days of the termination of the existing Swap Agreement or Cap Agreement, as applicable, identifying a proposed counterparty with respect to the substitute Swap Agreement or Cap Agreement. Any proposed substitute counterparty shall be subject to the prior written approval of each Rating Agency.

     (e) Any up-front fee payable to a replacement Swap Counterparty or Cap Counterparty or other cost or expense associated with the Issuer's entering into a new Swap Agreement or Cap Agreement pursuant to this Section 4.7 shall be payable by or on behalf of the Issuer from any payment received by the Administrator in connection with any termination of the existing Swap Agreement or Cap Agreement, as applicable; provided, however, if such amount received is not sufficient to pay such up-front fee, the difference shall be paid pursuant to Section 4.1(d)(viii).

     (f) Any up-front premium payable to the Trust by a replacement Swap Counterparty or Cap Counterparty in connection with a replacement Swap Agreement or Cap Agreement shall be applied as part of the Interest Remittance Amount for distribution pursuant to the priorities provided in Section 4.1.

     (g) Promptly upon receipt of written notice of termination of the Swap Agreement or the Cap Agreement, the Administrator shall cause notice thereof to be mailed by first-class mail, postage prepaid, to each Rating Agency and the Noteholders at their last addresses appearing upon the Note Register.

     Section 4.8 Rights of Swap Counterparty.

     The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right, upon designation of an "Early Termination Date" (as defined in the Swap Agreement), to enforce its rights under this Agreement, which rights include but are not limited to the obligation of the Administrator (A) to pay any Net Swap Payment required pursuant to Section 4.1(b), (c) and (d) and any Swap Termination Payment required pursuant to Sections 4.1(b), (c) and (d) to the Swap Counterparty, (B) to establish and maintain the Note Payment Account, to make such deposits thereto, investments therein and payments therefrom as are required pursuant to Section 3.5. For the protection and enforcement of the provisions of this Section the Swap Counterparty shall be entitled to such relief as can be given either at law or in equity.


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                                   ARTICLE V

                                   [Reserved]

                                   ARTICLE VI

         THE DEPOSITOR, THE SERVICER, THE MASTER SERVICER AND THE SELLER

     Section 6.1 Respective Liabilities of the Depositor, the Servicer, the Master Servicer and the Seller.

     The Depositor, the Servicer, the Master Servicer and the Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     Section 6.2 Merger or Consolidation of the Depositor, Servicer, the Master Servicer and the Seller.

     (a) Other than as provided in the following paragraph, the Depositor, the Servicer, the Master Servicer and the Seller will each keep in full effect its existence, rights and franchises under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor, the Servicer, the Master Servicer or the Seller may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Servicer, the Master Servicer or the Seller shall be a party, or any person succeeding to the business of the Depositor, the Servicer, the Master Servicer or the Seller shall be the successor of the Depositor, the Master Servicer, the Servicer or the Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

     (b) Other than as provided in subsection (a) of this Section 6.2, in the event that the Servicer determines that it will no longer engage in the business of servicing residential mortgage loans, the Servicer shall so notify the Seller and the Depositor in writing. Upon receipt of such notice, the Seller may transfer the servicing of the Mortgage Loans from the Servicer to a successor mortgage loan servicing company acceptable to the Master Servicer, each Rating Agency, and the Residual Holder, and such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the resigning Servicer hereunder. If the Seller either (x) does not respond within thirty (30) calendar days to the notice delivered to it pursuant to the first sentence of this paragraph or (y) advises the Servicer in writing that the Seller does not intend to exercise its right to transfer the servicing, then the Servicer may assign its rights under this Agreement to a successor mortgage loan servicing


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company acceptable to the Seller, the Depositor, the Master Servicer, the
Indenture Trustee, each Rating Agency, and the Residual Holder, provided that
(i) each of the Seller, the Depositor, the Master Servicer, each Rating Agency, and the Residual Holder shall have delivered their consent to such assignment in writing to the Servicer and to each other such party, (ii) the consent of each Rating Agency shall be evidenced by a letter to the effect that the ratings assigned to any Class of Notes will not be qualified, reduced or withdrawn as a result of such transfer and (iii) the Servicer shall be liable for all costs associated with the transfer of servicing from the resigning Servicer to a successor Servicer; and provided, further, that the resigning Servicer shall indemnify the Trust, the Indenture Trustee, the Seller, the Master Servicer, the Depositor, the Administrator, each Noteholder, the successor Servicer and any Subservicer for, and hold each such party harmless against, any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, and judgments, and any and all other costs, fees and expenses, that any such party may sustain in any related to such assignment. No assignment by the Servicer shall become effective until the requirements of this paragraph have been satisfied and a successor Servicer shall have entered into an agreement pursuant to which such successor shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the resigning Servicer hereunder (other than those liabilities arising prior to the appointment of such successor, which shall continue to be the responsibility of the resigning Servicer). Any such assignment shall not relieve the resigning Servicer of responsibility for any of its liabilities, duties, responsibilities and obligations under this Agreement except to the extent that such liabilities, duties, responsibilities and obligations have been expressly assumed by the successor Servicer.

     Section 6.3 Limitation on Liability of the Depositor, the Master Servicer, the Servicer, the Seller and Others.

     None of the Depositor, the Master Servicer, the Administrator, the Servicer, the Seller or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Administrator, the Servicer or the Seller shall be under any liability to the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or any other Operative Document, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Administrator, the Servicer, the Seller or any such Person against any breach of representations or warranties made by it herein or in the Administration Agreement or protect the Depositor, the Master Servicer, the Administrator, the Servicer or the Seller or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Administrator, the Servicer, the Seller, the Custodian and any director, officer, employee or agent of the Depositor, the Master Servicer, the Administrator, the Servicer, the Seller or the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Administrator, the Servicer, the Seller and any director, officer, employee or agent of the Depositor, the Master Servicer, the Administrator, the Servicer or the Seller shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement, the Administration Agreement or the performance of their respective obligations hereunder or under


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any other Operative Document, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Master Servicer, the Administrator, the Servicer or the Seller shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Master Servicer, the Administrator, the Servicer or the Seller may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Indenture Trustee and the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Administrator, the Servicer and the Seller shall be entitled to be reimbursed therefor out of the Collection Account.

     Section 6.4 Limitation on Resignation of Servicer.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor Servicer and receipt by the Master Servicer of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Notes, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer. No such resignation shall become effective until the Master Servicer or a successor Servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.

     Section 6.5 Reporting Requirements of the Commission.

     Notwithstanding any other provision of this Agreement, each of the Servicer and the Master Servicer agrees to negotiate in good faith any amendment or modification (including an indemnification agreed to in connection therewith) to this Agreement as may be necessary, in the judgment of the Depositor and its counsel (as evidenced by an opinion of such counsel addressed to the Servicer and the Master Servicer), to comply with the requirements of Regulation AB and any interpretations thereof by the staff of the Commission.

                                  ARTICLE VII

                                DEFAULT; REPORTS

     Section 7.1 Events of Default.

     (a) "Servicer Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to (a) deposit in the Custodial Account or (b) remit to the Master Servicer any payment required to be made under the terms of this Agreement, which failure (x) in the case of clause
     (a) above, shall continue unremedied


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     for five days, or (y) in the case of clause (b) above, shall continue unremedied for one Business Day, after (in each case) the date upon which written notice of such failure shall have been given to the Servicer by the Master Servicer or the Depositor or to the Master Servicer by the Holders of Notes having not less than 50% of the Voting Interests evidenced by the Notes; or

          (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Noteholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Master Servicer, the Seller, or the Depositor, or to the Servicer and the Master Servicer by the Holders of Notes evidencing not less than 25% of the Voting Interests evidenced by the Notes; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

          (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Servicer, except to the extent that such failure does not, as evidenced by an Opinion of Counsel provided by the Servicer to the Seller, the Depositor, the Master Servicer and the Indenture Trustee to the effect that such failure does not have a materially adverse effect on the Servicer's ability to service the related Mortgage Loans, or on the Trust; or

          (vii) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer, or


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          (viii) any failure by the Servicer to timely perform any of its obligations under Sections 3.16 and 3.18; or

          (ix) any failure by the Servicer to timely perform its obligations to provide any information, data or materials required to be provided by it hereunder pursuant to Section 3.16 or Section 7.3, including any items required to be included in any Exchange Act report.

     Upon determination by the Master Servicer that a Servicer Event of Default has occurred, the Master Servicer (a) may terminate the Servicer hereunder, if in its judgment such termination is in the best interests of the Trust; or (b) shall terminate the Servicer hereunder, if instructed to do so by the Residual Holder or Noteholders evidencing not less than 50% of the Voting Interests evidenced by the Notes exercised in writing following delivery to such Holders by the Master Servicer of notice of the occurrence of such Servicer Event of Default pursuant to Section 7.2(b).

     Upon any such termination, the Seller shall enter into a substitute servicing arrangement with another mortgage loan servicing company acceptable to the Master Servicer, each Rating Agency and the Residual Holder, under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder. In no case shall the termination of the Servicer due to a Servicer Event of Default become effective until the successor Servicer (which may include the Master Servicer) has succeeded to the obligations of Servicer under this Agreement, and the terminated Servicer shall be obligated to continue servicing the Mortgage Loans pursuant to this Agreement and shall be entitled to all rights and protections provided to the Servicer under this Agreement until such time as the successor Servicer shall have assumed in writing all of the obligations of the Servicer under this Agreement (the "Termination Period"), as provided in Section 3.4(e) of this Agreement. During the Termination Period, neither the successor Servicer nor the Master Servicer shall be responsible for the lack of information and documents that it cannot reasonably obtain on a practicable basis under the circumstances. As compensation to the Master Servicer or the successor Servicer for any servicing obligations fulfilled or assumed by such party, such party shall be entitled, following the Termination Period, to any servicing compensation to which the terminated Servicer would have been entitled if such Servicer had not been terminated. Additionally, the successor Servicer (whether the Master Servicer or an entity appointed by the Seller) shall be entitled to be reimbursed by the Servicer (or from the Trust if the Servicer is unable to fulfill its obligations hereunder) for all reasonable "out-of-pocket" costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any reasonable "out-of-pocket" costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Servicer to service the Mortgage Loans properly and effectively.

     (b) Without regard to whether a Servicer Event of Default has occurred, upon the occurrence of a Servicer Termination Event, the Seller shall terminate the Servicer hereunder and appoint a successor mortgage loan servicing company acceptable to the Master Servicer, each


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Rating Agency and the Residual Holder, under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder.

     (c) Without regard to whether a Servicer Event of Default or a Servicer Termination Event has occurred, the Seller, as owner of the servicing rights with respect to the Mortgage Loans, shall retain the right, in its sole discretion and at any time with 30 days' advance notice, without cause, to terminate the Servicer (including any successor thereto) hereunder and appoint a successor mortgage loan servicing company acceptable to the Master Servicer, each Rating Agency and the Residual Holder, which mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder. Notwithstanding any provision in this Agreement to the contrary, in the event the Servicer is terminated pursuant to this Section 7.1(c), as a condition to such termination, the Servicer shall be fully reimbursed (i) by the successor Servicer or by the Seller (but not by the Master Servicer as successor Servicer) for all unreimbursed Advances, if any, made by it, and accrued and unpaid Servicing Fees, in each case on or prior to the date on which the servicing is transferred to a successor Servicer and (ii) by the Seller for any "out-of-pocket" costs incurred by the Servicer associated with the transfer of servicing by the Servicer.

     (d) Upon notice of termination of the Servicer pursuant to paragraph (a),
(b) or (c) of this Section 7.1, the Seller shall appoint a successor Servicer pursuant to Section 3.4.

     (e) Notwithstanding any termination of the activities of the Servicer hereunder and except as otherwise provided under Section 7.1(c), the Servicer shall be entitled to receive, out of any late collection of any payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.8(a)(i) through (vii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

     In no event shall the termination of the Servicer under this Agreement result in any diminution of the Servicer's right to reimbursement for any outstanding Advances or accrued and unpaid Servicing Fees due such Servicer at the time of termination. Except as otherwise provided under Section 7.1(c), the successor Servicer shall be obligated to promptly reimburse the terminated Servicer for outstanding Advances, if any, made by it, and accrued and unpaid Servicing Fees; provided, however, that such reimbursement obligation shall be limited to the funds available in the Custodial Account for such purposes pursuant to Sections 3.8(a)(ii), (iii) and (v) of this Agreement. In addition, any such reimbursement for outstanding Advances and accrued and unpaid Servicing Fees shall be made on a FIFO basis no later than the 18th day of each month, provided that the successor Servicer has received prior written notice from the appropriate party, pursuant to this Agreement, of such reimbursement amount, and provided, further, that the successor Servicer may in its discretion, but shall not be obligated to, fully reimburse the predecessor Servicer for any such outstanding Advances and accrued and unpaid Servicing Fees from its own funds. The Servicer shall continue to be entitled to the benefits of


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Section 6.3, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

     (f) "Master Servicer Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to remit to the Note Payment Account or the Certificate Distribution Account any amounts required to be remitted by it pursuant to this Agreement, which failure shall continue unremedied for one Business Day, after the date upon which written notice of such failure shall have been given to the Master Servicer by the Administrator, the Indenture Trustee, the Depositor or by the Holders of Notes having not less than 50% of the Voting Interests evidenced by the Notes provided, however, that such failure to timely deposit or remit shall not be considered a Master Servicer Event of Default if the Master Servicer and the Administrator are the same Person and such failure to timely deposit or remit does not delay payments to Noteholders; or

          (ii) any failure by the Master Servicer to duly perform, within the required time period and without notice, its obligations to comply with Sections 3A.10 and 3A.13; or

          (iii) any failure by the Master Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any information, data or materials required to be provided hereunder pursuant to Section 3A.9(a), including any items required to be included in any Exchange Act report; or

          (iv) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in
     Section 2.3, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee or to the Master Servicer, the Depositor and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Interests; or

          (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

          (vi) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or


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          (vii) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     If a Master Servicer Event of Default shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Indenture Trustee may, and at the written direction of the Holders of Notes evidencing not less than 50% of Voting Interests evidenced by the Notes, the Indenture Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Indenture Trustee or to the Indenture Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes (other than as a Holder of any Note) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section, and, without limitation, the Indenture Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Indenture Trustee or any other successor Master Servicer with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Indenture Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 6.3, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.1(f), the Indenture Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Indenture Trustee and such notice references the Notes, the Trust or this Agreement. The Indenture Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

     To the extent that the costs and expenses of the Indenture Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Indenture Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all master servicing files and all master servicing data and the


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completion, correction or manipulation of such master servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Indenture Trustee shall be entitled to reimbursement of such costs and expenses from the Note Payment Account which shall not be part of the Anniversary Year limitation.

     Section 7.2 Notification to Noteholders.

     (a) Upon any termination of or appointment of a successor to the Servicer, the Master Servicer shall give prompt written notice thereof to Noteholders and each Rating Agency.

     (b) Within 60 days after the occurrence of any Event of Default, the Indenture Trustee, in the case of a Master Servicer Event of Default, or the Master Servicer, in the case of a Servicer Event of Default, shall transmit by mail to all Noteholders notice of each such Event of Default hereunder known to the Indenture Trustee or the Master Servicer, as applicable, unless such Event of Default shall have been cured or waived.

     Section 7.3 Filings.

     (a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, the Administrator shall, in accordance with industry standards and the rules of the Commission as in effect from time to time (the "Rules"), prepare and file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), the reports on forms 8-K, 10-K and 10-D in respect of the Trust as and to the extent required under the Exchange Act, as set forth below.

     (b) Reports Filed on Form 8-K.

          (i) Within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Notes. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit M to the Depositor and the Administrator and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

          (ii) As set forth on Exhibit M hereto, for so long as the Trust is subject to Exchange Act reporting requirements, no later than noon New York City time on the 2nd Business Day after the occurrence of a Reportable Event (A) certain parties to this transaction shall be required to provide to the Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form


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     as otherwise agreed upon by the Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information, together with an Additional Disclosure Notification in the form of Exhibit R hereto (an "Additional Disclosure Notification"). The Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit M of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. AMC will be responsible for any reasonable fees and expenses assessed or incurred by the Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

          (iii) After preparing the Form 8-K, the Administrator shall forward electronically, no later than noon New York City time on the 2nd Business Day after the Reportable Event, a copy of the Form 8-K to the Exchange Act Signing Party for review and approval. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Administrator shall be entitled to assume that such Form 8-K is in final form. No later than noon New York City time on the 4th Business Day after the Reportable Event, a senior officer of the Exchange Act Signing Party shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Administrator s follow the procedures set forth in subsection (f) of this Section 7.3. Promptly (but no later than one Business Day) after filing with the Commission, the Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by it pursuant to this Section. The parties to this Agreement acknowledge that the performance by the Administrator of its duties under this Section related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 7.3(b). The Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

     (c) If directed to do so by the Depositor, on or before January 30, 2007, the Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust under the Exchange Act (a "Form 15"). The parties hereto hereby acknowledge that, in the event the Depositor shall, subsequent to the filing of a Form 15, offer any Retained Notes in an offering registered with the Commission, the Trust shall become subject to the Exchange Act reporting requirements at that time and, thereafter, prior to January 30 of the following calendar year, the Administrator shall, in accordance with industry standards, file a Form 15.


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     In connection with any registered offering of any of the Retained Notes:
(i) the Depositor shall cause to be prepared and filed the initial current report on Form 8-K required to be filed in connection with such offering; (ii) the Administrator shall file a report on Form 10-D for the Payment Date next following the month in which such offering occurs and, thereafter, any reports on forms 8-K, 10-K and 10-D in respect of the Trust as and to the extent required under the Exchange Act, as set forth in this Section 7.3 (other than the report referred to in clause (i) above); (iii) the Depositor shall be responsible for notifying the other parties to the transaction of such offering and that the obligations of such parties to provide information in connection with the Depositor's Exchange Act reporting requirements have been reinstated,
(iv) AMC shall notify the Administrator in writing not less than 10 days prior to the date on which such offering will be made; and (v) AMC shall be responsible for all reasonable fees and expenses incurred by the Administrator in connection with such offering, including its review and approval of any offering document and any amendment to any Operative Document made in connection with such offering.

     (d) Reports Filed on Form 10-K.

          (i) On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Administrator within the applicable time frames set forth in this Agreement and the other Operative Documents, (A) an annual compliance statement for the Servicer, any Subservicer and the Master Servicer, the Administrator, the Custodian, the Owner Trustee and any Servicing Function Participant engaged by such parties (each, a "Reporting Servicer"), (B)(I) the annual reports on assessment of compliance with the Relevant Servicing Criteria as set forth on Exhibit K for each Reporting Servicer and (II) if any Reporting Servicer's report on assessment of compliance with the Relevant Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with the Relevant Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (C)(I) the registered public accounting firm attestation report for each Reporting Servicer as required by the Operative Documents and (II) if any registered public accounting firm attestation report identifies any material instance of noncompliance with the Relevant Servicing Criteria, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (D) a Sarbanes-Oxley Certification. Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties set forth on Exhibit O to the Depositor and the Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.


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          (ii) As set forth on Exhibit O hereto, on or before March 15 of each year that the Trust is subject to Exchange Act reporting requirements, commencing in 2007, (A) the parties to this transaction shall be required to provide to the Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit O of their duties under this paragraph or proactively solicit or procure from such parties any Form 10-K Disclosure Information. AMC will be responsible for any reasonable fees and expenses assessed or incurred by the Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

          (iii) After preparing the Form 10-K, the Administrator shall forward electronically a copy of the Form 10-K to the Exchange Act Signing Party for review and approval. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of any written changes or approval, the Administrator shall be entitled to assume that such Form 10-K is in final form. No later than the close of business New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a duly authorized representative of the Exchange Act Signing Party shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Administrator will follow the procedures set forth in subsection (f) of this Section. Promptly (but no later than one Business Day) after filing with the Commission, the Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Administrator. The parties to this Agreement acknowledge that the performance by the Administrator of its duties under this Section 7.3(d) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under Sections 7.3(d), 3.18 and 3A.13 of this Agreement, Sections 4.05 and 6.14 of the Indenture and Section 6.11 of the Trust Agreement. The Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

          (iv) Each Form 10-K shall include the Sarbanes-Oxley Certification. The Administrator, the Paying Agent, the Servicer and the Master Servicer shall, and the Administrator, the Servicer, the Paying Agent and the Master Servicer (if applicable) shall cause any Servicing Function Participant engaged by it, to provide to the Exchange


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     Act Signing Party (the "Certifying Person"), on or before March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act a certification, (each, a "Back-Up Certification"), in the form attached hereto as Exhibit P-1 (or, in the case of (x) the Paying Agent, such other form as agreed to between the Paying Agent and the Exchange Act Signing Party, and (y) the Master Servicer and the Administrator, the form attached hereto as Exhibit P-2), upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer of the Exchange Act Signing Party shall serve as the Certifying Person on behalf of the Trust. In the event the Master Servicer, the Administrator, the Paying Agent or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, such party or Servicing Function Participant shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 7.3(d) with respect to the period of time it was subject to this Agreement.

          (v) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person's own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

          (vi) Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and
     (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be "no." The Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

     (e)  Reports Filed on Form 10-D.

          (i) Within 15 days after each Payment Date (subject to permitted extensions under the Exchange Act), the Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. Any disclosure in addition to the Payment Date Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit N to the Depositor and the Administrator and approved by the Depositor pursuant to the following paragraph and the Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.


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

          (ii) As set forth on Exhibit N hereto, within five calendar days after the related Payment Date, (A) the parties to this transaction shall be required to provide to the Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. AMC will be responsible for any reasonable fees and expenses assessed or incurred by the Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

          (iii) After preparing the Form 10-D, the Administrator shall forward electronically a copy of the Form 10-D to the Exchange Act Signing Party for review and approval. Within two Business Days after the receipt of such copy, but no later than the 12th calendar day after the Payment Date, the Depositor shall notify the Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Administrator shall be entitled to assume that such Form 10-D is in final form. No later than two Business Days prior to the 15th calendar day after the related Payment Date, a duly authorized representative of the Exchange Act Signing Party shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Administrator will follow the procedures set forth in subsection (f) of this Section. Promptly (but no later than one Business Day) after filing with the Commission, the Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Administrator. Each party to this Agreement acknowledges that the performance by the Administrator of its duties under this Section related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 7.3(f). The Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

          (iv) Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and
     (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Administrator in writing, no later than the fifth calendar day after the related Payment


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

     Date with respect to the filing of a report on Form 10-D if the answer to the questions should be "no." The Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

     (f) In the event that the Administrator becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Administrator will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement and each Subservicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Administrator will, upon receipt of all required information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended with respect to an additional disclosure item, the Administrator will notify the Depositor and any applicable party and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer or a duly authorized representative, as applicable, of the Exchange Act Signing Party. The parties to this Agreement acknowledge that the performance by the Administrator of its duties under this Section 7.3(g) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     (g) The fiscal year of the Trust for all filing purposes shall be the calendar year.

     Section 7.4 Reporting Requirements of the Commission.

     Notwithstanding any other provision of this Agreement, to the extent that, following the Closing Date, the contents of Forms 8-K, 10-K, 10-D or other Forms required by the Exchange Act and the rules and regulations of the Commission, or the time by which such Forms are required to be filed, differ from the provisions of this Agreement, the Administrator hereby agrees that it shall reasonably cooperate to amend the provisions of this Agreement (in accordance with Section 10.1) in order to comply with such amended reporting requirements. Any such amendment to this Agreement may result in the reduction or increase of the reports filed under the Exchange Act. Notwithstanding the foregoing, the Administrator shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.


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     Section 7.5 The Custodian.

     The Custodian shall be entitled to all of the benefits, rights (including any rights of indemnification and any rights of resignation) and immunities set forth in the Indenture with respect to the Indenture Trustee to the same extent as though each reference to the Indenture Trustee referred to the Custodian. The Master Servicer shall pay to the Custodian its ongoing custody safekeeping and release fees and its fees for trailing document review as specified in the letter dated October 10, 2006, from the Indenture Trustee to AMC and the letter dated October 18, 2006 (Revised), from the Master Servicer to AMC, each of which is retained on file with the Indenture Trustee and the Master Servicer. All other expenses, costs and any indemnities of the Custodian shall be the obligation of the Trust and shall be paid by the Administrator from funds in the Note Payment Account pursuant to Section 3.8(c).

                                  ARTICLE VIII

                                   [Reserved]

                                   ARTICLE IX

                                   TERMINATION

     Section 9.1 Termination upon Liquidation or Purchase of all Mortgage Loans.

     (a) The obligations and responsibilities of the Depositor, the Master Servicer, the Servicer, the Seller, the Administrator and the Indenture Trustee created hereby with respect to the Trust shall terminate upon the earlier of:

          (i) the purchase by the Residual Holder or its designee (or the Servicer, to the extent provided herein) of all Mortgage Loans (including REO Properties not otherwise disposed of pursuant to Section 3.11(i)) remaining in the Trust at a price equal to the sum of (A) 100% of the unpaid principal balance of each Mortgage Loan, (B) the lesser of (x) the appraised value of any REO Property as determined by a real estate broker meeting the qualifications, and applying broker's price opinion methodology, generally acceptable to residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property,
     (C) any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan and (D) any Swap Termination Payment payable to the Swap Counterparty as a result of a termination pursuant to this Section 9.1. In addition, such purchase price shall include with respect to the Mortgage Loans (including REO Properties) accrued and unpaid interest thereon, as determined by the Servicer, at the applicable Mortgage Rate, except to the extent the Servicer was not or would not be required to make a Delinquency Advance hereunder, and any and all amounts payable or reimbursable to the Servicer, the Master Servicer, the Custodian, the Administrator and/or the Indenture Trustee pursuant to the provisions of this Agreement; and


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

          (ii) the later of (A) the maturity or other liquidation (or any Delinquency Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and the disposition of all REO Property and (B) the payment to Noteholders and the Swap Counterparty of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof, and (ii) the Latest Possible Maturity Date.

     The right to purchase all Mortgage Loans and REO Properties pursuant to clause (i) above shall be conditioned upon the Pool Balance, at the time of any such repurchase, aggregating less than ten percent of the Cut-off Date Balance and the proceeds of such purchase being sufficient to pay the Notes in full.

     At any time after the Initial Optional Purchase Date, the Servicer may notify the Residual Holder in writing that the Servicer intends to purchase all of the Mortgage Loans and REO Properties for the purchase price specified in clause (i) above. If the Residual Holder does not exercise its option to purchase the Mortgage Loans and REO Properties as provided in this Section within 30 days following receipt of such notice, the Servicer may effect such purchase.

     (b) With respect to any purchase pursuant to subsection (a), upon deposit of the price determined pursuant to subsection (a)(i) in the Note Payment Account, the Issuer and the Indenture Trustee (or the Custodian on its behalf) shall release or cause to be released to the purchaser of each such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan (including appropriate instruments with respect to any REO Property), in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan sold pursuant hereto, and the purchaser of such Mortgage Loan shall succeed to all the Indenture Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Indenture Trustee or the Noteholders with respect thereto.

     Section 9.2 Final Payment on the Notes.

     If on any Determination Date the Administrator determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust other than the funds in the Collection Account, the Administrator shall promptly send a final payment notice to each Securityholder. If the Residual Holder elects to terminate the Trust pursuant to clause (a)(i) of Section 9.1, at least 20 days prior to the date notice is to be mailed to the affected Securityholders, the Residual Holder shall notify the Depositor, the Indenture Trustee and the Administrator of the date the Residual Holder intends to terminate the Trust and of the applicable repurchase price of the Mortgage Loans and REO Properties.

     Notice of any termination of the Trust, specifying the Payment Date on which Securityholders may surrender their Securities for payment of the final payment and


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

cancellation, shall be given promptly by the Administrator by letter to Securityholders, the Indenture Trustee and the Swap Counterparty, mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final payment. Any such notice shall specify (a) the Payment Date upon which final payment on the Securities will be made upon presentation and surrender of Securities at the office therein designated, (b) the amount of such final payment, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Securities at the office therein specified. The Administrator will give such notice to each Rating Agency at the time such notice is given to Securityholders.

     In the event such notice is given, the Administrator shall reimburse the Indenture Trustee, the Custodian, the Master Servicer and the Servicer (or Subservicer) for any amounts to be reimbursed to the Indenture Trustee, the Custodian, the Master Servicer or the Servicer (or Subservicer) pursuant to this Agreement from funds in the Collection Account prior to remitting the balance of the funds in the Collection Account to the Note Payment Account. The Administrator shall cause all remaining funds in the Collection Account to be remitted to the Administrator for deposit in the Note Payment Account on the Business Day prior to the applicable Payment Date in an amount equal to the sum of the final payment in respect of the Securities and any Swap Termination Payment owed to the Swap Counterparty (to the extent not paid on previous Payment Dates). Upon such final deposit with respect to the Trust and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Residual Holder or the Servicer, as applicable, the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Securities, the Administrator shall cause to be paid to the Noteholders of each Class and to the Certificate Distribution Account for application as provided in the Trust Agreement, in each case in the order set forth in Section 4.2 hereof, on the final Payment Date, and in the case of the Noteholders, in proportion to their respective Percentage Interests, with respect to Noteholders of the same Class, an amount equal to (i) as to each Class of Notes, the Class Principal Balance thereof plus accrued interest thereon (or on their Class Notional Amount, if applicable) in the case of an interest bearing Note, and (ii) as to the Certificate Distribution Account, the amount, if any, which remains on deposit in the Note Payment Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

     In the event that any affected Securityholders shall not surrender Securities for cancellation within six months after the date specified in the above-mentioned written notice, the Administrator shall give a second written notice to the remaining Securityholders to surrender their Securities for cancellation and receive the final payment with respect thereto. If within six months after the second notice all the applicable Securities shall not have been surrendered for cancellation, the Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Securityholders concerning surrender of their Securities, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust. If within one year after the second notice all Securities shall not have been surrendered for cancellation, the Residual Holder shall be entitled to all unclaimed funds and other assets held for payment to such Securityholders, which remain subject hereto.


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

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.1 Amendment.

     This Agreement may be amended from time to time by the Issuer, the Depositor, the Seller, the Servicer, the Master Servicer, the Administrator, the Custodian and the Indenture Trustee without the consent of any of the Noteholders or the Swap Counterparty (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes, the Trust Estate or this Agreement in any disclosure document pursuant to which any Notes were offered; to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add, with such Person's consent, to the duties of the Depositor, the Seller, the Servicer, the Master Servicer, the Administrator, the Custodian or the Indenture Trustee, (iv) to add any other provisions with respect to matters or questions arising hereunder, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or (vi) to comply with any rules promulgated by the Commission; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel addressed and delivered to the Indenture Trustee, the Administrator and the Swap Counterparty (which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Trust), adversely affect in any material respect the interests of any Noteholder or the Swap Counterparty; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Noteholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Notes; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Issuer, Depositor, the Seller, the Servicer, the Master Servicer, the Administrator, the Custodian and the Indenture Trustee also may at any time and from time to time amend this Agreement without the consent of the Noteholders or the Swap Counterparty, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to comply with any requirements of the Code, provided that the Indenture Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Indenture Trustee or the Trust, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

     This Agreement may also be amended from time to time by the Issuer, the Depositor, the Seller, the Servicer, the Master Servicer, the Administrator, the Custodian and the Indenture Trustee with the consent of the Swap Counterparty and the Holders of a Majority Interest of each Class of Notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Note without the consent of the Holder of such Note, (ii) adversely affect in any material respect the interests of the Holders of any Class of Notes in a manner other than as described in (i), without the consent of the Holders of Notes of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Notes the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Notes then outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Noteholders, the Swap Counterparty and the Indenture Trustee, the Administrator shall furnish written notification of the substance or a copy of such amendment to each Noteholder and each Rating Agency.

     It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

     Nothing in this Agreement shall require the Indenture Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Indenture Trustee or the Trust), satisfactory to the Indenture Trustee, that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Noteholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.1.

     Section 10.2 Recordation of Agreement; Counterparts.

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Administrator at its expense, but only upon direction by a majority of the Noteholders to the effect that such recordation materially and beneficially affects the interests of the Noteholders. However, the foregoing sentence notwithstanding, the Servicer may provide copies hereof to counsel, judicial officers and government agencies, or may cause this Agreement to be recorded, in any jurisdiction in which, in the Servicer's judgment, such disclosure or recording may facilitate foreclosure or other recovery with respect to any one or more of the Mortgage Loans.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.3 Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT

REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.4 Intention of Parties.

     It is the express intent of the Seller (as provided in the Sale Agreement) and the Depositor that the conveyance of the Trust Estate by the Depositor to the Issuer be, and be construed as, an absolute sale thereof to the Issuer. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Issuer. However, in the event that, notwithstanding the intent of such parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Issuer, for the benefit of the Noteholders, of a security interest in all of the assets that constitute the Trust Estate, whether now owned or hereafter acquired.

     The Depositor, for the benefit of the Noteholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Indenture Trustee for the benefit of the Noteholders.

     Section 10.5 Notices.

     (a) The Administrator shall use its best efforts to promptly provide notice to each Rating Agency and the Swap Counterparty with respect to each of the following of which it has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation or termination of the Servicer, the Master Servicer, the Administrator or the Indenture Trustee and the appointment of any successor;

          (iv) the repurchase or substitution of Mortgage Loans pursuant to
     Section 2.3 hereof; and

          (v) the final payment to Noteholders.

     In addition, the Administrator shall make available to each Rating Agency and the Swap Counterparty copies of the following:

          (i) Each report to Noteholders described in Section 4.5 hereof;

          (ii) Upon request, each annual statement as to compliance described in
     Section 7.3(d) hereof;

          (iii) Upon request, each assessment of compliance and attestation report described in Section 7.3(d) hereof; and

          (iv) Any notice of a purchase of a Mortgage Loan pursuant to Section 2.2, 2.3 or 3.11 hereof.

     (b) All directions, demands, authorizations, consents, waivers, communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, facsimile or courier to the applicable Notice Address. Notices to Noteholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Note Register.

     Section 10.6 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

     Section 10.7 Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided in Section 6.2, this Agreement may not be assigned by the Servicer without the prior written consent of the Master Servicer, the Indenture Trustee and the Depositor.

     Section 10.8 Limitation on Rights of Noteholders.

     The death or incapacity of any Noteholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Noteholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Noteholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Notes be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Master Servicer or the Indenture Trustee, as applicable, a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Notes evidencing not less than 25% of the Voting Interests evidenced by the Notes shall also have made written request to the Master Servicer or the Indenture Trustee, as applicable, to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Master Servicer or the Indenture Trustee, as applicable, such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Master Servicer or the Indenture Trustee, as applicable, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Master Servicer or the Indenture Trustee, as applicable, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 10.8, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.9 Inspection and Audit Rights.

     The Servicer agrees that, on five Business Days' prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor, the Indenture Trustee, the Master Servicer, the Administrator, during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Indenture Trustee, the Master Servicer or the Administrator, and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Indenture Trustee hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor, the Indenture Trustee, the Master Servicer or the Administrator, of any right under this Section 10.9 shall be borne by the party requesting such inspection (which, in the case of all reasonable out-of-pocket expenses of the Indenture Trustee, the Master Servicer or the Administrator, shall be reimbursable to such Person from funds then on deposit in the Note Payment Account); all other such expenses shall be borne by the Servicer or the related Subservicer. The party requesting such inspection agrees to hold all such information in confidence and shall not disclose such information without the consent of the Servicer (unless required by law or a court of applicable jurisdiction).

     Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 10.9 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business, except to the extent otherwise provided in this Agreement. Unless otherwise provided in this Agreement, the Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

     Section 10.10 Derivative Transactions

     At the discretion of the Seller, the Issuer shall enter into Passive Derivative contracts from time to time or Non-passive Derivative contracts at any time, so long as such action shall be for the benefit of the Noteholders; provided, however, that any counterparty to any such derivative contract shall not be an Affiliate of the Depositor. Any acquisition of a derivative contract shall be accompanied by (i) an appropriate amendment to this Agreement, and (ii) any Opinion of Counsel required by Section 10.1.

     All collections, proceeds and other amounts in respect of the derivative contracts payable by the derivative counterparty shall be distributed to the Notes on the Payment Date following receipt thereof by the Paying Agent.

     Any derivative contract that provides for any payment obligation on the part of the Issuer must (i) be without recourse to the assets of the Trust, (ii) contain a non-petition covenant provision from the derivative counterparty,
(iii) limit payment dates thereunder for payments, if any, by the Issuer to Payment Dates, (iv) contain a provision limiting any cash payments due to the derivative counterparty on any day under such derivative contract solely to funds available therefor in the Note Payment Account available to make payment to the Certificate Distribution Account and (v) provide for copies of all notices and correspondence to be provided to the Paying Agent.

     Each derivative contract must (i) provide for the direct payment of any amounts by the derivative counterparty thereunder to the Note Payment Account at least one Business Day prior to the related Payment Date, (ii) provide that in the event of the occurrence of an Event of Default under such derivatives contract, such derivative contract shall terminate upon the direction of a majority Percentage Interest of the Notes and (iii) prohibit the derivative counterparty from "setting-off" or "netting" other obligations of the Issuer against such derivative counterparty's payment obligations thereunder.

     The Seller shall determine, in its sole discretion, whether any derivative contract conforms to the requirements of this Section 10.10.

     Section 10.11 Limitations on Actions; No Proceedings.

     (a) Other than pursuant to this Agreement, or in connection with or incidental to the provisions or purposes of this Agreement, the trust created hereunder shall not (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity reorganize, liquidate or transfer all or substantially all of its assets to any other entity, or (iii) otherwise engage in any activity or exercise any power not provided for in this Agreement.

     (b) Notwithstanding any prior termination of this Agreement, the Indenture Trustee, the Administrator, the Master Servicer, the Servicer, the Seller and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, Indenture Trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

     Section 10.12 Mortgage Data.

     The Depositor hereby represents to S&P that, to the Depositor's knowledge, the information provided to such Rating Agency, including any loan level detail, is true and correct according to such Rating Agency's requirements.

     Section 10.13 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     Section 10.14 Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY OR ANY SECURITYHOLDER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

     Section 10.15 Execution by the Issuer.

     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

     Section 10.16 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.

     In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties hereto hereby agrees to provide to the Indenture Trustee upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

                                      * * *

     IN WITNESS WHEREOF, the Issuer, the Depositor, the Seller, the Servicer, the Master Servicer, the Custodian, the Administrator and the Indenture Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       AEGIS ASSET BACKED
                                       SECURITIES TRUST 2006-1


                                       By: WILMINGTON TRUST COMPANY, not in
                                           its individual capacity but solely
                                           as Owner Trustee


                                       By: /s/ Robert J. Perkins
                                           ------------------------------------
                                           Name: Robert J. Perkins
                                           Title: Sr. Financial Services Officer


                                       AEGIS ASSET BACKED SECURITIES
                                       CORPORATION,
                                       as Depositor


                                       By: /s/ Pat Walden
                                           -------------------------------------
                                           Name: Pat Walden
                                           Title: President


                                       AEGIS REIT CORPORATION,
                                       as Seller


                                       By: /s/ Pat Walden
                                           -------------------------------------
                                           Name: Pat Walden
                                           Title: Executive Vice President


                                       OCWEN LOAN SERVICING, LLC,
                                       as Servicer


                                       By: /s/ Richard Delgado
                                           -------------------------------------
                                           Name: Richard Delgado
                                           Title: Authorized Representative

                                       WELLS FARGO BANK, N.A.,
                                       as Master Servicer


                                       By: /s/ Stacey M. Taylor
                                           -------------------------------------
                                           Name: Stacey M. Taylor
                                           Title: Vice President


                                       WELLS FARGO BANK, N.A.,
                                       as Administrator


                                       By: /s/ Stacey M. Taylor
                                           -------------------------------------
                                           Name: Stacey M. Taylor
                                           Title: Vice President


                                       DEUTSCHE BANK NATIONAL TRUST
                                       COMPANY, not it its individual capacity
                                       but solely as Indenture Trustee and
                                       Custodian


                                       By: /s/ Karlene Benvenuto
                                           -------------------------------------
                                           Name: Karlene Benvenuto
                                           Title: Authorized Signer


                                       By: /s/ Melissa Wilman
                                           -------------------------------------
                                           Name: Melissa Wilman
                                           Title: Vice President

                                                                      Schedule I

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT A

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                                        _______________ __, 2005

Aegis Asset Backed Securities Corporation
3250 Briarpark, Suite 400
Houston, Texas 77042
Attention: Secondary Marketing

Aegis REIT Corporation
3250 Briarpark, Suite 400
Houston, Texas 77042
Attention: Secondary Marketing

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Corporate Trust Services (Aegis 2006-1)

Ocwen Loan Servicing, LLC
1661 Worthington Road
Centre Park West, Suite 100
West Palm Beach, Florida 33409
Attention: Secretary / AEGIS 2006-1

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration AG0601

                   AEGIS ASSET BACKED SECURITIES TRUST 2006-1
                              MORTGAGE BACKED NOTES

Ladies and Gentlemen:

     In accordance with Section 2.2 of the Transfer and Servicing Agreement dated as of October 1, 2006, among Aegis Asset Backed Securities Trust 2006-1, as Issuer, Aegis Asset Backed Securities Corporation, as Depositor, Aegis REIT Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer and Administrator, Ocwen Loan Servicing, LLC, as Servicer and Deutsche Bank National Trust Company, as Indenture Trustee and Custodian, the Custodian hereby certifies that it has received and is holding a Mortgage File with respect to each Mortgage Loan (other than any Mortgage Loan listed on the schedule of exceptions attached hereto) listed on Schedule I (a copy of which is attached hereto) to the Transfer and Servicing Agreement.

     In connection therewith, the Custodian has examined each Mortgage File to confirm that:

     (i) each Note (or, if applicable, a lost note affidavit) required to be included in the Mortgage File is in its possession; and

     (ii) the name of the related borrower set forth on each Note (or, if applicable, a lost note affidavit) required to be included on the Mortgage File is identical to the name of the related borrower set forth on the Mortgage Loan Schedule.

     The Custodian further certifies that the Custodian's initial review of each Mortgage File included each of the procedures relevant to an initial review set forth in Section 2.2 of the Transfer and Servicing Agreement.

     The Custodian has not (i) inspected, reviewed or examined any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose, any such documents, instruments, securities or other papers have actually been recorded or that any document that appears to be an original is in fact an original, is perfected or has priority or (ii) determined whether any Mortgage File should include any surety or guaranty, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                       as Custodian


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT B

                    FORM OF FINAL CERTIFICATION OF CUSTODIAN

                                                          _____________ __, 2005

Aegis Asset Backed Securities Corporation
3250 Briarpark, Suite 400
Houston, Texas 77042
Attention: Secondary Marketing

Aegis REIT Corporation
3250 Briarpark, Suite 400
Houston, Texas 77042
Attention: Secondary Marketing

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Corporate Trust Services (Aegis 2006-1)

Ocwen Loan Servicing, LLC
1661 Worthington Road
Centre Park West, Suite 100
West Palm Beach, Florida 33409
Attention: Secretary / AEGIS 2006-1

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration AG0601

                   AEGIS ASSET BACKED SECURITIES TRUST 2006-1
                              MORTGAGE BACKED NOTES

Ladies and Gentlemen:

     In accordance with Section 2.2 of the Transfer and Servicing Agreement dated as of October 1, 2006, among Aegis Asset Backed Securities Trust 2006-1, as Issuer, Aegis Asset Backed Securities Corporation, as Depositor, Aegis REIT Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer and Administrator, Ocwen Loan Servicing, LLC, as Servicer and Deutsche Bank National Trust Company, as Indenture Trustee and Custodian, the Custodian hereby certifies that it has received and is holding a Mortgage File with respect to each Mortgage

Loan (other than any Mortgage Loan listed on the schedule of exceptions attached hereto) listed on Schedule I (a copy of which is attached hereto) to the Transfer and Servicing Agreement.

     In connection therewith, the Custodian has examined each Mortgage File to confirm that:

          (i) each Note required to be included in the Mortgage File is in its possession;

          (ii) the name of the related borrower set forth on each Note (or, if applicable, a lost note affidavit) required to be included on the Mortgage File is identical to the name of the related borrower set forth on the Mortgage Loan Schedule;

          (iii) all documents required to be reviewed by the Custodian are in its possession;

          (iv) such documents have been reviewed by it and appear to relate to such Mortgage Loan and are not torn or mutilated; and

          (v) based on its examination and only as to the foregoing documents, the mortgage information set forth on the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File and each balance listed as the "Original Balance" on Schedule I to the Transfer and Servicing Agreement is identical to the original principal amount of the corresponding Note (or, if applicable, the amount set forth in a lost note affidavit).

     The Custodian further certifies that the Custodian's final review of each Mortgage File included each of the procedures relevant to the final review set forth in Section 2.2 of the Transfer and Servicing Agreement.

     The Custodian has not (i) inspected, reviewed or examined any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose, any such documents, instruments, securities or other papers have actually been recorded or that any document that appears to be an original is in fact an original, is perfected or has priority or (ii) determined whether any Mortgage File should include any surety or guaranty, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                       as Custodian


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT C

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  Deutsche Bank National Trust Company
     1761 East St. Andrew Place
     Santa Ana, California 92705
     Attention: Trust Administration AG0601

     Re: Transfer and Servicing Agreement dated as of October 1, 2006, among Aegis Asset Backed Securities Trust 2006-1, as Issuer, Aegis Asset Backed Securities Corporation, as Depositor, Aegis REIT Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer and Administrator, Ocwen Loan Servicing, LLC, as Servicer and Deutsche Bank National Trust Company, as Indenture Trustee and Custodian

     In connection with the administration of the Mortgage Loans held by you as Custodian pursuant to the above-captioned Transfer and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

[_]  1.   Mortgage Paid in Full

[_]  2.   Foreclosure

[_]  3.   Substitution

[_]  4.   Other Liquidation (Repurchases, etc.)

[_]  5.   Nonliquidation                            Reason:_________________

Address to which Custodian should       ____________________________________
Deliver the Custodian's Mortgage File   ____________________________________
                                        ____________________________________


                                       By:
                                           -------------------------------------

                                                     (authorized signer)
                                       Issuer:
                                               ---------------------------------
                                       Address:
                                                --------------------------------
                                       Date:
                                             -----------------------------------

Custodian

Deutsche Bank National Trust Company

Please acknowledge the execution of the above request by your signature and date below:


-------------------------------------   -----------------
Signature                               Date


Documents returned to Custodian:


-------------------------------------   -----------------
Custodian                               Date

                                    EXHIBIT D

                                   [Reserved]

                                    EXHIBIT E

                                   [Reserved]

                                    EXHIBIT F

                     FORM OF LIMITED POWER OF ATTORNEY TO BE
                PROVIDED TO THE SERVICER BY THE INDENTURE TRUSTEE

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Indenture Trustee (the "Indenture Trustee") pursuant to that Transfer and Servicing Agreement dated as of October 1, 2006 (the "Agreement") by and among Aegis Asset Backed Securities Trust 2006-1, as Issuer, Aegis Asset Backed Securities Corporation, as Depositor, Aegis REIT Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer and Administrator, Ocwen Loan Servicing, LLC, as Servicer, and Deutsche Bank National Trust Company, as Indenture Trustee and Custodian hereby constitutes and appoints [___], by and through the [___]'s officers, the Indenture Trustee's true and lawful Attorney-in-Fact, in the Indenture Trustee's name, place and stead and for the Indenture Trustee's benefit, in connection with all mortgage loans serviced by the [___] pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Indenture Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust" respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Indenture Trustee for various Noteholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which [___] is acting as the [___].

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

     1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

     2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

     3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

     4.   The completion of loan assumption agreements.

     5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

     6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

     7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

     8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

          a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

          b. the preparation and issuance of statements of breach or non-performance;

          c. the preparation and filing of notices of default and/or notices of sale;

          d. the cancellation/rescission of notices of default and/or notices of sale;

          e.   the taking of deed in lieu of foreclosure; and

          f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

     9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

          a.   listing agreements;

          b.   purchase and sale agreements;

          c. grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

          d.   escrow instructions; and

          e. any and all documents necessary to effect the transfer of property.

     10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of [___].

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by the [___] to the Indenture Trustee under the Agreement, or (ii) be construed to grant the [___] the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein. If the [___] receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the [___] shall promptly forward a copy of same to the Indenture Trustee.

This limited power of attorney is not intended to extend the powers granted to the [___] under the Agreement or to allow the [___] to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

The [___] hereby agrees to indemnify and hold the Indenture Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the [___] of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Indenture Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Indenture Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

                                    Deutsche Bank National Trust Company,
                                    as Indenture Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Acknowledged and Agreed
[Insert Name of Servicer/Master Servicer]


By:
    -----------------------------
Name:
Title:

STATE OF CALIFORNIA
COUNTY OF ____________

     On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Indenture Trustee for Aegis Asset Backed Securities Trust 2006-1 Mortgage Backed Notes, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

     WITNESS my hand and official seal.
              (SEAL)


                                            ------------------------------------
                                            Notary Public, State of California

                                    EXHIBIT G

                                   [Reserved]

                                    EXHIBIT H

                                 SWAP AGREEMENT

                                    EXHIBIT I

                                   [Reserved]

                                    EXHIBIT J

                                  CAP AGREEMENT

                                    EXHIBIT K

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

                                                                                   WELLS
                                                                                 FARGO AS
                                                                    PAYING        MASTER
                                                                  AGENT (IF     SERVICER,
                                                                    OTHER     ADMINISTRATOR
                                                                    THAN            AND
REGULATION AB                                                       WELLS         PAYING        OWNER
REFERENCE          SERVICING CRITERIA                  SERVICER     FARGO)        AGENT        TRUSTEE   CUSTODIAN
----------------   ---------------------------------   --------   ---------   --------------   -------   ---------
                   GENERAL SERVICING  CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are
                   instituted to monitor any
                   performance or other triggers          X                          X            X
                   and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing
                   activities are outsourced to
                   third parties, policies and
                   procedures are instituted to           X                          X            X          X
                   monitor the third party's
                   performance and compliance with
                   such servicing activities.

1122(d)(1)(iii)    Any requirements in the
                   transaction agreements to
                   maintain a back-up servicer for                                   X
                   the pool assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and
                   omissions policy is in effect on
                   the party participating in the
                   servicing function throughout          X                          X
                   the reporting period in the
                   amount of coverage required by
                   and otherwise in accordance with
                   the terms of the transaction
                   agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are
                   deposited into the appropriate
                   custodial bank accounts and
                   related bank clearing accounts
                   no more than two business days         X           X              X
                   following receipt, or such other
                   number of days specified in the
                   transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire
                   transfer on behalf of an obligor       X           X              X            X
                   or

                                                                                   WELLS
                                                                                 FARGO AS
                                                                    PAYING        MASTER
                                                                  AGENT (IF     SERVICER,
                                                                    OTHER     ADMINISTRATOR
                                                                    THAN            AND
REGULATION AB                                                       WELLS         PAYING        OWNER
REFERENCE          SERVICING CRITERIA                  SERVICER     FARGO)        AGENT        TRUSTEE   CUSTODIAN
----------------   ---------------------------------   --------   ---------   --------------   -------   ---------
                   to an investor are made only by
                   authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees
                   regarding collections, cash
                   flows or distributions, and any
                   interest or other fees charged         X                          X
                   for such advances, are made,
                   reviewed and approved as
                   specified in the transaction
                   agreements.

1122(d)(2)(iv)     The related accounts for the
                   transaction, such as cash
                   reserve accounts or accounts
                   established as a form of over          X           X              X            X
                   collateralization, are
                   separately maintained (e.g.,
                   with respect to commingling of
                   cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is
                   maintained at a federally
                   insured depository institution
                   as set forth in the transaction
                   agreements. For purposes of this       X                          X            X
                   criterion, "federally insured
                   depository institution" with
                   respect to a foreign financial
                   institution means a foreign
                   financial institution that meets
                   the requirements of Rule
                   13k-1(b)(1) of the Securities
                   Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded
                   so as to prevent unauthorized          X           X              X            X
                   access.

1122(d)(2)(vii)    Reconciliations are prepared on
                   a monthly basis for all
                   asset-backed securities related
                   bank accounts, including
                   custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A)                X           X              X            X
                   mathematically accurate; (B)
                   prepared within 30 calendar days
                   after the bank statement cutoff
                   date, or such other number of
                   days specified in the
                   transaction agreements; (C)
                   reviewed and approved by someone
                   other than the person who
                   prepared the

                                                                                   WELLS
                                                                                 FARGO AS
                                                                    PAYING        MASTER
                                                                  AGENT (IF     SERVICER,
                                                                    OTHER     ADMINISTRATOR
                                                                    THAN            AND
REGULATION AB                                                       WELLS         PAYING        OWNER
REFERENCE          SERVICING CRITERIA                  SERVICER     FARGO)        AGENT        TRUSTEE   CUSTODIAN
----------------   ---------------------------------   --------   ---------   --------------   -------   ---------
                   reconciliation; and (D)
                   contain explanations for
                   reconciling items. These
                   reconciling items are resolved
                   within 90 calendar days of their
                   original identification, or such
                   other number of days specified
                   in the transaction agreements.

                   INVESTOR REMITTANCES AND
                   REPORTING

1122(d)(3)(i)      Reports to investors, including
                   those to be filed with the
                   Commission, are maintained in
                   accordance with the transaction
                   agreements and applicable
                   Commission requirements.
                   Specifically, such reports (A)
                   are prepared in accordance with        X                          X            X
                   timeframes and other terms set
                   forth in the transaction
                   agreements; (B) provide
                   information calculated in
                   accordance with the terms
                   specified in the transaction
                   agreements; (C) are filed with
                   the Commission as required by
                   its rules and regulations; and
                   (D) agree with investors' or the
                   trustee's records as to the
                   total unpaid principal balance
                   and number of pool assets
                   serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are
                   allocated and remitted in
                   accordance with timeframes,
                   distribution priority and other        X                          X            X
                   terms set forth in the
                   transaction agreements.

1122(d)(3)(iii)    Disbursements made to an
                   investor are posted within two
                   business days to the Servicer's
                   investor records, or such other        X           X              X            X
                   number of days specified in the
                   transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors
                   per the investor reports agree         X           X              X            X

                                                                                   WELLS
                                                                                 FARGO AS
                                                                    PAYING        MASTER
                                                                  AGENT (IF     SERVICER,
                                                                    OTHER     ADMINISTRATOR
                                                                    THAN            AND
REGULATION AB                                                       WELLS         PAYING        OWNER
REFERENCE          SERVICING CRITERIA                  SERVICER     FARGO)        AGENT        TRUSTEE   CUSTODIAN
----------------   ---------------------------------   --------   ---------   --------------   -------   ---------
                   with cancelled checks, or other
                   form of payment, or custodial
                   bank statements.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool
                   assets is maintained as required
                   by the transaction agreements or       X                                                  X
                   related pool asset documents.

1122(d)(4)(ii)     Pool assets and related
                   documents are safeguarded as           X                                                  X
                   required by the transaction
                   agreements

1122(d)(4)(iii)    Any additions, removals or
                   substitutions to the asset pool
                   are made, reviewed and approved        X
                   in accordance with any
                   conditions or requirements in
                   the transaction agreements.

1122(d)(4)(iv)     Payments on pool assets,
                   including any payoffs, made in
                   accordance with the related pool
                   asset documents are posted to
                   the Servicer's obligor records
                   maintained no more than two
                   business days after receipt, or        X
                   such other number of days
                   specified in the transaction
                   agreements, and allocated to
                   principal, interest or other
                   items (e.g., escrow) in
                   accordance with the related pool
                   asset documents.

1122(d)(4)(v)      The Servicer's records regarding
                   the pool assets agree with the
                   Servicer's records with respect        X
                   to an obligor's unpaid principal
                   balance.

1122(d)(4)(vi)     Changes with respect to the
                   terms or status of an obligor's
                   pool assets (e.g., loan
                   modifications or re-agings) are        X
                   made, reviewed and approved by
                   authorized personnel in
                   accordance with the transaction
                   agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery
                   actions (e.g., forbearance             X
                   plans,

                                                                                   WELLS
                                                                                 FARGO AS
                                                                    PAYING        MASTER
                                                                  AGENT (IF     SERVICER,
                                                                    OTHER     ADMINISTRATOR
                                                                    THAN            AND
REGULATION AB                                                       WELLS         PAYING        OWNER
REFERENCE          SERVICING CRITERIA                  SERVICER     FARGO)        AGENT        TRUSTEE   CUSTODIAN
----------------   ---------------------------------   --------   ---------   --------------   -------   ---------
                   modifications and deeds
                   in lieu of foreclosure,
                   foreclosures and repossessions,
                   as applicable) are initiated,
                   conducted and concluded in
                   accordance with the timeframes
                   or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection
                   efforts are maintained during
                   the period a pool asset is
                   delinquent in accordance with
                   the transaction agreements. Such
                   records are maintained on at
                   least a monthly basis, or such
                   other period specified in the
                   transaction agreements, and
                   describe the entity's activities       X
                   in monitoring delinquent pool
                   assets including, for example,
                   phone calls, letters and payment
                   rescheduling plans in cases
                   where delinquency is deemed
                   temporary (e.g., illness or
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or
                   rates of return for pool assets
                   with variable rates are computed       X
                   based on the related pool asset
                   documents.

1122(d)(4)(x)      Regarding any funds held in
                   trust for an obligor (such as
                   escrow accounts): (A) such funds
                   are analyzed, in accordance with
                   the obligor's pool asset
                   documents, on at least an annual
                   basis, or such other period            X
                   specified in the transaction
                   agreements; (B) interest on such
                   funds is paid, or credited, to
                   obligors in accordance with
                   applicable pool asset documents
                   and state laws; and (C) such
                   funds are returned to the
                   obligor within 30 calendar days
                   of full repayment of the related
                   pool assets, or such other
                   number of days specified in the

                                                                                   WELLS
                                                                                 FARGO AS
                                                                    PAYING        MASTER
                                                                  AGENT (IF     SERVICER,
                                                                    OTHER     ADMINISTRATOR
                                                                    THAN            AND
REGULATION AB                                                       WELLS         PAYING        OWNER
REFERENCE          SERVICING CRITERIA                  SERVICER     FARGO)        AGENT        TRUSTEE   CUSTODIAN
----------------   ---------------------------------   --------   ---------   --------------   -------   ---------
                   transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an
                   obligor (such as tax or
                   insurance payments) are made on
                   or before the related penalty or
                   expiration dates, as indicated
                   on the appropriate bills or            X
                   notices for such payments,
                   provided that such support has
                   been received by the servicer at
                   least 30 calendar days prior to
                   these dates, or such other
                   number of days specified in the
                   transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in
                   connection with any payment to
                   be made on behalf of an obligor
                   are paid from the Servicer's           X
                   funds and not charged to the
                   obligor, unless the late payment
                   was due to the obligor's error
                   or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of
                   an obligor are posted within two
                   business days to the obligor's
                   records maintained by the              X
                   servicer, or such other number
                   of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and
                   uncollectible accounts are
                   recognized and recorded in             X                          X
                   accordance with the transaction
                   agreements.

1122(d)(4)(xv)     Any external enhancement or
                   other support, identified in
                   Item 1114(a)(1) through (3) or
                   Item 1115 of Regulation AB, is                                    X
                   maintained as set forth in the
                   transaction agreements.

                                    EXHIBIT L

                               TRANSACTION PARTIES

Indenture Trustee .................   Deutsche Bank National Trust Company

Owner Trustee .....................   Wilmington Trust Company

Administrator .....................   Wells Fargo Bank, N.A.

Master Servicer ...................   Wells Fargo Bank, N.A.

Custodian(s) ......................   Deutsche Bank National Trust Company

Credit Risk Manager ...............   N/A

PMI Insurer(s) ....................   N/A

Swap Counterparty .................   Bear Stearns Financial Products Inc.

Cap Counterparty ..................   Bear Stearns Financial Products Inc.

Servicer(s) .......................   Ocwen Loan Servicing, LLC

Subservicer(s) ....................   Aegis Mortgage Corporation

Originator(s) .....................   Aegis Funding Corporation
                                      Aegis Lending Corporation

Sponsor/Seller ....................   Aegis Mortgage Corporation

                                    EXHIBIT M

                        FORM 8-K DISCLOSURE INFORMATION*

                         FORM 8-K DISCLOSURE INFORMATION

--------------------------------------------------------------------------------
           ITEM ON FORM 8-K                         PARTY RESPONSIBLE
-------------------------------------   ----------------------------------------
   ITEM 1.01- ENTRY INTO A MATERIAL         All parties (with respect to any
         DEFINITIVE AGREEMENT             agreement entered into by such party)

Disclosure is required regarding
entry into or amendment of any
definitive agreement that is material
to the securitization, even if
depositor is not a party.

Examples: servicing agreement,
custodial agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus

ITEM 1.02- TERMINATION OF A MATERIAL        All parties (with respect to any
         DEFINITIVE AGREEMENT             agreement entered into by such party)

Disclosure is required regarding
termination of any definitive
agreement that is material to the
securitization (other than expiration
in accordance with its terms), even
if depositor is not a party.

Examples: servicing agreement,
custodial agreement.

ITEM 1.03- BANKRUPTCY OR RECEIVERSHIP                   Depositor

Disclosure is required regarding the
bankruptcy or receivership, with
respect to any of the following:

o    Sponsor (Seller)                          Depositor/Sponsor (Seller)

o    Depositor                                          Depositor

o    Master Servicer                                 Master Servicer

o    Affiliated Servicer                               Servicer(1)

o    Other Servicer servicing 20% or                   Servicer(1)
     more of the pool assets at the
     time of the report

o    Other material servicers                          Servicer(1)

o    Trustee                                Owner Trustee, Indenture Trustee

o    Administrator                                    Administrator

o    Significant Obligor                                Depositor

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
           ITEM ON FORM 8-K                         PARTY RESPONSIBLE
-------------------------------------   ----------------------------------------

o    Credit Enhancer (10% or more)                      Depositor

o    Derivative Counterparty                            Depositor

o    Custodian                                          Custodian

  ITEM 2.04- TRIGGERING EVENTS THAT                     Depositor
   ACCELERATE OR INCREASE A DIRECT                   Master Servicer
FINANCIAL OBLIGATION OR AN OBLIGATION                 Administrator
      UNDER AN OFF-BALANCE SHEET
             ARRANGEMENT

Includes an early amortization,
performance trigger or other event,
including event of default, that
would materially alter the payment
priority/distribution of cash
flows/amortization schedule.

Disclosure will be made of events
other than waterfall triggers which
are disclosed in the monthly
statements to the Securityholders.

 ITEM 3.03- MATERIAL MODIFICATION TO        Administrator, Indenture Trustee,
      RIGHTS OF SECURITY HOLDERS          Owner Trustee (with respect to each,
                                         only to the extent it is a party to any
                                                     such documents)

Disclosure is required of any                           Depositor
material modification to documents
defining the rights of
Securityholders, including the Trust
Agreement.

 ITEM 5.03- AMENDMENTS OF ARTICLES OF                   Depositor
  INCORPORATION OR BYLAWS; CHANGE OF
             FISCAL YEAR

Disclosure is required of any
amendment "to the governing documents
of the issuing entity".

   ITEM 6.01- ABS INFORMATIONAL AND                     Depositor
        COMPUTATIONAL MATERIAL

   ITEM 6.02- CHANGE OF SERVICER OR     Master Servicer/Administrator/Depositor/
            ADMINISTRATOR                        Servicer (as to itself)

Requires disclosure of any removal,
replacement, substitution or addition
of any master servicer, affiliated
servicer, other servicer servicing
10% or more of pool assets at time of
report, other material servicers or
trustee.

Regulation AB disclosure about any         Servicer/Master Servicer/Depositor
new servicer or master servicer is
also required.

Regulation AB disclosure about any         Successor Owner Trustee, successor
new Trustee is also required.                       Indenture Trustee

     ITEM 6.03- CHANGE IN CREDIT                 Depositor/Administrator
   ENHANCEMENT OR EXTERNAL SUPPORT

Covers termination of any enhancement
in

--------------------------------------------------------------------------------
                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
           ITEM ON FORM 8-K                         PARTY RESPONSIBLE
-------------------------------------   ----------------------------------------
manner other than by its terms, the
addition of an enhancement, or a
material change in the enhancement
provided. Applies to external credit
enhancements as well as derivatives.

Regulation AB disclosure about any                      Depositor
new enhancement provider is also
required.

ITEM 6.04- FAILURE TO MAKE A REQUIRED                 Administrator
             DISTRIBUTION

  ITEM 6.05- SECURITIES ACT UPDATING                    Depositor
              DISCLOSURE

If any material pool characteristic
differs by 5% or more at the time of
issuance of the securities from the
description in the final prospectus,
provide updated Regulation AB
disclosure about the actual asset
pool.

If there are any new servicers or                       Depositor
originators required to be disclosed
under Regulation AB as a result of
the foregoing, provide the
information called for in Items 1108
and 1110 respectively.

 ITEM 7.01- REGULATION FD DISCLOSURE      All parties (excluding the Indenture
                                               Trustee and the Custodian)

       ITEM 8.01- OTHER EVENTS                          Depositor

   Any event, with respect to which
 information is not otherwise called
 for in Form 8-K, that the registrant
        deems of importance to
           Securityholders.

ITEM 9.01- FINANCIAL STATEMENTS AND         Responsible party for reporting/
               EXHIBITS                   disclosing the financial statement or
                                                         exhibit

* Notwithstanding anything to the contrary contained in this Agreement, Ocwen Loan Servicing, LLC shall not be responsible for providing disclosure for any Subservicer or Subcontractor employed by AMC.

                                    EXHIBIT N

                  ADDITIONAL FORM 10-D DISCLOSURE INFORMATION*

                         ADDITIONAL FORM 10-D DISCLOSURE

--------------------------------------------------------------------------------
          ITEM ON FORM 10-D                        PARTY RESPONSIBLE
-------------------------------------   ----------------------------------------
     ITEM 1: DISTRIBUTION AND POOL
       PERFORMANCE INFORMATION

Information included in the Payment                     Servicer
Date Statement                                       Master Servicer
                                                      Administrator

Any information required by 1121                        Depositor
which is NOT included on the Payment
Date Statement

      ITEM 2: LEGAL PROCEEDINGS

Any legal proceeding pending against
the following entities or their
respective property, that is material
to Securityholders, including any
proceedings known to be contemplated
by governmental authorities:

o Issuing Entity (Trust Fund)              Owner Trustee, Master Servicer,
                                             Administrator and Depositor

o Sponsor (Seller)                         Seller (if a party to the Trust
                                                 Agreement) or Depositor

o Depositor                                             Depositor

o Trustee                                  Owner Trustee, Indenture Trustee

o Administrator                                      Administrator

o Master Servicer                                   Master Servicer

o Custodian                                            Custodian

o 1110(b) Originator

     Depositor

o Any 1108(a)(2) Servicer (other than
the Master Servicer or Administrator)                   Servicer

o Any other party contemplated by
1100(d)(1)                                              Depositor

ITEM 3: SALE OF SECURITIES AND USE OF
         PROCEEDS                                       Depositor

Information from Item 2(a) of Part II
of Form 10-Q:

With respect to any sale of
securities by the sponsor, depositor
or issuing entity, that are backed by
the same asset pool or are otherwise
issued by the issuing entity, whether
or not registered, provide the sales
and use of proceeds

                         ADDITIONAL FORM 10-D DISCLOSURE

--------------------------------------------------------------------------------
          ITEM ON FORM 10-D                        PARTY RESPONSIBLE
-------------------------------------   ----------------------------------------

information in Item 701 of Regulation
S-K. Pricing information can be
omitted if securities were not
registered.

    ITEM 4: DEFAULTS UPON SENIOR                      Administrator
             SECURITIES                     Owner Trustee, Indenture Trustee

Information from Item 3 of Part II of
Form 10-Q:

Report the occurrence of any Event of
Default (after expiration of any
grace period and provision of any
required notice)

 ITEM 5: SUBMISSION OF MATTERS TO A     Master Servicer, Administrator or party
      VOTE OF SECURITY HOLDERS              requesting submission to a vote


Information from Item 4 of Part II of
Form 10-Q

ITEM 6: SIGNIFICANT OBLIGORS OF POOL                    Depositor
               ASSETS

Item 1112(b) - Significant Obligor
Financial Information*

*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Item.

   ITEM 7: SIGNIFICANT ENHANCEMENT
        PROVIDER INFORMATION

Item 1114(b)(2) - Credit Enhancement
Provider Financial Information*

o Determining applicable disclosure                     Depositor
threshold

o Requesting required financial                         Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation
by reference

      Item 1115(b) - Derivative
 Counterparty Financial Information*

o Determining current maximum                           Depositor
probable exposure

o Determining current significance                      Depositor
percentage

o Requesting required financial                         Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation
by reference

*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Items.

                         ADDITIONAL FORM 10-D DISCLOSURE

--------------------------------------------------------------------------------
          ITEM ON FORM 10-D                        PARTY RESPONSIBLE
-------------------------------------   ----------------------------------------

      ITEM 8: OTHER INFORMATION

Disclose any information required to    The party responsible for the applicable
be reported on Form 8-K during the      Form 8-K Disclosure item, as indicated
period covered by the Form 10-D but                  on Exhibit M
not reported

           ITEM 9: EXHIBITS

Monthly Statement to Securityholders                   Administrator

Exhibits required by Item 601 of                        Depositor
Regulation S-K, such as material
agreements

*Notwithstanding anything to the contrary contained in this Agreement, Ocwen Loan Servicing, LLC shall not be responsible for providing disclosure for any Subservicer or Subcontractor employed by AMC.

                                    EXHIBIT O

                  ADDITIONAL FORM 10-K DISCLOSURE INFORMATION*

                         ADDITIONAL FORM 10-K DISCLOSURE

--------------------------------------------------------------------------------
          ITEM ON FORM 10-K                         PARTY RESPONSIBLE
-------------------------------------   ----------------------------------------
  ITEM 1B: UNRESOLVED STAFF COMMENTS                    Depositor

      ITEM 9B: OTHER INFORMATION          The party responsible for disclosure
Disclose any information required to        items on Form 8-K as indicated on
be reported on Form 8-K during the                      Exhibit M
fourth quarter covered by the Form
10-K but not reported

     ITEM 15: EXHIBITS, FINANCIAL                     Administrator
         STATEMENT SCHEDULES                            Depositor

     REGULATION AB ITEM 1112(b):
SIGNIFICANT OBLIGORS OF POOL ASSETS

Significant Obligor Financial
Information*                                            Depositor

*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Item.

REGULATION AB ITEM 1114(b)(2): CREDIT
   ENHANCEMENT PROVIDER FINANCIAL
             INFORMATION

o    Determining applicable
     disclosure threshold                               Depositor

o    Requesting required financial                      Depositor
     information (including any
     required accountants' consent to
     the use thereof) or effecting
     incorporation by reference

*    This information need only be
     reported on the Form 10-D for
     the distribution period in which
     updated information is required
     pursuant to the Items.

     REGULATION AB ITEM 1115(b):
  DERIVATIVE COUNTERPARTY FINANCIAL
             INFORMATION

o    Determining current maximum                        Depositor
     probable exposure

o    Determining current significance                   Depositor
     percentage

o    Requesting required financial                      Depositor
     information (including any
     required accountants' consent to
     the use thereof) or effecting
     incorporation by reference

* This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the

                         ADDITIONAL FORM 10-K DISCLOSURE

--------------------------------------------------------------------------------
          ITEM ON FORM 10-K                         PARTY RESPONSIBLE
-------------------------------------   ----------------------------------------
Items.

   REGULATION AB ITEM 1117: LEGAL
             PROCEEDINGS

Any legal proceeding pending against
the following entities or their
respective property, that is material
to Securityholders, including any
proceeding known to be contemplated
by governmental authorities:

o    Issuing Entity (Trust Fund)        Indenture Trustee, Owner Trustee, Master
                                          Servicer, Administrator and Depositor

o    Sponsor (Seller)                        Seller (if a party to the Trust
                                                 Agreement) or Depositor

o    Depositor                                          Depositor

o    Trustee                                Indenture Trustee, Owner Trustee

o    Administrator                                    Administrator

o    Master Servicer                                Master Servicer

o    Custodian                                          Custodian

o    1110(b) Originator                                 Depositor

o    Any 1108(a)(2) Servicer (other                     Servicer
     than the Master Servicer or
     Administrator)

o    Any other party contemplated by                    Depositor
     1100(d)(1)

REGULATION AB ITEM 1119: AFFILIATIONS
          AND RELATIONSHIPS

Whether (a) the Sponsor (Seller),                  Depositor as to (a)
Depositor or Issuing Entity is an
affiliate of the following parties,
and (b) to the extent known and
material, any of the following
parties are affiliated with one
another:

o    Master Servicer                                 Master Servicer

o    Administrator                                    Administrator

o    Trustee                                Indenture Trustee, Owner Trustee

o    Any other 1108(a)(3) servicer                      Servicer

o    Any 1110 Originator                                Depositor

o    Any 1112(b) Significant Obligor                    Depositor

o    Any 1114 Credit Enhancement                        Depositor
     Provider

o    Any 1115 Derivate Counterparty                     Depositor
     Provider

o    Any other 1101(d)(1) material party                Depositor

Whether there are any "outside the                 Depositor as to (a)
ordinary course business
arrangements" other than would be
obtained in an arm's length
transaction between (a) the Sponsor
(Seller), Depositor or Issuing Entity
on the one hand, and (b) any of the
following parties (or their
affiliates) on the other hand, that
exist currently or within the past
two years and that are material to a
Securityholder's understanding of the
Certificates:

                         ADDITIONAL FORM 10-K DISCLOSURE

--------------------------------------------------------------------------------
          ITEM ON FORM 10-K                         PARTY RESPONSIBLE
-------------------------------------   ----------------------------------------
o    Master Servicer                                 Master Servicer

o    Administrator                                    Administrator

o    Trustee                                    Depositor, Owner Trustee

o    Any other 1108(a)(3) servicer                      Servicer

o    Any 1110 Originator                                Depositor

o    Any 1112(b) Significant Obligor                    Depositor

o    Any 1114 Credit Enhancement                        Depositor
     Provider
                                                        Depositor
o    Any 1115 Derivate Counterparty
     Provider                                           Depositor

o    Any other 1101(d)(1) material
     party

Whether there are any specific                     Depositor as to (a)
relationships involving the
transaction or the pool assets
between (a) the Sponsor (Seller),
Depositor or Issuing Entity on the
one hand, and (b) any of the
following parties (or their
affiliates) on the other hand, that
exist currently or within the past
two years and that are material:

o    Master Servicer                                 Master Servicer

o    Administrator                                    Administrator

o    Trustee                                    Depositor, Owner Trustee

o    Any other 1108(a)(3) servicer                      Servicer

o    Any 1110 Originator                                Depositor

o    Any 1112(b) Significant Obligor                    Depositor

o    Any 1114 Credit Enhancement                        Depositor
     Provider
                                                        Depositor
o    Any 1115 Derivate Counterparty
     Provider                                           Depositor

o    Any other 1101(d)(1) material
     party

* Notwithstanding anything to the contrary contained in this Agreement, Ocwen Loan Servicing, LLC shall not be responsible for providing disclosure for any Subservicer or Subcontractor employed by AMC.

                                   EXHIBIT P-1

                  FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

[          ]
[          ]
[          ]

     Re:  AEGIS 2006-1

     [_______], the [_______] of [_______] (the "Company") hereby certifies to the Depositor, the Master Servicer and the Administrator, and each of their officers, directors and affiliates that:

          (1) I have reviewed [the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"),] the report on assessment of the Company's compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to any of the Depositor, the Master Servicer and the Administrator pursuant to the Agreement (collectively, the "Company Servicing Information");

          (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

          (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Administrator;

          (4) I am responsible for reviewing the activities performed by [_______] as [_______] under the Transfer and Servicing Agreement (the "Agreement"), and based on my knowledge [and the compliance review conducted in preparing the Compliance Statement] and except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and


                                      P-1-1

          (5) [The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and] [The] [the] Servicing Assessment and Attestation Report required to be provided by the Company and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Administrator. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Administrator. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

     Capitalized terms used but not defined herein have the meanings ascribed to them in the Transfer and Servicing Agreement, dated as of October 1, 2006 (the "Transfer and Servicing Agreement") by and among Aegis Asset Backed Securities Trust 2006-1, as Issuer, Aegis REIT Corporation, as Seller, Aegis Asset Backed Securities Corporation, as Depositor, Deutsche Bank National Trust Company, as Indenture Trustee, Wells Fargo Bank, N.A., as Master Servicer and Administrator and Ocwen Loan Servicing, as Servicer.

                                                   [_______]
                                                       as [_______]
                                               By:

                                        Name:
                                        Title:
                                        Date:


                                      P-1-2

                                   EXHIBIT P-2

    FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION TO BE PROVIDED BY THE
                        MASTER SERVICER AND ADMINISTRATOR

Re: Transfer and Servicing Agreement dated as of October 1, 2006, among Aegis Asset Backed Securities Trust 2006-1, as Issuer, Aegis REIT Corporation, as Seller, Aegis Asset Backed Securities Corporation, as Depositor, Deutsche Bank National Trust Company, as Indenture Trustee and Custodian, Wells Fargo Bank, N.A., as Master Servicer and Administrator and Ocwen Loan Servicing, LLC as Servicer

     The Administrator and the Master Servicer hereby certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          (1) I have reviewed the servicer compliance statements of the Master Servicer and the Administrator provided in accordance with Item 1123 of Regulation AB (each, a "Compliance Statement"), the reports on assessment of such parties' compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each, a "Servicing Assessment"), the registered public accounting firms' attestation reports provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (each, an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Master Servicer and the Administrator during 200[ ] that were delivered by the Master Servicer and the Administrator to the Depositor and the Administrator pursuant to the Agreements (collectively, the "Company Servicing Information");

          (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

          (3) I am responsible for reviewing the activities performed by Wells Fargo Bank, N.A. as Master Servicer and Administrator under the Transfer and Servicing Agreement and the Administration Agreement (the "Agreements"), and based on my knowledge and the compliance review conducted in preparing the Compliance Statements and except as disclosed in the Compliance Statements, the Servicing Assessments or the Attestation Reports, the Master Servicer and the Administrator have fulfilled their obligations under the Agreements in all material respects;

          (4) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of


                                      P-2-1
     period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

          (5) To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

          (6) To my knowledge, the distribution information required to be provided by the Administrator under the Agreements for inclusion in the Reports is included in the Reports; and

          (7) The Servicing Assessments and Attestation Reports applicable to the Master Servicer and the Administrator and each Subcontractor utilized by the Master Servicer or the Administrator required to be included in the Annual Report pursuant to the Transfer and Servicing Agreement have been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

          In giving the certifications above, the Master Servicer and the Administrator have reasonably relied on information provided by the following unaffiliated parties: [names of servicer(s), subservicer(s), depositor, owner trustee, custodian(s)]

Date:
      ----------------------------------

----------------------------------------
[Signature]
[Title]


                                      P-2-2

                                    EXHIBIT Q

                                   [Reserved]

                                    EXHIBIT R

                       ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A., as Administrator
Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services - Aegis 2006-1 - SEC Report Processing

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

     Ladies and Gentlemen:

          In accordance with Section [ ] of the Transfer and Servicing Agreement, dated as of October 1, 2006, by and among AEGIS ASSET BACKED SECURITIES TRUST 2006-1, AEGIS ASSET BACKED SECURITIES CORPORATION, AEGIS REIT CORPORATION, WELLS FARGO BANK, N.A., OCWEN LOAN SERVICING, LLC And DEUTSCHE BANK
NATIONAL TRUST COMPANY, the undersigned, as [      ], hereby notifies you that
certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

          Any inquiries related to this notification should be directed to
[     ], phone number: [      ]; email address: [      ].

                                        [NAME OF PARTY],
                                        as [role]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

cc:  Aegis Asset Backed Securities Corporation
     3250 Briarpark, Suite 400
     Houston, Texas 77042


                                       R-2